Exhibit 3.5(b)

SECOND AMENDMENT TO
COMBINED AMENDMENT TO JOINT VENTURE AGREEMENTS

THIS SECOND AMENDMENT TO COMBINED AMENDMENT TO JOINT VENTURE AGREEMENTS is entered into as of this 5th day of August, 2005, by and among LEGAV Corporation, a California corporation (“LEGAV Golf’), GCL Corporation, a California corporation (“GCL”), LEGAV COMMERCIAL PROPERTY CORPORATION, a California corporation (“LEGAV Commercial”), and Emerald Development Group, LLC, a California limited liability company (“Emerald”).

WHEREAS, the parties hereto are parties to that certain Combined Amendment to Joint Venture Agreements dated as of January 1, 2004, as amended by the First Amendment to Combined Amendment to Joint Venture dated March 26, 2004 (the “Agreement”);

WHEREAS, the parties desire to amend the Agreement in certain respects.

NOW, THEREFORE, BE IT AGREED, as follows:

1.  Defined Terms. Capitalized terms used herein and not otherwise defined are defined in the Agreement. In the event of any conflict between a definition in the Agreement and this Second Amendment, the meaning in this Second Amendment shall apply.

2.  Miscellaneous Changes to the Agreement.

a)  Section 6(e) is hereby amended by adding the following at the end thereof: In the event the Shea Release Agreement is included as an exhibit(s) to a purchase and sale agreement with Shea executed by the Joint Ventures (the “PSA Agreement”), then for the purposes of this Section 6(e), the three percent (3%) shall be deemed earned on the date the Deposit becomes “nonrefundable to the purchaser (and such nonrefundability is not being contested by Shea)” as provided in the PSA Agreement. The Shea Incentive Payment shall not be deemed earned nor the preferred return of 8% per annum on the Shea Incentive Payment commence until the Shea Recordation Date or Shea Option Recordation Date as provided in Section 7(b).

b)  Section 7(b) of the Agreement is hereby amended by adding the following at the end thereof: “For purposes of this Section 7(b) the Shea Release Agreement shall be deemed to have been executed on (i) the (x) closing of the PSA Agreement and the execution and delivery to the Joint Ventures of the Exhibits attached to the PSA which release the Shea Restrictions or (y) closing, execution and delivery to the Joint Ventures of another agreement with Shea, subject to the approval by the Ventures in accordance with the terms of this Agreement, which releases the Shea Restrictions before July 1, 2007 (which date can be extended up to 12 months as provided in Section 13.6 of the Development Agreement, as amended) (collectively, the “Shea Recordation Date”), or (ii) if CCA Venturers, in its sole and absolute discretion, with no obligation, elects to exercise the option to purchase the Shea Release pursuant to the terms of the PSA Agreement (the “Option”), closes the Option and receives the executed documents by Shea to release the Shea Restrictions (the “Shea Option Recordation Date”). Notwithstanding anything to the contrary, in no event will the preferred return of 8% per annum (not compounded) on the Shea Incentive Payment under Section 8(b), accrue or be payable for the period after May 1, 2006, the termination date of the PSA Agreement or such later termination date as agreed to in writing by Shea and the Joint Ventures.

c)  Section 7(c) of the Agreement is hereby amended to read in its entirety as follows: “The City has approved the issuance of CFD Bonds in the gross amount of $37,500,000. The projected net proceeds from the CFD Bonds are $29,150,000. Emerald shall be entitled to a special profits interest in the Joint Ventures (the “CFD Incentive Payment”) as follows:

(1)  If the Development Property is sold to Shea pursuant to the PSA Agreement, then the CFD Incentive Payment will equal (i) $7,516,250, which represents 35% of the projected net CFD Bond (i.e., $29,150,000) proceeds in excess of $7,675,000, plus (ii) 8% per annum (not compounded) of the amount set forth in clause (i) from April 20, 2005;

(2)  if the purchaser of the Development Property is not Shea, but the price is derived in a manner that takes into account the availability to the purchaser of the net proceeds of the CFD Bonds (analogous to how those proceeds were taken into account in the letter of intent with Shea with the same effect to increase the purchase price, then the CFD Incentive Payment will equal (i) $7,516,250, plus (ii) 8% per annum (not compounded) of the amount set forth in clause (i) from April 20, 2005 (the date of the City’s adoption of Notice of Formation of the CFD).

(3)  In the event that the Development Property is sold in a manner that results in the benefit to the Joint Ventures from the CFD Bond proceeds being received in stages rather than all at once, the CFD Incentive Payment will be paid on a pro rata basis (based on the ratio of the gross acreage of the portion of the Development Property sold to the total

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Development Property, in each case excluding the portion of the Development Property transferred to the City for purposes of a community center) as each portion of the Development Property (other than the community center) is sold. The amount to be paid shall be based on the portion of the Development Property sold at each closing. In the event a portion of the Development Property has been sold prior to the time the CFD Incentive Payment becomes due, the pro rata amounts that would have been due in connection with the sale of that portion shall be paid at the time of the sale of the next portion of the Development Property.”

d)       Exhibit E to the Development Agreement and the Agreement is hereby amended to read as set forth on Exhibit E hereto. The distributions reflected on Exhibit E under the heading “Exhibit E-4 Distribution Summary and Exhibit E-5 Profit Distributions and Allocations” will be adjusted only to the extent that the assumptions and calculations set forth thereon relating to actual costs, dates, selling price and terms of sale are different from those reflected on Exhibits E-4 and E-5, and the closing of the sale occurs. The parties agree not to renegotiate the process for determining the distributions to the parties set forth on Exhibits E-4 and E-5; any adjustments shall be subject only to the matters set forth in the sentence above. The parties agree that the Advance Payments (defined below), closing costs associated with the sale of the Development Property, the asset management fee in Section 8(g)(4), legal fees incurred by CCA Venturers or Emerald on the Project (excluding any fees incurred to negotiate the agreement between the parties or from any disputes concerning the Agreement), and the Administrative Fee are Project Expenses.

e)       A new Section 8(i) is hereby added to the Agreement to read in its entirety as follows: “Section 8(g)(3) provides that Emerald’s share of the Net Proceeds for Distribution will include a preferred return at the rate of 8% per annum (not compounded) from the date its percentage interest is earned until paid. In the event that the Development Property is sold with a portion of the price being deferred, so Emerald does not, as part of the initial distribution of Available Funds, receive all Net Proceeds for Distribution to which it would be entitled as part of the initial distribution of Available Funds at closing, then Emerald’s share of any remaining Net Proceeds for Distribution will cease to earn the 8% (not compounded), but will continue to accrue a preferred return at the rate of 5% per annum (not compounded), until such time as there are sufficient Available Funds to distribute to Emerald its remaining Percentage Interest of Net Proceeds for Distribution. The payment of the 5% preferred return

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on Emerald’s Percentage Interest shall be disbursed first to Emerald on the next distribution prior to the determination of Net Proceeds for Distribution.

3.  Changes to Section 9 of the Agreement.

Section 9 of the Agreement, which was previously deleted, is hereby added back, to the Agreement and shall read in its entirety as follows:

9.       Miscellaneous Allocations and Distributions.

a) Concurrently with the execution of the Second Amendment to this Agreement, the CCA Venturers will advance to the Joint Ventures the amount necessary to pay an advance cash payment of the CFD Incentive Fee to Emerald of $500,000, which $500,000 advance cash payment is nonrefundable, and will set aside in an escrow account with a title company reasonably acceptable to both parties an additional $2,000,000 (the “$2,000,000 and $500,000 are collectively the “Advance Payments”). The additional $2,000,000 will be distributed to Emerald at the date the Deposit becomes “nonrefundable to the purchaser (and such nonrefundability is not being contested by Shea)” as provided in the PSA Agreement. The Advance Payments received by Emerald under this section shall be treated as an advance payment of the CFD Incentive Payment otherwise payable under Section 7(c), Section 8(c), and Section 12. Emerald shall not be entitled to the 8% preferred return on the portion of the CFD Incentive Fee paid by the Advance Payments from the date the respective Advance Payments are paid to Emerald. In the event (i) there are not sufficient Available Funds by July 1, 2007 (which date can be extended up to 12 months as provided in Section 13.6 of the Development Agreement, as amended), after payment of the distributions in Section 8(b), to pay the CFD Incentive Payment, then to the extent of the deficiency, or (ii) to the extent of any unearned or overpaid CFD Incentive Payment, up to $2,000,000 of the Advance Payment, shall be refunded by Emerald to the Joint Ventures on or before fifteen (15) days following such date and disbursed directly to the CCA Venturers. If not refunded by Emerald, CCA Venturers may in addition to any other remedy, credit the amount not refunded against any sum due Emerald, pursuant to this Agreement or the Development Agreement.

b)  In the event that the Joint Ventures enter into an agreement that provides the Joint Ventures with certain rights to purchase model homes, Emerald, at its expense, will be entitled to purchase one-third of such homes (rounded up if not a whole number, but in no event more than 2) and will be entitled to the first selection of which homes

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it wishes to purchase. For example, with regard to the anticipated sale to Shea, Emerald will have the first option to purchase any one of the three model homes in PA 5 and any one of the three model homes in PA 6 on the terms available to the Joint Ventures. In the event that Emerald chooses not to purchase one or both of such model homes, then the CCA Venturers may do so and Emerald will have no interest in those homes. In the event the CCA Venturers elect in writing to not purchase any portion of their share of the model homes, then Emerald may acquire the portion waived and the two (2) rights limitation above shall not be applicable and the CCA Venturers will have no interest in the homes.

c)  On or before the first day of operation of the permanent golf clubhouse, James Kelly, the principal of Emerald, will receive one golf membership on the same terms as the Shea Memberships described in Section 18 of the Shea LOI. Specifically, the initiation deposit as well as twenty (20) years of monthly membership dues shall be waived, however Kelly shall be responsible for all charges incurred under the membership. This membership shall be non-assignable.

d)  In the event that following the sale of the Development Property, the Joint Ventures are required to pay liquidated damages to the purchaser due to the failure of the Joint Ventures to perform their Post Closing Construction Obligations, as defined in the Amendment to Development Agreement, such damages will be borne solely by CCA Venturers and no such amounts shall be charged in any respect to Emerald.

4.  Mutual Release.

a)  Each party hereto, for itself, its members, partners, joint venturers, employees, directors, partners, shareholders, successors, assigns, and all other persons claiming through such party (collectively, the “Releasors”), does hereby release, waive, and forever discharge the other parties hereto, its members, partners, joint venturers, employees, directors, partners, shareholders, successors, assigns, and all other persons claiming through such party (collectively, the “Releasees”) from, and does fully waive any obligations of any of the Releasees to the Releasors for, any and all liability, actions, charges, causes of action, demands, damages, or claims for relief, remuneration, sums of money, accounts or expenses (including attorneys’ fees and costs) of any kind whatsoever (each a “Claim”), whether known or unknown or contingent or absolute, which heretofore has been or which hereafter may be suffered or sustained, directly or indirectly, by Releasors for or by reason of any

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cause, matter or thing whatsoever relating to or in any way arising out of the transactions relating to this Agreement. This release and waiver does not apply to: (i) any agreement entered into after the date hereof; or (ii) any actions or omissions of Releasees after the date hereof.

b)  Each party hereto agrees not to take any step or initiate any proceeding against any person who might be entitled to claim contribution, indemnity or other relief over against the Releasees with respect to any of the matters hereby released by it, and warrants that it has not assigned to any person any right in respect of any of the matters hereby released by it. As used herein, the term “person” shall be broadly interpreted and includes an individual, body corporate, partnership, joint venture, trust, association, unincorporated organization, any governmental or regulatory agency or any entity recognized by law.

c)  Each party hereto represents and warrants that such party has not filed any complaint, charge, or lawsuit against the Releasees with any government agency or any court.

ALL PARTIES ACKNOWLEDGE THAT THEY ARE FAMILIAR WITH AND VOLUNTARILY WAIVE ANY RIGHT OR BENEFIT ARISING FROM SECTION 1542 OF THE CIVIL CODE OF THE STATE OF CALIFORNIA WHICH PROVIDES AS FOLLOWS:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.”

ALL PARTIES WAIVE AND RELINQUISH ANY RIGHT OR BENEFIT THEY HAVE OR MAY HAVE UNDER ANY SIMILAR PROVISION OF THE STATUTORY OR NON-STATUTORY LAW OF ANY JURISDICTION.

Emerald:	The Joint Ventures:

EMERALD DEVELOPMENT GROUP, LLC, a California limited liability co.	ALISO VIEJO GOLF CLUB JOINT VENTURE, a California joint venture

	By:	GCL CORPORATION, general partner

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By:	/s/ James B. Kelly	By:	/s/ Douglas T. Howe
	James B. Kelly, President		Douglas T. Howe, President

ALISO VIEJO COMMERCIAL PROPERTY JOINT VENTURE, California joint venture

		By:	GCL CORPORATION, general partner

		By:	/s/ Douglas T. Howe
Douglas T. Howe, President

GCL CORPORATION

		By:	/s/ Douglas T. Howe
Douglas T. Howe, Vice President

LEGAV CORPORATION

		By:	/s/ Douglas T. Howe
Douglas T. Howe, Vice President

LEGAV COMMERCIAL PROPERTY CORPORATION

		By:	/s/ Douglas T. Howe
Douglas T. Howe, Vice President

5.  Full Force and Effect. In all other respects, the Agreement shall remain in full force and effect.

6.  Counterparts. This document may be executed in multiple counterparts each of which when taken together shall constitute the whole of this document.

[Signatures on Following Page]

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Executed by the parties as of the date first written above.

Emerald:

EMERALD DEVELOPMENT GROUP, LLC, a California limited liability company

By:	/s/ James B. Kelly
James B. Kelly, President

The Joint Ventures:

ALISO VIEJO GOLF CLUB JOINT VENTURE, a California joint venture

	By:	GCL CORPORATION, general partner

		By:	/s/ Douglas T. Howe
Douglas T. Howe, Vice President

ALISO VIEJO COMMERCIAL PROPERTY JOINT VENTURE, a California joint venture

	By:	GCL CORPORATION, general partner

		By:	/s/ Douglas T. Howe
Douglas T. Howe, Vice President

GCL CORPORATION

By:	/s/ Douglas T. Howe
Douglas T. Howe, Vice President

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LEGAV CORPORATION

By:	/s/ Douglas T. Howe
Douglas T. Howe, Vice President

LEGAV COMMERCIAL PROPERTY CORPORATION

By:	/s/ Douglas T. Howe
Douglas T. Howe, Vice President

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EXHIBIT E-1 — BUDGET

Name	Aliso Emerald - Developer Partnership
Alternate	Sell at Final Map & Grading Permit	Project Start Date	Jan-04
Product	502 Paper Lots	Project Duration	36
File Name	EDG CCA - AVGC 502
Date	Updated 8/3/2005

FINISHED LOT VALUE	175,453,926
GROSS FINISHED LOT SALES PROCEEDS	175,453,926
Site Development Costs	(58,252,508)
CFD Credit	29,150,000
Lot Finishing Costs (Builder Direct Costs that Shea allocates to Site Development)	(9,348,887)
PAPER LOT VALUE	137,002,531
Current Asset Value (Negotiated value for previous entitlements)	61,777,209
Value Enhancement (Residual minus Current Asset Value)	75,225,322
Discount to Shea (Equals 25% of value enhancement; Equals 11% of Paper Lot Value)	(18,806,331)
Land Price to Shea (Calculated)	118,196,201
Net Lot Revenues	118,500,000
Interest Income (One Year Note secured by Property for 50% of Land Price @ 5%)	2,962,500
SALE PRICE (Net Lot Revenues plus Interest Income)	121,462,500	0	1
Close of Escrow Payment	59,250,000	24	1
Promissory Note Payment (Due 12 months after Close of Escrow)	62,212,500	36	1
ACTUAL SALES PROCEEDS	121,462,500

Closing Costs (estimated)	0%	0	100%	0				500,000	24	1
ENTITLEMENTS	0%
Engineering & Consulting	0%	0	100%	0				1,400,000	12	12
Entitlement Contingency	0%	0	100%	0				750,000	12	12
	0%	0	100%	0				0	1	24
					Total Entitlements			2,800,000
INDIRECT CONSTRUCTION	0%
CFD Expenses	0%	0	100%	0				750,000	6	18
Inspect, Audit, Acctg, Legal, Insurance	0%	0	100%	0				500,000	1	23
Development Agreement Costs	0%	0	100%	0				475,000	1	12
Indirect Cost Contingency	0%	0	100%	0				250,000	18	6
					Total Indirect Construction			1,975,000
ADMIN FEES & INCENTIVE PYMT	0%
Cash Payment - Phase 1a	0%	0	100%	0		0.00%		125,000	1	1
Cash Payment - Phase 1b	0%	0	100%	0		0.00%		125,000	5	1
Cash Payment - Phase 2	0%	0	100%	0		0.00%		125,000	12	1
Cash Payment - Phase 3	0%	0	100%	0		0.00%		125,000	23	1
Cash Payment - Phase 4	0%	0	100%	0		0.00%		250,000	16	1
Cash Payment - Phase 5	0%	0	100%	0		0.00%		250,000	23	1
Asset Management to Owner (accrued to Closing)	0%	0	100%	0		0.00%		156,000	24	1
Asset Mngt (monthly through payment of note)	0%	0	100%	0		0.00%		78,000	25	12
Due Diligence	0%	0	100%	0		0.00%	per year	75,000	1	1
General & Administrative(1)	0%	0	100%	0		2.00%	Of Lot Sales	1,778,020	1	36
G&A Equalizing Fee(1)	0%	0	100%	0		0.00%		591,980	36	1
Advance Dist. #1 - CFD Incentive (2)	0%	0	100%	0		0.00%		500,000	20	1
Advance Dist. #2- CFD Incentive (3)	0%	0	100%	0		0.00%		2,000,000	21	1
					Total Admin Payments			6,179,000
JOINT VENTURE OBLIGATIONS POST CLOSING:	0%
Golf Course Improvements(4)	0%	0	100%	0		2,988	per lot	1,500,000	24	1
Glenwood Memberships for Shea	0%	0	100%	0		996	per lot	500,000	24	1
					Total Post Closing Expense			2,000,000

(1)          The G&A Equalizing Fee is calculated pursuant to Section 2.1 in the Development Agreement as follows: Net Lot Revenues * 2% G&A Fee, less $1,778,020 (originally projected G&A fee based on 36 month schedule and originally projected Net Lot Revenues)

(2)          Advance Distribution #1 - Advance distribution of Emerald’s CFD Incentive Fee - advanced August 2005.

(3)          Advance Distribution #2 - Second advance distribution of Emerald’s CFD Incentive Fee - advanced when Shea deposit becomes non-refundable.

(4)          Projected partnership expense to reconstruct three golf holes.

This note applies to all components of Exhibit E, including but not limited to Exhibts E-1 through E-7:

Project Expenses as shown are based on estimates of the final values for same and will be adjusted to reflect the actual amounts at the conclusion of the Project and are subject to final reconciliation and audit.

Preferred Returns as shown are based on anticipated accrual dates (some of which are reflected in the Pro Forma Assumptions) and will be adjusted to reflect the actual accrual dates (i.e. the actual dates of expenditures for Project Expenses and the actual satisfaction of the “execution” of the Shea Release Agreement as provided in Section 6(e) of the Combined Amendment to Joint Venture Agreements, as subsequently amended.

EXHIBIT E-2 — TOTAL PROJECT CASH FLOW

Name	Aliso Emerald - Developer Partnership
Alternate	Sell at Final Map & Grading Permit
Product	502 Paper Lots
File Name	EDG CCA - AVGC 502
Date	Updated 8/3/2005

	PROJECT TOTAL	Jan-2004	Jan-2004	Mar-2004	Apr-2004	May-2004	Jun-2004	Jul-2004	Aug-2004	Sep-2004	Oct-2004	Nov-2004	Dec-2004
		1	2	3	4	5	6	7	8	9	10	11	12
Revenue
SALE PRICE (Net Lot Revenues plus Interest Inco	0	0	0	0	0	0	0	0	0	0	0	0	0
	59,250,000	0	0	0	0	0	0	0	0	0	0	0	0
	62,212,500	0	0	0	0	0	0	0	0	0	0	0	0
	0	0	0	0	0	0	0	0	0	0	0	0	0
	0	0	0	0	0	0	0	0	0	0	0	0	0
Sales Commission & Closing	0	0	0	0	0	0	0	0	0	0	0	0	0
Closing Costs	0	0	0	0	0	0	0	0	0	0	0	0	0
Municipal Fees	0	0	0	0	0	0	0	0	0	0	0	0	0
TOTAL REVENUE	121,462,500	0	0	0	0	0	0	0	0	0	0	0	0
Closing Costs (estimated)	500,000	0	0	0	0	0	0	0	0	0	0	0	0
ENTITLEMENTS	0	0	0	0	0	0	0	0	0	0	0	0	0
Planning & Entitlement	650,000	65,000	65,000	65,000	65,000	65,000	65,000	65,000	65,000	65,000	65,000	0	0
Engineering & Consulting	1,400,000	0	0	0	0	0	0	0	0	0	0	0	116,667
Entitlement Contingency	750,000	0	0	0	0	0	0	0	0	0	0	0	62,500
*	0	0	0	0	0	0	0	0	0	0	0	0	0
INDIRECT CONSTRUCTION	0	0	0	0	0	0	0	0	0	0	0	0	0
CFD Expenses	750,000	0	0	0	0	0	41,667	41,667	41,667	41,667	41,667	41,667	41,667
Inspect, Audit, Acctg, Legal, Insurance	600,000	21,739	21,739	21,739	21,739	21,739	21,739	21,739	21,739	21,739	21,739	21,739	21,739
Development Agreement Costs	475,000	39,583	39,583	39,583	39,583	39,583	39,583	39,583	39,583	39,583	39,583	39,583	39,583
Indirect Cost Contingency	250,000	0	0	0	0	0	0	0	0	0	0	0	0
	0	0	0	0	0	0	0	0	0	0	0	0	0
ADMIN FEES & INCENTIVE PYMT	0	0	0	0	0	0	0	0	0	0	0	0	0
Cash Payment - Phase 1a	125,000	125,000	0	0	0	0	0	0	0	0	0	0	0
Cash Payment - Phase 1b	125,000	0	0	0	0	125,000	0	0	0	0	0	0	0
Cash Payment - Phase 2	125,000	0	0	0	0	0	0	0	0	0	0	0	125,000
Cash Payment - Phase 3	125,000	0	0	0	0	0	0	0	0	0	0	0	0
Cash Payment - Phase 4	250,000	0	0	0	0	0	0	0	0	0	0	0	0
Cash Payment - Phase 5	250,000	0	0	0	0	0	0	0	0	0	0	0	0
Asset Management to Owner (accrued to Closing)	166,000	0	0	0	0	0	0	0	0	0	0	0	0
Asset Mngt (monthly through payment of note)	78,000	0	0	0	0	0	0	0	0	0	0	0	0
Due Diligence	75,000	75,000	0	0	0	0	0	0	0	0	0	0	0
General & Administrative Expenses	1,778,020	49,389	49,389	49,389	49,389	49,389	49,389	49,389	49,389	49,389	49,389	49,389	49,389
G&A Equalizing Fee	591,980	0	0	0	0	0	0	0	0	0	0	0	0
Advance Dist #1 - CFD Incentive (2)	500,000	0	0	0	0	0	0	0	0	0	0	0	0
Advance Dist #2- CFD Incentive (3)	2,000,000	0	0	0	0	0	0	0	0	0	0	0	0
JOINT VENTURE OBLIGATIONS POST CLOSING:	0	0	0	0	0	0	0	0	0	0	0	0	0
Golf Course Improvements	1,500,000	0	0	0	0	0	0	0	0	0	0	0	0
Glenwood Memberships for Shea	500,000	0	0	0	0	0	0	0	0	0	0	0	0
TOTAL PROJECT COSTS	13,454,000	375,712	175,712	175,712	175,712	300,712	217,379	217,379	217,379	217,379	217,379	152,379	456,545
NET PROJECT CASH FLOW	108,008,500	(375,712)	(175,712)	(175,712)	(175,712)	(300,712)	(217,379)	(217,379)	(217,379)	(217,379)	(217,379)	(152,379)	(456,545)
CUMULATIVE CASH REQUIREMENTS		375,712	551,424	727,136	902,848	1,203,560	1,420,938	1,638,317	1,855,695	2,073,074	2,290,452	2,442,831	2,899,376
EQUITY CONTRIBUTION	10,100,741	375,712	175,712	175,712	175,712	300,712	217,379	217,379	217,379	217,379	217,379	152,379	456,545
EQUITY DISTRIBUTION	(118,109,241)	0	0	0	0	0	0	0	0	0	0	0	0
NET EQUITY BALANCE		375,712	551,424	727,136	902,848	1,203,560	1,420,938	1,638,317	1,855,695	2,073,074	2,290,452	2,442,831	2,899,376

EXHIBIT E-2 — TOTAL PROJECT CASH FLOW

Name	Aliso Emerald - Developer Partnership
Alternate	Sell at Final Map & Grading Permit
Product	502 Paper Lots
File Name	EDG CCA - AVGC 502
Date	Updated 8/3/2005

	PROJECT TOTAL	Jan-2005	Feb-2005	Mar-2005	Apr-2005	May-2005	Jun-2005	Jul-2005	Aug-2005	Sep-2005	Oct-2005	Nov-2005	Dec-2005
		13	14	15	16	17	18	19	20	21	22	23	24
Revenue
SALE PRICE (Net Lot Revenues plus Interest Inco	0	0	0	0	0	0	0	0	0	0	0	0	0
	59,250,000	0	0	0	0	0	0	0	0	0	0	0	59,250,000
	62,212,500	0	0	0	0	0	0	0	0	0	0	0	0
	0	0	0	0	0	0	0	0	0	0	0	0	0
	0	0	0	0	0	0	0	0	0	0	0	0	0

Sales Commission & Closing	0	0	0	0	0	0	0	0	0	0	0	0	0
Closing Costs	0	0	0	0	0	0	0	0	0	0	0	0	0
Municipal Fees	0	0	0	0	0	0	0	0	0	0	0	0	0

TOTAL REVENUE	121,462,500	0	0	0	0	0	0	0	0	0	0	0	59,250,000

Closing Costs (estimated)	500,000	0	0	0	0	0	0	0	0	0	0	0	500,000

ENTITLEMENTS	0	0	0	0	0	0	0	0	0	0	0	0	0
Planning & Entitlement	650,000	0	0	0	0	0	0	0	0	0	0	0	0
Engineering & Consulting	1,400,000	116,667	116,667	116,667	116,667	116,667	116,667	116,667	116,667	116,667	116,667	116,667	0
Entitlement Contingency	750,000	62,500	62,500	62,500	62,500	62,500	62,500	62,500	62,500	62,500	62,500	62,500	0
*	0	0	0	0	0	0	0	0	0	0	0	0	0
INDIRECT CONSTRUCTION	0	0	0	0	0	0	0	0	0	0	0	0	0
CFD Expenses	750,000	41,667	41,667	41,667	41,667	41,667	41,667	41,667	41,667	41,667	41,667	41,667	0
Inspect, Audit, Acctg, Legal, Insurance	500,000	21,739	21,739	21,739	21,739	21,739	21,739	21,739	21,739	21,739	21,739	21,739	0
Development Agreement Costs	475,000	0	0	0	0	0	0	0	0	0	0	0	0
Indirect Cost Contingency	250,000	0	0	0	0	0	41,667	41,667	41,667	41,667	41,667	41,667	0
	0	0	0	0	0	0	0	0	0	0	0	0	0
ADMIN FEES & INCENTIVE PYMT	0	0	0	0	0	0	0	0	0	0	0	0	0
Cash Payment - Phase 1a	125,000	0	0	0	0	0	0	0	0	0	0	0	0
Cash Payment - Phase 1b	125,000	0	0	0	0	0	0	0	0	0	0	0	0
Cash Payment - Phase 2	125,000	0	0	0	0	0	0	0	0	0	0	0	0
Cash Payment - Phase 3	125,000	0	0	0	0	0	0	0	0	0	0	125,000	0
Cash Payment - Phase 4	250,000	0	0	0	250,000	0	0	0	0	0	0	0	0
Cash Payment - Phase 5	250,000	0	0	0	0	0	0	0	0	0	0	250,000	0
Asset Management to Owner (accrued to Closing)	156,000	0	0	0	0	0	0	0	0	0	0	0	156,000
Asset Mngt (monthly through payment of note)	78,000	0	0	0	0	0	0	0	0	0	0	0	0
Due Diligence	75,000	0	0	0	0	0	0	0	0	0	0	0	0
General & Administrative Expenses	1,778,020	49,389	49,389	49,389	49,389	49,389	49,389	49,389	49,389	49,389	49,389	49,389	49,389
G&A Equalizing Fee	591,980	0	0	0	0	0	0	0	0	0	0	0	0
Advance Dist. #1 - CFD Incentive (2)	500,000	0	0	0	0	0	0	0	500,000	0	0	0	0
Advance Dist. #2- CFD Incentive (3)	2,000,000	0	0	0	0	0	0	0	0	2,000,000	0	0	0

JOINT VENTURE OBLIGATIONS POST CLOSING:	0	0	0	0	0	0	0	0	0	0	0	0	0
Golf Course Improvements	1,500,000	0	0	0	0	0	0	0	0	0	0	0	1,500,000
Glenwood Memberships for Shea	500,000	0	0	0	0	0	0	0	0	0	0	0	500,000

TOTAL PROJECT COSTS	13,454,000	291,962	291,962	291,962	541,962	291,962	333,629	333,629	833,629	2,333,629	333,629	708,629	2,705,389

NET PROJECT CASH FLOW	108,008,500	(291,962)	(291,962)	(291,962)	(541,962)	(291,962)	(333,629)	(333,629)	(833,629)	(2,333,629)	(333,629)	(708,629)	56,544,611
CUMULATIVE CASH REQUIREMENTS		3,191,338	3,483,300	3,775,262	4,317,224	4,609,186	4,942,814	5,276,443	6,110,071	8,443,700	8,777,329	9,485,957	(47,058,653)

EQUITY CONTRIBUTION	10,100,741	291,962	291,962	291,962	541,962	291,962	333,629	333,629	833,629	2,333,629	333,629	708,629	0
EQUITY DISTRIBUTION	(118,109,241)	0	0	0	0	0	0	0	0	0	0	0	(56,544,611)
NET EQUITY BALANCE		3,191,338	3,483,300	3,775,262	4,317,224	4,609,186	4,942,814	5,276,443	6,110,071	8,443,700	8,777,329	9,485,957	(47,058,653)

EXHIBIT E-2 — T0TAL PROJECT CASH FLOW

Name	Aliso Emerald - Developer Partnership
Alternate	Sell at Final Map & Grading Permit
Product	502 Paper Lots
File Name	EDG CCA - AVGC 502
Date	Updated 8/3/2005

	PROJECT TOTAL	Jan-2006	Feb-2006	Mar-2006	Apr-2006	May-2006	Jun-2006	Jul-2006	Aug-2006	Sep-2006	Oct-2006	Nov-2006	Dec-2006
		25	26	27	28	29	30	31	32	33	34	35	36
Revenue
SALE PRICE (Net Lot Revenues plus Interest Inco	0	0	0	0	0	0	0	0	0	0	0	0	0
	59,250,000	0	0	0	0	0	0	0	0	0	0	0	0
	62,212,500	0	0	0	0	0	0	0	0	0	0	0	62,212,500
	0	0	0	0	0	0	0	0	0	0	0	0	0
	0	0	0	0	0	0	0	0	0	0	0	0	0

Sales Commission & Closing	0	0	0	0	0	0	0	0	0	0	0	0	0
Closing Costs	0	0	0	0	0	0	0	0	0	0	0	0	0
Municipal Fees	0	0	0	0	0	0	0	0	0	0	0	0	0

TOTAL REVENUE	121,462,500	0	0	0	0	0	0	0	0	0	0	0	62,212,500

Closing Costs (estimated)	500,000	0	0	0	0	0	0	0	0	0	0	0	0

ENTITLEMENTS	0	0	0	0	0	0	0	0	0	0	0	0	0
Planning & Entitlement	650,000	0	0	0	0	0	0	0	0	0	0	0	0
Engineering & Consulting	1,400,000	0	0	0	0	0	0	0	0	0	0	0	0
Entitlement Contingency	750,000	0	0	0	0	0	0	0	0	0	0	0	0
*	0	0	0	0	0	0	0	0	0	0	0	0	0
INDIRECT CONSTRUCTION	0	0	0	0	0	0	0	0	0	0	0	0	0
CFD Expenses	750,000	0	0	0	0	0	0	0	0	0	0	0	0
Inspect, Audit, Acctg, Legal, Insurance	500,000	0	0	0	0	0	0	0	0	0	0	0	0
Development Agreement Costs	475,000	0	0	0	0	0	0	0	0	0	0	0	0
Indirect Cost Contingency	250,000	0	0	0	0	0	0	0	0	0	0	0	0
	0	0	0	0	0	0	0	0	0	0	0	0	0
ADMIN FEES & INCENTIVE PYMT	0	0	0	0	0	0	0	0	0	0	0	0	0
Cash Payment - Phase 1a	125,000	0	0	0	0	0	0	0	0	0	0	0	0
Cash Payment - Phase 1b	125,000	0	0	. 0	0	0	0	0	0	0	0	0	0
Cash Payment - Phase 2	125,000	0	0	0	0	0	0	0	0	0	0	0	0
Cash Payment - Phase 3	125,000	0	0	0	0	0	0	0	0	0	0	0	0
Cash Payment - Phase 4	250,000	0	0	0	0	0	0	0	0	0	0	0	0
Cash Payment - Phase 5	250,000	0	0	0	0	0	0	0	0	0	0	0	0
Asset Management to Owner (accrued to Closing)	156,000	0	0	0	0	0	0	0	0	0	0	0	0
Asset Mngt (monthly through payment of note)	78,000	6,500	6,500	6,500	6,500	6,500	6,500	6,500	6,500	6,500	6,500	6,500	6,500
Due Diligence	75,000	0	0	0	0	0	0	0	0	0	0	0	0
General & Administrative Expenses	1,778,020	49,389	49,389	49,389	49,389	49,389	49,389	49,389	49,389	49,389	49,389	49,389	49,389
G&A Equalizing Fee	591,980	0	0	0	0	0	0	0	0	0	0	0	591,980
Advance Dist. #1 - CFD Incentive (2)	500,000	0	0	0	0	0	0	0	0	0	0	0	0
Advance Dist. #2- CFD Incentive (3)	2,000,000	0	0	0	0	0	0	0	0	0	0	0	0

JOINT VENTURE OBLIGATIONS POST CLOSING:	0	0	0	0	0	0	0	0	0	0	0	0	0
Golf Course Improvements	1,500,000	0	0	0	0	0	0	0	0	0	0	0	0
Glenwood Memberships for Shea	500,000	0	0	0	0	0	0	0	0	0	0	0	0

TOTAL PROJECT COSTS	13,454,000	55,889	55,889	55,889	55,889	55,889	55,889	55,889	55,889	55,889	55,889	55,889	647,869

NET PROJECT CASH FLOW	108,008,500	(55,889)	(55,889)	(55,889)	(55,889)	(55,889)	(55,889)	(55,889)	(55,889)	(55,889)	(55,889)	(55,889)	61,564,631
CUMULATIVE CASH REQUIREMENTS		(47,002,764)	(46,946,874)	(46,890,985)	(46,835,096)	(46,779,206)	(46,723,317)	(46,667,427)	(46,611,538)	(46,555,648)	(46,499,759)	(46,443,869)	(108,008,500)

EQUITY CONTRIBUTION	10,100,741	55,889	55,889	55,889	55,889	55,889	55,869	55,889	55,889	55,889	55,889	55,889	0
EQUITY DISTRIBUTION	(118,109,241)	0	0	0	0	0	0	0	0	0	0	0	(61,564,631)
NET EQUITY BALANCE		(47,002,764)	(46,946,874)	(46,890,985)	(46,835,096)	(46,779,206)	(46,723,317)	(46,667,427)	(46,611,538)	(46,555,648)	(46,499,759)	(46,443,869)	(108,008,500)

EXHIBIT E-3 — PREFERRED RETURN CALCULATIONS

Name	Aliso Emerald - Developer Partnership		Investor	INVESTOR	CLUBCORP	EMERALD	TOTAL
Alternate	Sell at Final Map & Grading Permit		% Investment Capital	100%	0.00%	0%	100%
Product	502 Paper Lots		Total Investment	10,100,741	0	467,000	10,567,741
File Name	EDG CCA - AVGC 502		Preferred Return	8.00%	8.00%	8.00%
Date	Updated 8/3/2005						0.00%
		614,784	Actual Percentage Interest	36.50%	50.00%	13.50%	100.00%
			Max Investment Balance	9,485,957	13,200,000	467,000	23,152,957

EQUITY, PREFERRED RETURN, PROFIT DISTRIBUTIONS		PROJECT TOTAL	Jan-2004	Jan-2004	Mar-2004	Apr-2004	May-2004	Jun-2004	Jul-2004	Aug-2004	Sep-2004	Oct-2004	Nov-2004	Dec-2004
			1	2	3	4	5	6	7	8	9	10	11	12
Investor Equity Contributed		10,100,741	375,712	175,712	175,712	175,712	300,712	217,379	217,379	217,379	217,379	217,379	152,379	456,545
Emerald Earned Equity Amounts	8,713,062	0	954,229					954,229					2,033,458
Emerald Prior Investment Balance Input			467,000
Shea Incentive Payment		13,378,342
CFD Incentive Payment		7,518,250
Principal Payments		0	0	0	0	0	0	0	0	0	0	0	0	0
Emerald Prior Investment Balance		30,074,654	1,421,229	0	0	0	0	954,229	0	0	0	0	2,033,458	0
Total Repayments Available		118,109,241	0	0	0	0	0	0	0	0	0	0	0	0

AVAILABLE FUNDS		118,109,241	0	0	0	0	0	0	0	0	0	0	0	0

ClubCorp Project Expenses		10,100,741	375,712	175,712	175,712	175,712	300,712	217,379	217,379	217,379	217,379	217,379	152,379	456,545
Clubcorp Project Expense Repayments		10,100,741	0	0	0	0	0	0	0	0	0	0	0	0
Clubcorp Project Expense Balance			375,712	551,424	727,136	902,848	1,203,560	1,420,938	1,638,317	1,855,695	2,073,074	2,290,452	2,442,831	2,899,376
Clubcorp Preferred Return - EARNED		563,218		2,505	3,676	4,848	6,019	8,024	9,473	10,922	12,371	13,820	15,270	16,286
Clubcorp Preferred Return - PAID		563,218	0	0	0	0	0	0	0	0	0	0	0	0
Clubcorp Preferred Return Balance			0	2,505	6,181	11,028	17,047	25,071	34,544	45,466	57,838	71,658	86,928	103,213

ClubCorp Land Contribution		13,200,000	13,200,000	0	0	0	0	0	0	0	0	0	0	0
ClubCorp Land Repayments		13,200,000	0	0	0	0	0	0	0	0	0	0	0	0
ClubCorp Land Balance			13,200,000	13,200,000	13,200,000	13,200,000	13,200,000	13,200,000	13,200,000	13,200,000	13,200,000	13,200,000	13,200,000	13,200,000
ClubCorp Preferred Return - EARNED		2,112,000	88,000	88,000	88,000	88,000	88,000	88,000	88,000	88,000	88,000	88,000	88,000	88,000
ClubCorp Preferred Return - PAID		2,112,000	0	0	0	0	0	0	0	0	0	0	0	0
ClubCorp Preferred Return Balance			88,000	176,000	264,000	352,000	440,000	528,000	616,000	704,000	792,000	880,000	968,000	1,056,000

Emerald Earned Equity (For Interest Calculation Only)		8,713,062	954,229	0	0	0	0	954,229	0	0	0	0	2,033,458	0
Emerald Earned Equity Repayment		8,713,062	0	0	0	0	0	0	0	0	0	0	0	0
Emerald Earned Equity Balance			954,229	954,229	954,229	954,229	954,229	1,908,458	1,908,458	1,908,458	1,908,458	1,908,458	3,941,917	3,941,917
Emerald Preferred Return - EARNED		492,338		6,362	6,362	6,362	6,362	6,362	12,723	12,723	12,723	12,723	12,723	26,279
Emerald Preferred Return - PAID		492,338	0	0	0	0	0	0	0	0	0	0	0	0
Emerald Preferred Return Balance			0	6,362	12,723	19,085	25,446	31,808	44,531	57,254	69,977	82,700	95,423	121,702

Emerald Prior Investment Balance Input		467,000	467,000	0	0	0	0	0	0	0	0	0	0	0
Emerald Prior Investment Balance Repayment		467,000	0	0	0	0	0	0	0	0	0	0	0	0
Emerald Prior Investment Balance			467,000	467,000	467,000	467,000	467,000	467,000	467,000	467,000	467,000	467,000	467,000	467,000
Emerald Preferred Return - EARNED		74,720	3,113	3,113	3,113	3,113	3,113	3,113	3,113	3,113	3,113	3,113	3,113	3,113
Emerald Preferred Return - PAID		74,720	0	0	0	0	0	0	0	0	0	0	0	0
Emerald Preferred Return Balance			3,113	6,227	9,340	12,453	15,567	18,680	21,793	24,907	28,020	31,133	34,247	37,360

Emerald Shea Incentive Balance Input		13,378,342	0	0	0	0	0	0	0	0	0	0	0	0
Emerald Shea Incentive Payment		13,378,342	0	0	0	0	0	0	0	0	0	0	0	0
Emerald Shea Incentive Balance			0	0	0	0	0	0	0	0	0	0	0	0
Emerald Preferred Return - EARNED		0		0	0	0	0	0	0	0	0	0	0	0
Emerald Preferred Return - PAID		0	0	0	0	0	0	0	0	0	0	0	0	0
Emerald Preferred Return Balance			0	0	0	0	0	0	0	0	0	0	0	0

Emerald CFD Incentive Balance Input		7,516,250	0	0	0	0	0	0	0	0	0	0	0	0
Emerald CFD Incentive Payment		7,516,250	0	0	0	0	0	0	0	0	0	0	0	0
Emerald CFD Incentive Balance(1)			0	0	0	0	0	0	0	0	0	0	0	0
Emerald Preferred Return - EARNED		347,533	0	0	0	0	0	0	0	0	0	0	0	0
Emerald Preferred Return - PAID		347,533	0	0	0	0	0	0	0	0	0	0	0	0
Emerald Preferred Return Balance			0	0	0	0	0	0	0	0	0	0	0	0

Emerald Preferred Return @ 5% on Balance Outstanding(4)		408,488
NET PROCEEDS FOR DISTRIBUTION		71,948,611	0	0	0	0	0	0	0	0	0	0	0	0

Total ClubCorp Percentage Interest	86.5%	63,588,891	0	0	0	0	0	0	0	0	0	0	0	0
			0	0	0	0	0	0	0	0	0	0	0	0
Total Emerald Percentage Interest (2)	13.5%	8,713,062	0	0	0	0	0	0	0	0	0	0	0	0

(1)                     Emerald CFD Incentive Balance reduced by $500,000 advance distribution in August 2005 and $2,000,000 advance deposit in September 2005 with preferred return reduced proportionally.

(2)                     Emerald Percentage Interest equals 13.5% of Net Proceeds for Distributions less $1,000,000 in prior Milestone payments.

(3)                     Cells highlighted in yellow signify hardcoded formulas to account for advance distributions of CFD Incentive.

(4)                     Emerald Preferred Return on Percentage Interest proceeds not paid at Close of Escrow accrue 5% interest until payment of Promissory Note estimated 12/06.

Name	Aliso Emerald - Developer Partnership
Alternate	Sell at Final Map & Grading Permit
Product	502 Paper Lots
File Name	EDG CCA-AVGC 502
Date	Updated 8/3/2005
614,784

EQUITY, PREFERRED RETURN, PROFIT DISTRIBUTIONS		PROJECT TOTAL	Jan-2005	Feb-2005	Mar-2005	Apr-2005	May-2005	Jun-2005	Jul-2005	Aug-2005	Sep-2005	Oct-2005	Nov-2005	Dec-2005
			13	14	15	16	17	18	19	20	21	22	23	24
Investor Equity Contributed		10,100,741	291,962	291,962	291,962	541,962	291,962	333,629	333,629	833,629	2,333,629	333,629	708,629	0
Emerald Earned Equity Amounts	8,713,062	0			829,229								829,229	3,112,687
Emerald Prior Investment Balance Input
Shea Incentive Payment		13,378,342												13,378,342
CFD Incentive Payment		7,516,250				7,516,250
Principal Payments		0	0	0	0	0	0	0	0	0	0	0	0	0
Emerald Prior Investment Balance		30,074,654	0	0	829,229	7,516,250	0	0	0	0	0	0	829,229	16,491,029
Total Repayments Available		118,109,241	0	0	0	0	0	0	0	0	0	0	0	56,544,611

AVAILABLE FUNDS		118,109,241	0	0	0	0	0	0	0	0	0	0	0	56,544,611

ClubCorp Project Expenses		10,100,741	291,962	291,962	291,962	541,962	291,962	333,629	333,629	833,629	2,333,629	333,629	708,629	0
Clubcorp Project Expense Repayments		10,100,741	0	0	0	0	0	0	0	0	0	0	0	9,485,957
Clubcorp Project Expense Balance			3,191,338	3,483,300	3,775,262	4,317,224	4,609,186	4,942,814	5,276,443	6,110,071	8,443,700	8,777,329	9,485,957	0
Clubcorp Preferred Return - EARNED		563,218	19,329	21,276	23,222	25,168	28,781	30,728	32,952	35,176	40,734	56,291	56,516	63,240
Clubcorp Preferred Return - PAID		563,218	0	0	0	0	0	0	0	0	0	0	0	538,627
Clubcorp Preferred Return Balance			122,542	143,818	167,040	192,208	220,990	251,718	284,670	319,846	360,580	416,871	475,387	0

ClubCorp Land Contribution		13,200,000	0	0	0	0	0	0	0	0	0	0	0	0
ClubCorp Land Repayments		13,200,000	0	0	0	0	0	0	0	0	0	0	0	13,200,000
ClubCorp Land Balance			13,200,000	13,200,000	13,200,000	13,200,000	13,200,000	13,200,000	13,200,000	13,200,000	13,200,000	13,200,000	13,200,000	0
ClubCorp Preferred Return - EARNED		2,112,000	88,000	88,000	88,000	88,000	88,000	88,000	88,000	88,000	88,000	88,000	88,000	88,000
ClubCorp Preferred Return - PAID		2,112,000	0	0	0	0	0	0	0	0	0	0	0	2,112,000
ClubCorp Preferred Return Balance			1,144,000	1,232,000	1,320,000	1,408,000	1,496,000	1,584,000	1,672,000	1,760,000	1,848,000	1,936,000	2,024,000	0

Emerald Earned Equity (For Interest Calculation Only)		8,713,062	0	0	829,229	0	0	0	0	0	0	0	829,229	3,112,687
Emerald Earned Equity Repayment		8,713,062	0	0	0	0	0	0	0	0	0	0	0	8,713,062
Emerald Earned Equity Balance			3,941,917	3,941,917	4,771,146	4,771,146	4,771,146	4,771,146	4,771,146	4,771,146	4,771,146	4,771,146	5,600,375	0
Emerald Preferred Return - EARNED		492,338	26,279	26,279	26,279	31,808	31,808	31,808	31,808	31,808	31,808	31,808	31,808	37,336
Emerald Preferred Return - PAID		492,338	0	0	0	0	0	0	0	0	0	0	0	492,338
Emerald Preferred Return Balance			147,982	174,261	200,541	232,348	264,156	295,964	327,771	359,579	391,387	423,194	455,002	0

Emerald Prior Investment Balance Input		467,000	0	0	0	0	0	0	0	0	0	0	0	0
Emerald Prior Investment Balance Repayment		467,000	0	0	0	0	0	0	0	0	0	0	0	467,000
Emerald Prior Investment Balance			467,000	467,000	467,000	467,000	467,000	467,000	467,000	467,000	467,000	467,000	467,000	0
Emerald Preferred Return - EARNED		74,720	3,113	3,113	3,113	3,113	3,113	3,113	3,113	3,113	3,113	3,113	3,113	3,113
Emerald Preferred Return - PAID		74,720	0	0	0	0	0	0	0	0	0	0	0	74,720
Emerald Preferred Return Balance			40,473	43,587	46,700	49,813	52,927	56,040	59,153	62,267	65,380	68,493	71,607	0

Emerald Shea Incentive Balance Input		13,378,342	0	0	0	0	0	0	0	0	0	0	0	13,378,342
Emerald Shea Incentive Payment		13,378,342	0	0	0	0	0	0	0	0	0	0	0	13,378,342
Emerald Shea Incentive Balance			0	0	0	0	0	0	0	0	0	0	0	0
Emerald Preferred Return - EARNED		0	0	0	0	0	0	0	0	0	0	0	0	0
Emerald Preferred Return - PAID		0	0	0	0	0	0	0	0	0	0	0	0	0
Emerald Preferred Return Balance			0	0	0	0	0	0	0	0	0	0	0	0

Emerald CFD Incentive Balance Input		7,516,250	0	0	0	7,516,250	0	0	0	0	0	0	0	0
Emerald CFD Incentive Payment		7,516,250	0	0	0	0	0	0	0	500,000	2,000,000	0	0	5,016,250
Emerald CFD Incentive Balance (1)			0	0	0	7,516,250	7,516,250	7,516,250	7,516,250	7,016,250	5,016,250	5,016,250	5,016,250	0
Emerald Preferred Return - EARNED		347,533	0	0	0	0	50,108	50,108	50,108	50,108	46,775	33,442	33,442	33,442
Emerald Preferred Return - PAID		347,533	0	0	0	0	0	0	0	0	0	0	0	347,533
Emerald Preferred Return Balance			0	0	0	0	50,108	100,217	150,325	200,433	247,208	280,650	314,092	0

Emerald Preferred Return @ 5% on Balance Outstanding (4)		408,488
NET PROCEEDS FOR DISTRIBUTION		71,948,611	0	0	0	0	0	0	0	0	0	0	0	11,431,844

Total ClubCorp Percentage Interest	86.5%	63,588,891	0	0	0	0	0	0	0	0	0	0	0	9,888,545
			0	0	0	0	0	0	0	0	0	0	0	0
Total Emerald Percentage Interest (2)	13.5%	8,713,062	0	0	0	0	0	0	0	0	0	0	0	1,543,299

(1)                     Emerald CFD Incentive Balance reduced by $500,000 advance distribution in August [Illegible]

(2)                     Emerald Percentage Interest equals 13.5% of Net Proceeds for Distributions less $1 [Illegible]

(3)                     Cells highlighted in yellow signify hardcoded formulas to account for advance distributed [Illegible]

(4)                     Emerald Preferred Return on Percentage Interest proceeds not paid at Close of Esc [Illegible]

EXHIBIT E-3 – PREFERRED RETURN CALCULATIONS

EXHIE

Name	Aliso Emerald - Developer Partnership
Alternate	Sell at Final Map & Grading Permit
Product	502 Paper Lots
File Name	EDG CCA-AVGC 502
Date	Updated 8/3/2005
614,784

EQUITY, PREFERRED RETURN, PROFIT DISTRIBUTIONS		PROJECT TOTAL	Jan-2006	Feb-2006	Mar-2006	Apr-2006	May-2006	Jun-2006	Jul-2006	Aug-2006	Sep-2006	Oct-2006	Nov-2006	Dec-2006
			25	26	27	28	29	30	31	32	33	34	35	36
Investor Equity Contributed		10,100,741	55,889	55,889	55,889	55,889	55,889	55,889	55,889	55,889	55,889	55,889	55,889	0
Emerald Earned Equity Amounts	8,713,062	0
Emerald Prior Investment Balance Input
Shea Incentive Payment		13,378,342
CFD Incentive Payment		7,516,250
Principal Payments		0	0	0	0	0	0	0	0	0	0	0	0	0
Emerald Prior Investment Balance		30,074,654	0	0	0	0	0	0	0	0	0	0	0	0
Total Repayments Available		118,109,241	0	0	0	0	0	0	0	0	0	0	0	61,584,631

AVAILABLE FUNDS		118,109,241	0	0	0	0	0	0	0	0	0	0	0	61,564,631

ClubCorp Project Expenses		10,100,741	55,889	55,889	55,889	55,889	55,889	55,889	55,889	55,889	55,889	55,889	55,889	0
Clubcorp Project Expense Repayments		10,100,741	0	0	0	0	0	0	0	0	0	0	0	614,784
Clubcorp Project Expense Balance			55,889	111,779	167,668	223,558	279,447	335,337	391,226	447,116	503,005	558,894	614,784	0
Clubcorp Preferred Return - EARNED		583,218	0	373	745	1,118	1,490	1,863	2,236	2,608	2,981	3,353	3,726	4,099
Clubcorp Preferred Return - PAID		583,218	0	0	0	0	0	0	0	0	0	0	0	24,591
Clubcorp Preferred Return Balance			0	373	1,118	2,236	3,726	5,589	7,825	10,433	13,413	16,767	20,493	0

ClubCorp Land Contribution		13,200,000	0	0	0	0	0	0	0	0	0	0	0	0
ClubCorp Land Repayments		13,200,000	0	0	0	0	0	0	0	0	0	0	0	0
ClubCorp Land Balance			0	0	0	0	0	0	0	0	0	0	0	0
ClubCorp Preferred Return - EARNED		2,112,000	0	0	0	0	0	0	0	0	0	0	0	0
ClubCorp Preferred Return - PAID		2,112,000	0	0	0	0	0	0	0	0	0	0	0	0
ClubCorp Preferred Return Balance			0	0	0	0	0	0	0	0	0	0	0	0

Emerald Earned Equity (For Interest Calculation Only)		8,713,062	0	0	0	0	0	0	0	0	0	0	0	0
Emerald Earned Equity Repayment		8,713,082	0	0	0	0	0	0	0	0	0	0	0	0
Emerald Earned Equity Balance			0	0	0	0	0	0	0	0	0	0	0	0
Emerald Preferred Return - EARNED		492,338	0	0	0	0	0	0	0	0	0	0	0	0
Emerald Preferred Return - PAID		492,338	0	0	0	0	0	0	0	0	0	0	0	0
Emerald Preferred Return Balance			0	0	0	0	0	0	0	0	0	0	0	0

Emerald Prior Investment Balance Input		467,000	0	0	0	0	0	0	0	0	0	0	0	0
Emerald Prior Investment Balance Repayment		467,000	0	0	0	0	0	0	0	0	0	0	0	0
Emerald Prior Investment Balance			0	0	0	0	0	0	0	0	0	0	0	0
Emerald Preferred Return - EARNED		74,720	0	0	0	0	0	0	0	0	0	0	0	0
Emerald Preferred Return - PAID		74,720	0	0	0	0	0	0	0	0	0	0	0	0
Emerald Preferred Return Balance			0	0	0	0	0	0	0	0	0	0	0	0

Emerald Shee Incentive Balance Input		13,378,342	0	0	0	0	0	0	0	0	0	0	0	0
Emerald Shea Incentive Payment		13,378,342	0	0	0	0	0	0	0	0	0	0	0	0
Emerald Shea Incentive Balance			0	0	0	0	0	0	0	0	0	0	0	0
Emerald Preferred Return - EARNED		0	0	0	0	0	0	0	0	0	0	0	0	0
Emerald Preferred Return - PAID		0	0	0	0	0	0	0	0	0	0	0	0	0
Emerald Preferred Return Balance			0	0	0	0	0	0	0	0	0	0	0	0

Emerald CFD Incentive Balance Input		7,516,250	0	0	0	0	0	0	0	0	0	0	0	0
Emerald CFD Incentive Payment		7,516,250	0	0	0	0	0	0	0	0	0	0	0	0
Emerald CFD Incentive Balance(1)			0	0	0	0	0	0	0	0	0	0	0	0
Emerald Preferred Return - EARNED		347,533	0	0	0	0	0	0	0	0	0	0	0	0
Emerald Preferred Return - PAID		347,533	0	0	0	0	0	0	0	0	0	0	0	0
Emerald Preferred Return Balance			0	0	0	0	0	0	0	0	0	0	0	0

Emerald Preferred Return @ 5% on Balance Outstanding(4)		408,488
NET PROCEEDS FOR DISTRIBUTION		71,948,611	0	0	0	0	0	0	0	0	0	0	0	60,925,255

Total ClubCorp Percentage Interest	86.5%	63,588,891	0	0	0	0	0	0	0	0	0	0	0	52,700,346
			0	0	0	0	0	0	0	0	0	0	0	0
Total Emerald Percentage Interest(2)	13.5%	8,713,062	0	0	0	0	0	0	0	0	0	0	0	8,224,809

(1)                     Emerald CFD Incentive Balance reduced by $500,000 advance distribution in August [Illegible]

(2)                     Emerald Percentage Interest equals 13.5% of Net Proceeds for Distributions less $1 [Illegible]

(3)                     Cells highlighted in yellow signify hardcoded formulas to account for advance distributed [Illegible]

(4)                     Emerald Preferred Return on Percentage Interest proceeds not paid at Close of Esc [Illegible]

EXHIBIT E-4 - DISTRIBUTION SUMMARY
Calculations based on JV & Development Agreement Amendments dated August 2005

Incentive Payment Calculations

CFD Incentive	Shea Incentive

Total Bond Proceeds	29,150,000	Tentative Net Proceeds for Distribution	85,326,953
Incentive Hurdle	(7,675,000)	Incentive Hurdle	(40,732,480)
Proceeds in excess of Hurdle	21,475,000	Proceeds in excess of Hurdle	44,594,473
Percentage to Emerald	35%	Percentage to Emerald	30%
CFD Incentive Payment	7,516,250	Shea Incentive Payment	13,378,342

Profit Distributions

			Emerald	CCA
Advance Distribution on CFD Incentive to Emerald funded by CC, [Illegible]	2,500,000		2,500,000	(2,500,000)
AVAILABLE FUNDS	118,109,241
Clubcorp Project Expense Repayments	10,100,741			10,100,741
Clubcorp Preferred Return - PAID	563,218			563,218
ClubCorp Stipulated Land Payment	13,200,000			13,200,000
ClubCorp Preferred Return - PAID	2,112,000			2,112,000
Emerald Prior Investment Balance Repayment	467,000		467,000
Emerald Preferred Return - PAID	74,720		74,720
Emerald Preferred Return on Balance Outstanding(3)	900,826		900,826
Estimated Available Funds After Return of Capital	90,690,736
Less: CFD Payment (less advance distribution of $2.5M)	5,016,250		5,016,250
Less: CFD Preferred Return	347,533		347,533
Tentative Net Proceeds for Distribution	85,326,953
Less: Shea Incentive Payment	13,378,342		13,378,342
Less: Shea Incentive Preferred Return	—		—
Net Proceeds for Distribution	71,948,611
Emerald’s Share (Less $1M in Milestone Payments)	8,713,062		8,713,062
ClubCorp’s Share	63,235,549	63,235,549		63,235,549
Total Distribution			31,397,734	86,711,508
Percentage Distribution v. Net Proceeds for Distribution			30.27%	69.73%

(1)                     Project Expenses shall include entitlement costs, transaction closing costs, remaining Milestone Payments, remaining G&A Payments and post closing obligations.

(2)                     Assumes Emerald receives two advance distributions on the CFD Incentive Fee totaling $2,500,000 pursuant to Section 9.a of the Second Amendment to the JV Agreement.

(3)                     Emerald’s balance of Percentage Interest distributions accrue 8% preferred return prior to close of escrow and then a 5% preferred return until Note is paid 12 months after close.

Project Expenses as shown are based on estimates of the final values for same and will be adjusted to reflect the actual amounts at the conclusion of the Project and are subject to final reconciliation and audit.

Preferred Returns as shown are based on anticipated accrual dates (some of which are reflected in the Pro Form Assumptions) and will be adjusted to reflect the actual accrual dates (i.e. the actual dates of expenditures for Project Expenses and the actual satisfaction of the “execution” of the Shea Release Agreement as provided in Section 6(e) of the Combined Amendment to Joint Venture Agreements, as subsequently amended).

Exhibit E-5 – Profit Distributions and Allocations

Aliso Viejo

Legav/Emerald Development

Shea Transaction Projected Proceeds Allocation, Assuming Close of Escrow on 12/31/05

8/9/2005

CFD Incentive Payment (Excl Preferred Return calc)		Shea Incentive Payment (Excl Preferred Return calc)

Total Bond Proceeds	29,150,000	Tentative Net Proceeds Avail for Distribution		85,326,953
Incentive Hurdle	(7,675,000)	Incentive Hurdle		(40,732,480)
Proceeds in excess of Hurdle	21,475,000	Proceeds in excess of Hurdle		44,594,473
Percentage to Emerald	35%	Percentage to Emerald		30%
CFD Incentive Payment	7,516,250	Shea Incentive Payment		13,378,342
“Tentative Net Proceeds Available for Distribution”		85,326,953	—

Total Proceeds less Joint Venture Costs, including Project Expenses, less Return of Capital less Balance Due on CFD Payment to Emerald

Shea Incentive Payment Calculation: (Tentative Net Proceeds Available for Distribution less $40,732,480) x 30%

Cash Receipts	12/31/2005	12/31/2006	Total
Shea Earnest Money	1,000,000		1,000,000
Shea Note Payments	58,250,000	59,250,000	117,500,000
Gross Sales Proceeds	59,250,000	59,250,000	118,500,000
Shea Interest @ 5%		2,962,500	2,962,500
Total Proceeds Including Interest	59,250,000	62,212,500	121,462,500

Less Joint Venture Costs Paid from Proceeds:
Accrued Project Expenses (2)	205,389		205,389
Accured Project Expenses (3)		647,869	647,869
Transaction Closing Costs (Estimate)	500,000		500,000
Golf Course Improvements	1,500,000		1,500,000
Shea Memberships	500,000		500,000
Total Joint Venture Costs	2,705,389	647,869	3,353,259

Available Funds	56,544,611	61,564,631	118,109,241

Distribution Priority per Section 8 to Joint Venture Agreement, as amended:
Return of Capital
Legav Project Expense Repayment	9,485,957	614,784	10,100,741
Legav Project Expense Preferred Return @ 8%	538,627	24,591	563,218
Legav Stipulated Land Payment	13,200,000		13,200,000
Legav Preferred Return Payment @ 8%	2,112,000		2,112,000
Emerald Prior Investment Balance	467,000		467,000
Emerald Preferred Return Payment @ 8% (Prior)	74,720		74,720
Emerald Preferred Return Payment @ 8%/5% (Unearned)	492,338	408,488	900,826
Total Return of Capital	26,370,641	1,047,863	27,418,505

Less:
Shea Incentive Payment to Emerald	13,378,342	0	13,378,342
Shea Incentive Preferred Return	—	0	—

CFD Incentive Payment to Emerald - Balance Due	5,016,250		5,016,250
CFD Incentive Preferred Return @ 8%	347,533		347,533
Net Proceeds for Distribution	11,431,844	60,516,767	71,948,611

Distribution to Emerald (Net of Equity Pre-Payments)	543,299	8,169,764	8,713,062	12.1%
Distribution to Legav	10,888,545	52,347,004	63,235,549	87.9%

(1)          Project Expenses as shown are based on estimates of the final values for same and will be adjusted ro reflect the actual amounts at the conclusion of the Project and are subject to final reconciliation and audit.

Preferred Returns as shown are based on anticipated accrual dates (some of which are reflected in the Pro Forma Assumptions) and will be adjusted to reflect the actual accrual dates (I.e. the actual dates of expenditures for Project Expenses and the actual satisfaction of the “execution” of the Shea Release Agreement as provided in Section 6(e) of the Combined Amendment to Joint Venture Agreements, as subsequently amended).

(2)          Includes payment of Asset Management fee to Owner accrued from start of project to Close of Escrow and Administrative Fee payable to Developer for the month of December 2005

(3)          Includes payment of G&A Reconciliation Fee payable to Developer and Administrative Fee payable to Developer for the month of December 2006

(4)          Payments to Developer below do not include any Administrative Fees or Cash Payments previously funded by Legav, unless noted.

Summary of Transaction(4)
Total Payments to Emerald - Shea Close of Escrow & Note Pmt	20,319,482	8,578,252	28,897,734	23.3%
Total Payments to Emerald - Advance Payments Funded by Legav	2,500,000	—	2,500,000	2.0%
Total JV Costs Paid from Proceeds	2,705,389	647,869	3,353,259
Total Payments to Legav	36,225,129	52,986,379	89,211,508	72.0%
Total	61,750,000	62,212,500	123,962,500
Less:
Variance - Advance Payments Funded by Legav	2,500,000	—	2,500,000
Total Proceeds Including Interest from Sale to Shea	59,250,000	62,212,500	121,462,500

	2004	2005	2006
Legav Project Funding
Beginning Balance	0	2,899,376	—
Additions During Period	2,899,376	6,586,581	614,784
Repayments During Period	—	9,485,957	614,784
Ending Balance	2,899,376	—	—

Legav Preferred Return
Beginning Balance	0	103,213	—
Additions During Period	103,213	435,413	24,591
Repayments During Period	—	538,627	24,591
Ending Balance	103,213	—	—

Estimated Net Proceeds Avail. For Dist.	71,948,611	71,948,611	71,948,611

Emerald Equity
Emerald Equity Prepayments	375,000	625,000	—
Cumulative Emerald Equity Prepayments	375,000	1,000,000	1,000,000

Equity %ages Earned	6.0%	7.5%	0.0%	13.5%
Cumulative Equity %ages Earned	6.0%	13.5%	13.5%	13.5%
Estimated Equity %age Paid	0.5%	1.4%	1.4%	3.3%
Equity %age Accrued	5.5%	12.1%	n/a
Emerald’s Profit Distribution Reduction	375,000	1,000,000	1,000,000

Equity Accrued During Period	3,941,917	8,713,062
Equity Distributions at Close of Escrow		543,299
Ending Equity		8,169,764
Preferred Return on Accrued Equity	121,702	370,635	408,488
Preferred Return Rate on Accrued Equity	8%	8%	5%

(1)                     Project Expenses as shown are based on estimates of the final values for same and will be adjusted ro reflect the actual amounts at the conclusion of the Project and are subject to final reconciliation and audit.

Preferred Returns as shown are based on anticipated accrual dates (some of which are reflected in the Pro Forma Assumptions) and will be adjusted to reflect the actual accrual dates (I.e. the actual dates of expenditures for Project Expenses and the actual satisfaction of the “execution” of the Shea Release Agreement as provided in Section 6(e) of the Combined Amendment to Joint Venture Agreements, as subsequently amended).

(2)       Includes payment of Asset Management fee to Owner accrued from start of project to Close of Escrow and Administrative Fee payable to Developer for the month of December 2005

(3)       Includes payment of G&A Reconciliation Fee payable to Developer and Administrative Fee payable to Developer for the month of Dec. 2006.

(4)       Payments to Developer below do not include any Administrative Fees or Cash Payments previously funded by Legav unless noted.

(5)       Circular reference errors in the electronic version of this Exhibits can be rectified by going to Tools/Options/Calculations and setting Iterations at 250.

EXHIBIT E-6

PROFIT DISTRIBUTIONS & PRIORITY OF ALLOCATIONS WORKSHEET(1)

Purchase Price	118,500,000
% at Close of Escrow	50%
Cash at Close of Escrow	59,250,000
Interest Income	2,962,500
Cash at Payment of Promissory Note (1 year after COE)	62,212,500

		Check Math E-4 v. E-5
		Exhibit E-5	Variance to E-4
Distributions from Close of Escrow Funds (assumes 12/05 Closing)
Proceeds at Close of Escrow	59,250,000
Joint Venture Costs paid from Proceeds	2,705,389
CCA Capital Repayment including Stipulated Land Payment	25,336,584	25,336,584	0
Emerald Prior Investment Balance	541,720
Emerald Preferred Return @ 8% on Balance Outstanding	492,338
Available Funds After Return of Capital	30,173,969
CFD Incentive and Shea Incentive (less $2.5M advance distribution)	18,742,125
Net Proceeds for Distribution	11,431,844	11,431,844	0
Emerald Percentage Interest	13.5%
Percentage Interest Payment to Emerald (less $1M in milestone payments)	543,299	543,299	0
Balance of Available Funds to ClubCorp	10,888,545	10,888,545	0
Total Close of Escrow Funds to Emerald	20,319,482	20,319,482	0
Total Close of Escrow Funds to ClubCorp	36,225,129	36,225,129	0

Distributions from Promissory Note Funds (assumes Note pay-off 12/06)
Proceeds at Payment of Promissory Note (1 year after COE)	62,212,500	62,212,500	0
Joint Venture Costs paid from Proceeds	647,869	647,869	0
CCA Capital Repayment including Stipulated Land Payment	1,047,863
Net Proceeds for Distribution	60,516,767	60,516,767	0
Emerald Percentage Interest	13.5%		(0)
Percentage Interest Payment - Initial Balance	8,169,764	8,169,764	0
Preferred Return @ 5%	408,488	408,488	0
Percentage Interest Payment to Emerald (less previous payment plus pref @ 5%)	8,578,252	8,578,252	0
Balance of Available Funds to ClubCorp	51,938,515	51,938,515	0
	8,578,252
	52,986,379	52,986,379	0

Total Distribution of Proceeds
Total Distributions to Emerald Including CFD Prepayment	31,397,734	31,397,734	0
Total Distributions to ClubCorp	86,711,508	86,711,508	0
Total Joint Venture Costs paid from Proceeds	3,353,259

Total Project Distributions	121,462,500	121,462,500	0

		31,397,734	0
		86,711,508	0

(1)                     Payments shown in descending order of priority pursuant to Amended JV Agreements dated August, 2005.

(2)                     Project Expenses and Preferred Returns are based on estimates.

Final reconciliation at close of escrow will analyze actual timing and amount of Expenses.

Project Expenses as shown are based on estimates of the final values for same and will be adjusted to reflect the actual amounts at the conclusion of the Project and are subject to final reconciliation and audit.

Preferred Returns as shown are based on anticipated accrual dates (some of which are reflected in the Pro Form Assumptions) and will be adjusted to reflect the actual accrual dates (i.e. the actual dates of expenditures for Project Expenses and the actual satisfaction of the “execution” of the Shea Release Agreement as provided in Section 6(e) of the Combined Amendment to Joint Venture Agreements, as subsequently amended).

EXHIBIT E-7 - Developer Percentage Interest Calculations

Emerald Percentage Interest & Prior Investment Balance Assumptions

Projected Net Distributable Profits	71,948,611

Phase	Trigger Event for Percentage Interest Earned by Developer	Percentage	Percentage Interest Earned	Cash Payment	Credit to Prior Investment Balance	Estimated Completion Dates (1)	Percent of Cash Payment v. Interest Earned
	Pre-agreement Investment Credit				467,000	January-04

Phase 1.a	General Plan Presentation	1.5%	1,079,229	125,000	954,229	January-04	12%
Phase 1.b	General Plan Certification	1.5%	1,079,229	125,000	954,229	June-04	12%
Phase 2	Development Agreement Approval	3.0%	2,158,458	125,000	2,033,458	November-04	6%
Phase 3	Shea Deed Restriction Release	3.0%	2,158,458	125,000	2,033,458	November-05	6%
Phase 4	Tentative Tract Map Approval	1.5%	1,079,229	250,000	829,229	March-05	23%
Phase 5	Final tract Map Approval	1.5%	1,079,229	250,000	829,229	November-05	23%
Phase 6	Closing	1.5%	1,079,229	0	1,079,229	December-05	0%
TOTAL Phases 1 - 6 (excludes Pre-agreement Investment)		13.5%		1,000,000	8,713,062
Total Percentage Interest Payment		9,713,062

1) Dates in Bold are completed milestones as of 7-15-05.

Total Distributions & Fees to Emerald
Developer’s Percentage Interest	9,713,062
8% Return on Prior Investment Balance	567,058		0	347,533
Preferred return @ 5% on Percentage Interest Balance (12 months)				408,488
Pre-agreement investment	467,000
Administrative Fee		2,370,000
Shea Incentive (insert as appropriate here and at Exhibit E-5 in correct month in Row 19)			13,378,342
CFD Incentive (insert as appropriate here and at Exhibit E-5 in correct month in Row 20)				5,016,250
CFD Incentive Advance distribution				2,500,000
Total Including Percentage Interest, Incentives, Milestones & G&A	10,747,120	13,117,120	26,495,462	34,767,734

1

FIRST AMENDMENT TO
COMBINED AMENDMENT TO JOINT VENTURE AGREEMENTS

THIS FIRST AMENDMENT TO COMBINED AMENDMENT TO JOINT VENTURE AGREEMENTS is entered into as of this 26 day of March, 2004, by and among LEGAV Corporation, a California corporation (“LEGAV Golf’), GCL Corporation, a California corporation (“GCL”), LEGAV COMMERCIAL PROPERTY CORPORATION, a California corporation (“LEGAV Commercial”), and Emerald Development Group, LLC, a California limited liability company (“Emerald”).

WHEREAS, the parties hereto are parties to that certain Combined Amendment to Joint Venture Agreements dated as of January 1, 2004 (the “Agreement”);

WHEREAS, the parties desire to amend the Agreement in certain respects.

NOW, THEREFORE, BE IT AGREED, as follows:

1.   Defined Terms. Capitalized terms used herein and not otherwise defined are defined in the Agreement. In the event of any conflict between a definition in the Agreement and this First Amendment, the meaning in this First Amendment shall apply.

2.   Miscellaneous Changes to the Agreement.

a)   Section 5(a) of the Agreement is hereby amended by adding the following sentence at the end: “The vote of two members of the Management Committee shall be required to approve all matters involving the Project.”

b)   Section 7(b) of the Agreement is hereby amended to read as follows: “In the event the aggregate Tentative Net Proceeds for Distribution are more than $40,732,480, Emerald shall be entitled to a special profits interest in the Joint Ventures equal to (i) 30% of the difference between the aggregate Tentative Net Proceeds for Distribution and $40,732,480 and (ii)) 8% per annum (not compounded) of the amount set forth in clause (i) from the date the Shea Release Agreement is executed by the parties (the “Shea Incentive Payment”).”

c)   Section 7(c) of the Agreement is hereby amended to read as follows: “In the event the proceeds from the CFD Bond proceeds are in excess of $7,675,000.00, then Emerald shall be entitled to a special profits interest in the Joint Ventures equal to (i) 50% of the CFD Bond proceeds in excess of $7,675,000.00, plus (ii) 8% per annum (not compounded) of the amount set forth in clause (i) from the date of the City’s adoption of Notice of Formation of the CFD (the “CFD Incentive Payment”). Emerald shall use commercially reasonable efforts to maximize lot values and to minimize infrastructure costs with the final infrastructure costs not to exceed $27,400,000.00 subject to the CCA Venturers’ approval. In the event that the CFD Incentive Payment is due, but the Development Property is sold in stages, the CFD Incentive Payment will be paid on a pro rata basis (based on the ratio of the gross acreage of the portion of the Development Property sold to the total Development Property, in each case excluding the portion of the Development Property transferred to the City for purposes of a community center) as each portion of the Development Property (other than the community center) is sold. The amount to be paid shall be based on the portion of the Development Property sold at each closing. In the event a portion of the Development Property has been sold prior to the time the CFD Incentive Payment becomes due, the pro rata amounts that would have been due in connection with the sale of that portion shall be paid at the time of the sale of the next portion of the Development Property.”

d)   Section 9 of the Agreement is hereby deleted. The section numbers of the sections following section 9 shall not be changed.

e)   Section 12(b) of the Agreement is hereby amended by adding the following phrase after the word “Emerald” in the third line thereof: “or as a result of a termination under Section 13.6 of the Development Agreement”.

f)   Section 12(d) of the Agreement is hereby amended by adding the following phrase after the phrase “Development Agreement” in the third line thereof: “or the Development Agreement is terminated pursuant to Section 13.6 thereof and the Development Property is sold in connection with the Project on or before the expiration of one year from the date of termination.”

g)   The following sentence is hereby added at the end of each of Section 12(b) and 12(c) of the Agreement: “The payments to Emerald pursuant to this subsection are in lieu of and not in addition to the amounts that Emerald is entitled to receive hereunder.”

h)   A new Section 12(f) is added to the Agreement to read in its entirety as follows: “Except as provided in Section 12(d), in the event that the Development Agreement is terminated pursuant to Section 13.6 thereof, Emerald is not entitled to any further distributions under this Agreement.”

i)   To avoid any confusion, the parties agree that any costs associated with the golf course clubhouse are not “Project Expenses”.

j)   The amounts due to Emerald under Sections 12(b) or (c) shall be reduced by any Cash Payments actually received by Emerald pursuant to the Development Agreement.

3.   Changes to Section 8 of the Agreement.

To avoid confusion that has arisen from the original wording, Section 8 of the Agreement is hereby amended to read in its entirety as follows:

8.         Allocations and Distributions.

a)   This Section describes how income will be allocated, and distributions will be made, to Emerald and the CCA Venturers.

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b)   Out of the first Available Funds, the Joint Ventures shall first distribute the following funds: (i) to the CCA Venturers, all Project Expenses funded by the CCA Venturers plus an 8% per annum simple interest return accruing from the date of funding, (ii) to the CCA Venturers, a Stipulated Land Value of $13,200,000 with an annualized appreciation rate of 8% simple, interest from the date hereof, (iii) to Emerald, its Prior Investment Balance, and (iv) to any other person that has paid any Project Expenses, any amounts paid by such person for the Project Expenses plus the return on such investment (to the extent such substitute investment source and the return on its investment was mutually agreed to by the parties in accordance with Section 3.6 of the Development Agreement or is Emerald or a New Investor pursuant to the terms of Section 11 of this Agreement). The distributions just described comprise the Return of Capital. In the event that the funds available are insufficient for this purpose, then, except as provided in Section 11, the available funds shall be distributed among the Venturers in proportion to the amounts to which they would have been entitled under this Section 8(b). All amounts described in this Section 8(b) shall be calculated as of the date of distribution.

c)   After the distributions required by Section 8(b) have been made, out of any remaining Available Funds, the Joint Ventures shall next distribute to Emerald the Shea Incentive Payment then due, if any, and the CFD Incentive Payment then due, if any.

d)   After the other distributions required by Sections 8(b) and 8(c) have been made, out of the remaining Available Funds, if any, the Joint Ventures shall next distribute to Emerald an amount (not less than zero) equal to (i) the remaining Available Funds multiplied by Emerald’s Percentage Interest at that time, less (ii) the amount determined from the applicable line on the following chart:

If Emerald’s Percentage Interest is:	Emerald Section 8(d) Distribution to be reduced by:
1.5%	$125,000
3%	$250,000
6%	$375,000
9%	$500,000
10.5%	$750,000
12%	$1,000,000
13.5%	$1,000,000

All remaining Available Funds held by each Joint Venture shall be distributed to the CCA Venturers as set forth in the respective Joint Venture Agreements.

For example, assume that Emerald’s Percentage Interest is 13.5% and the initial amount of Available Funds for distribution under this Section 8(d) equals $5,000,000. In that event, Emerald would have been entitled to a distribution equal to 13.5% of $5,000,000, or $675,000. Because that amount is less than

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$1,000,000, no portion of those Available Funds will be distributed to Emerald; all will be distributed to the CCA Venturers. Now assume that the Joint Ventures receive another $5,000,000 of Available Funds. In that event, Emerald’s share of the total Available Funds, taking into account the first distribution as well, would be $1,350,000, less $1,000,000, or $350,000. The remaining Available Funds would be distributed to the CCA Venturers. Thereafter, Emerald would be entitled to 13.5% of any distributions made under this Section 8(d).

e)   For tax purposes, the Joint Ventures shall allocate to Emerald, prior to any other allocation of income, an amount of long term capital gain equal to the amount actually distributed to Emerald under any section of this Agreement less $467,000 (the “Emerald Income Amount”). In the event the Joint Ventures do not have sufficient long term capital gain to allocate against the Emerald Income Amount, then income shall be allocated to Emerald in the following order of priority until the total allocation equals the Emerald Income Amount: (i) all of the Joint Ventures’ long term capital gain; (ii) short term capital gain; (iii) ordinary income. Such allocation shall have substantial economic effect because it will only occur based on an increase in the value of the Development Property. Notwithstanding the foregoing, in the event that the CCA Venturers (or their affiliates) have capital losses that can be used to offset an allocation of capital gain from the Joint Ventures, any capital gain of the Joint Ventures shall be allocated to the Venturers in accordance with their percentage interests in the Net Proceeds for Distributions, but in no event will more than $3 million of capital gain in the aggregate for all years be allocated to the CCA Venturers under this sentence. In no event shall any special allocations be made td the extent that such allocations are not permitted by law.

f)   Notwithstanding Section 3(b), in the event the Actual Sales Proceeds received by the Joint Ventures are in a different proportion than that set forth in Section 3(b), then in that event the distributions and allocations, as between the two Joint Ventures, shall be made in proportion to the amounts received by each Joint Venture in such sale.

g)   For purposes of this Agreement, the following terms shall have the following meanings:

(1)   The term “Actual Sales Proceeds” shall mean the actual sales proceeds after taking into account all credits and deducts from the sale of the Development Property.

(2)   The term “Net Proceeds for Distribution” shall mean the funds available for distribution pursuant to Section 8(d).

(3)   The term “Prior Investment Balance” shall mean the sum of (i) Emerald’s initial Capital Account balance of $467,000 increased at the rate of 8% per annum (not compounded) from December 22, 2003 plus (ii) 8% per annum (not compounded) accrued on Emerald’s share of the Net Proceeds for Distribution accrued from the dates its Percentage Interest was earned in accordance with Section 6. For example, assume that Emerald’s Percentage Interest

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is 13.5% and its share in the Net Proceeds for Distribution equals $10,000,000. In that event, 1.5/13.5 (roughly 11.1%) was earned on January 7, 2004, so $1,111,111 began to accrue an 8% return on January 7, 2004. The parties acknowledge that the calculation of the Prior Investment Balance depends on the Net Proceeds for Distribution, which in turn depends on the Prior Investment Balance but further acknowledge that this circular calculation can readily be resolved using the spreadsheet used to produce Exhibit E.

(4)   The term “Return of Capital” shall mean the total of (i) all Project Expenses funded by the CCA Venturers plus an 8% per annum simple interest return on each amount funded accruing from each date of funding, (ii) a Stipulated Land Value of $13,200,000 with an annualized appreciation rate of 8% simple interest from January 1, 2004, (iii) the Prior Investment Balance, and (iv) any amounts paid by a substitute investment source for the Project Expenses plus the return on such investment (to the extent such substitute investment source and the return on its investment was mutually agreed to by the parties in accordance with Section 3.6 of the Development Agreement or is Emerald or a New Investor pursuant to the terms of Section 11 of this Agreement). For purposes of computing Project Expenses and consequently the Net Proceeds for Distribution, the Joint Ventures shall be deemed to have paid, commencing January 2004, a management fee of $6,500 per month to their affiliates for management services associated with the Project in lieu of any management fees actually paid and whether or not any management fees are actually paid, but not in excess of $234,000. Until the entire Return of Capital has been paid as of any date, there will be no Net Proceeds for Distribution.

(5)   “Available Funds” means funds available to the Joint Ventures from the sale or other disposition of the Development Property (or funds received from the ultimate disposition of any noncash property received for the Development Property), after payment of any costs associated with such disposition. For example, if the Joint Ventures dispose of a portion of the Development Property in exchange for an interest in another entity, there will be no Available Funds as a result of such disposition until cash is received from that entity or in exchange for the Joint Ventures’ interest in such entity.

(6)   “Tentative Net Proceeds for Distribution” means the Available Funds less the amounts described in Section 8(b) and the CFD Incentive Payment.

h)   Exhibit E to the Development Agreement and this Agreement reflects an example of the distributions to be made hereunder and under the Development Agreement under the assumptions used to prepare that exhibit.

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4.   In all other respects, the Agreement shall remain in full force and effect.

Executed by the parties as of the date first written above.

Emerald:

EMERALD DEVELOPMENT GROUP, LLC, a California limited liability company

By:	/s/ James B. Kelly
James B. Kelly, President

The Joint Ventures:

ALISO VIEJO GOLF CLUB JOINT VENTURE, a California joint venture

	By:	GCL CORPORATION, general partner

		By:	/s/ Douglas T. Howe
Douglas T. Howe, Vice President

ALISO VIEJO COMMERCIAL PROPERTY JOINT VENTURE, a California joint venture

	By:	GCL CORPORATION, general partner

		By:	/s/ Douglas T. Howe
Douglas T. Howe, Vice President

GCL CORPORATION

By:	/s/ Douglas T. Howe
Douglas T. Howe, Vice President

LEGAV CORPORATION

By:	/s/ Douglas T. Howe
Douglas T. Howe, Vice President

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LEGAV COMMERCIAL PROPERTY CORPORATION

By:	/s/ Douglas T. Howe
Douglas T. Howe, Vice President

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COMBINED AMENDMENT TO JOINT VENTURE AGREEMENTS

THIS COMBINED AMENDMENT TO JOINT VENTURE AGREEMENTS is entered into as of this 1st day of January, 2004, by and among LEGAV Corporation, a California corporation (“LEGAV Golf”), GCL Corporation, a California corporation (“GCL”), LEGAV COMMERCIAL PROPERTY CORPORATION, a California corporation (“LEGAV Commercial”), and Emerald Development Group, LLC, a California limited liability company (“Emerald”).

WHEREAS, LEGAV Golf and GCL are parties to that certain Joint Venture Agreement relating to Aliso Viejo Golf Club dated June 16, 1997, and amended on five previous occasions, with the last amendment dated April       , 1999 (the “Golf JV Agreement”) pursuant to which Aliso Viejo Golf Joint Venture (“AV Golf’) was formed;

WHEREAS, LEGAV Commercial and GCL are parties to that certain Commercial Property Joint Venture Agreement dated November 20, 1997, and amended on April     , 1999 (the “Commercial JV Agreement”) pursuant to which Aliso Viejo Commercial Property Joint Venture (“AV Commercial”) was formed;

WHEREAS, Emerald is a party to that certain Development Agreement dated December 22, 2003 with AV Golf and AV Commercial (the “Original Development Agreement”); which contemplates that Emerald will be admitted as a partner in AV Golf and AV Commercial (collectively, the “Joint Ventures”);

WHEREAS, this Agreement is designed to implement the provisions of the Original Development Agreement relating to admitting Emerald as a partner in the Joint Ventures, with certain revisions as agreed by the parties;

WHEREAS, Emerald and the Joint Ventures have entered into that certain Amended and Restated Development Agreement dated as of January 1, 2004 (the “Development Agreement”);

WHEREAS, LEGAV Golf, LEGAV Commercial and GCL (collectively the “CCA Venturers”) desire to amend the Golf JV Agreement and the Commercial JV Agreement to admit Emerald as a Venturer in each of AV Golf and AV Commercial.

NOW, THEREFORE, BE IT AGREED, as follows:

1.   Defined Terms. Capitalized terms used herein and not otherwise defined are defined in the Development Agreement. Other capitalized terms are defined, to the extent they relate to the Golf JV, in the Golf JV Agreement or to the extent they relate to the Commercial JV, in the Commercial JV Agreement. In the event of any conflict between a definition in a JV Agreement and the Development Agreement, the meaning in the Development Agreement shall apply.

2.   Admission to and Interest in Joint Ventures.

a)   Emerald is hereby admitted to each of the Joint Ventures as a Venturer and shall have the rights and obligations set forth herein and therein. This Agreement and the rights and obligations of Emerald as a Venturer relate solely to the development, use for purposes other than a golf course, and disposition of the Development Property. In all other respects, the JV

Agreements shall remain in full force and effect and Emerald shall have no rights or obligations with respect to any of the other assets, liabilities or operations of the Joint Ventures. For tax purposes, none of the liabilities of the Joint Ventures shall be allocated to Emerald.

b)   Emerald’s interest in the income and distributions of the Joint Ventures shall be determined as set forth in this Agreement. Except for income allocated to Emerald and distributions made to Emerald as set forth herein, all other income, losses, credits and other items shall be allocated, and all other distributions shall be made, to the CCA Venturers in the manner set forth in the JV Agreements without regard to this Agreement.

3.   Allocation Between Joint Ventures.

a)   The Development Property belongs partly to the Golf JV and partly to the Commercial JV. The Project relates to all of the Development Property and will benefit both Joint Ventures.

b)   In order to simplify matters, unless a contribution, allocation, distribution or other item is allocated specifically to one Joint Venture or the other, all such items shall be allocated between the Joint Ventures in the following proportions: Golf JV — [75]%; Commercial JV — [25]%, which percentages represent the proportions of the Development Property owned by each of the Joint Ventures. For example, the capital contribution by Emerald set forth in Section 4 shall be allocated in such proportions.

4.   Capital Contribution. Emerald hereby contributes to the capital of the Joint Ventures all of its plans, ideas, documents, proposals, approvals and all other matters of any nature whatsoever associated with the Development Property. In exchange for such contribution, Emerald shall have an initial Capital Account in the Joint Ventures equal to $467,000, which amount represents the amount previously invested by Emerald in the Project. Except to the extent income of the Joint Ventures is allocated to Emerald as set forth herein and not yet distributed to Emerald, Emerald will have no other interest in the capital of the Joint Ventures.

5.   Obligations of the Venturers.

a)   Emerald, subject to the terms in the Joint Venture Agreements and Major Decisions, as defined below, shall have responsibility and authority as Development Partner of each Joint Venture to develop and implement entitlement and development strategies and to manage day-to-day operations of the Project. Emerald shall be entitled to one representative on the Management Committee of each Joint Venture. Such representative shall be James Kelly unless the CCA Venturers consent to the appointment of a different representative. Emerald’s representative on the Management Committee shall participate in discussions only involving matters that could impact the Project and shall have no say in any other matters involving the Joint Ventures.

b)   Emerald shall provide monthly Project status reports and monthly financial reconciliation reports related to the Project to the CCA Venturers’

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appointed Representatives in a form reasonably requested by the CCA Venturers. The CCA Venturers’ initial Representatives are designated as Doug Howe and Mark Dietz and may be substituted as determined by the Venturers. The CCA Venturers’ Representatives shall seek timely approval from the their Investment Committees on matters defined as Major Decisions. All Major Decisions shall require the consent of the CCA Venturers, which consent shall not be unreasonably withheld except for Major Decisions described in clauses (vi)-(ix) of subsection(c),consent to which may be withheld in the sole discretion of the CCA Venturers if such Major Decisions are not contemplated by the Development Agreement.

c)   Major Decisions shall be defined as (i) execution of any agreements binding the Joint Ventures or the Development Property, including any agreements with the City, (ii) the CFD formation, (iii) the Budgets for the Project infrastructure, (iv) major adjustments to the entitlement budget for the Project, (v) any agreements related to the modification/removal of the Shea Restrictions, (vi) the refinancing of the Golf Property or Commercial Property debt, (vii) sale of the Development Property, (viii) any matters relating to assets of the Joint Ventures not associated with the Project and (ix) any other Major Policy Decisions set forth in the Joint Venture Agreements.

d)   The CCA Venturers shall cause the Joint Ventures to comply with the Development Agreement.

6.   Emerald’s Percentage Interest.

a)   Emerald’s entitlement to allocations of income and distributions of cash shall be determined based in large part on its Percentage Interest in certain profits of the Joint Ventures, as determined below. Emerald is to perform certain services for the Joint Ventures. Upon completion of such services, or under certain other circumstances, Emerald will be entitled to an increase in its Percentage Interest.

b)   Emerald’s shall be entitled to a Percentage Interest of 1.5% upon presentation of the Development Plan to the City Council of Aliso Viejo on or about January 7, 2004 for review so that the Joint Ventures may receive City Council’s recommendation.

c)   Emerald’s shall be entitled to an additional Percentage Interest of 1.5% upon certification of the City’s General Plan by the City Council.

d)   Emerald’s shall be entitled to an additional Percentage Interest of 3% upon the City and the Joint Ventures executing a Development Agreement acceptable to the Joint Ventures for the Residential Development and the uses for the Retained Property.

e)   Emerald’s shall be entitled to an additional Percentage Interest of 3% upon receipt of the Shea Release Agreement executed by Shea.

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f)   Emerald’s shall be entitled to an additional Percentage Interest of 1.5% upon the approval by the City (and all other applicable governmental authorities) of the Tentative Tract Map.

g)   Emerald’s shall be entitled to an additional Percentage Interest of 1.5% upon the approval of the Final Tract Map by the City (and all other applicable governmental authorities).

h)   Emerald’s shall be entitled to an additional Percentage Interest of 1.5% upon the closing and funding of the sale of all of the Residential Development to a third party(ies) and reconciliation of expenses for the Project.

i)   In the event the Development Property is sold prior to the completion of all Phases and prior to or in connection with termination of the Development Agreement by Owner, Emerald’s Percentage Interest will be a total of 13.5%. In such event, then Emerald’s Profits Distribution, as determined using the chart in Section 8(b)(1), shall not be reduced by more than the amount it would have been reduced prior to the increase in the Percentage Interest pursuant to this subsection.

j)   Sections 11 and 12, below, describes certain other circumstances under which Emerald’s Percentage Interest will be increased, Except as provided in Section 11 (relating to a substitute investor), in no event will Emerald’s Percentage Interest exceed 13.5%.

7.   Emerald’s Additional Profits Interests.

a)   Emerald’s shall also be entitled to allocations of income and distributions of cash determined based on the Shea Incentive Payment and the CFD Payment, as determined below.

b)   In the event the Net Lot Revenues are more than $88,900,000, Emerald shall be entitled to a special profits interest in the Joint Ventures equal to (i) 30% of the difference between the Net Lot Revenues and $88,900,000, plus (ii) the amount set forth in clause (i) increased at the rate of 8% per annum (not compounded) from the date the Shea Release Agreement is executed by the parties (the “Shea Incentive Payment”).

c)   In the event the proceeds from the CFD Bond proceeds are in excess of $7,675,000.00, then Emerald shall be entitled to a special profits interest in the Joint Ventures equal to (i) 50% of the CFD Bond proceeds in excess of $7,675,000.00, plus (ii) the amount set forth in clause (i) increased at the rate of 8% per annum (not compounded) from the date of the City’s adoption of Notice of Formation of the CFD (the “CFD Incentive Payment”). Emerald shall use commercially reasonable efforts to maximize lot values and to minimize infrastructure costs with the final infrastructure costs not to exceed $27,400,000.00 subject to the CCA Venturers’ approval.

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8.   Allocations and Distributions to Emerald — Single Cash Closing.

a)   This Section describes how income will be allocated, and distributions will be made, to Emerald in the event that all of the Development Property is sold by the Joint Ventures for cash in a single transaction. The next section describes the allocations and distributions to Emerald in the event the Development Property is disposed of in a different manner.

b)   At the Closing, the Joint Ventures shall distribute to Emerald the sum of the following amounts (the “Emerald Profit Distribution”):

(1)   an amount (not less than zero) equal to (i) the Net Proceeds for Distribution multiplied by Emerald’s Percentage Interest at that time, less (ii) the amount determined from the applicable line on the following chart:

If Emerald’s Percentage Interest is:	Emerald Section 8(d) Distribution to be reduced by:
1.5%	$125,000
3%	$250,000
6%	$375,000
9%	$500,000
10.5%	$750,000
12%	$1,000,000
13.5%	$1,000,000

(2)   The Shea Incentive Payment, if any.

(3)   The CFD Incentive Payment, if any.

c)   In addition to the distributions, if any required by subsection (b), the Joint Ventures shall distribute to Emerald an amount equal to Emerald’s Prior Investment Balance prior to the distribution of any Net Proceeds for Distribution.

d)   For tax purposes, the Joint Ventures shall allocate to Emerald, prior to any other allocation of income, an amount of long term capital gain equal to the Emerald Profits Distribution plus the Prior Investment Balance less $467,000 (the “Emerald Income Amount”). In the event the Joint Ventures do not have sufficient long term capital gain to allocate against the Emerald Income Amount, then income shall be allocated to Emerald in the following order of priority until the total allocation equals the Emerald Income Amount (i) all of the Joint Ventures’ long term capital gain; (ii) short term capital gain; (iii) ordinary income. Such allocation shall have substantial economic effect because it will only occur based on an increase in the value of the Development Property. Notwithstanding the foregoing, in the event that the CCA Venturers (or their affiliates) have capital losses that can be used to offset an allocation of capital gain from the Joint Ventures, any capital gain of the Joint Ventures shall be allocated to the Venturers in

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accordance with their percentage interests, but in no event will more than $3 million of capital gain in the aggregate for all years be allocated to the CCA Venturers under this sentence. In no event shall any special allocations be made to the extent that such allocations are not permitted by law.

e)   Notwithstanding Section 3(b), in the event the Actual Sales Proceeds received by the Joint Ventures are in a different proportion than that set forth in Section 3(b), then in that event the distributions and allocations, as between the two Joint Ventures, shall be made in proportion to the amounts received by each Joint Venture in such sale.

f)   For purposes of this Agreement, the following terms shall have the following meanings:

(1)   The term “Actual Sales Proceeds” shall mean the actual sales proceeds after taking into account all credits and deducts from the sale of the Development Property.

(2)   The term “Net Proceeds for Distribution” shall mean (i) Actual Sales Proceeds, less (ii) the Project Expenses to the extent such are not included in the Return of Capital, (iii) the Return of Capital, as defined below, (iv) the Shea Incentive Payment, if any, and (v) the CFD Incentive Payment, if any.

(3)   The term “Prior Investment Balance” shall mean the sum of (i) Emerald’s initial Capital Account balance of $467,000 increased at the rate of 8% per annum (not compounded) from December 22, 2003 plus (ii) 8% per annum (not compounded) accrued on Emerald’s share of the Net Proceeds for Distribution accrued from the dates its Percentage Interest was earned in accordance with Section 6. For example, assume that Emerald’s Percentage Interest is 13.5% and its share in the Net Proceeds for Distribution equals $10,000,000. In that event, 1.5/13.5 (roughly 11.1%) was earned on January 7, 2004, so $1,111,111 began to accrue an 8% return on January 7, 2004.

(4)   The term “Return of Capital” shall mean the total of (i) all Project Expenses funded by the Joint Ventures plus an 8% per annum simple interest return accruing from the date of funding, (ii) a Stipulated Land Value of $13,200,000 with an annualized appreciation rate of 8% simple interest from the date hereof, (iii) the Prior Investment Balance, and (iv) any amounts paid by a substitute investment source for the Project Expenses plus the return on such investment (to the extent such substitute investment source and the return on its investment was mutually agreed to by the parties in accordance with Section 3.6 of the Development Agreement or is Emerald or a New Investor pursuant to the terms of Section 11 of this Agreement). For purposes of computing Project Expenses and consequently the Net Proceeds for Distribution, the Joint Ventures shall be deemed to have paid,

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commencing January 2004, a management fee of $6,500 per month to their affiliates for management services associated with the Project in lieu of any management fees actually paid and whether or not any management fees are actually paid, but not in excess of $234,000. Until the entire Return of Capital has been paid as of any date, there will be no Net Proceeds for Distribution.

g)   Exhibit E to the Development Agreement reflects an example of the distributions to be made hereunder and under the Development Agreement under the assumptions used to prepare that exhibit.

9.   Allocations and Distributions to Emerald — Other than Single Cash Closing.

a)   This Section describes how income will be allocated and distributions will be made to Emerald in the event that part or all of the Development Property is sold by the Joint Ventures other than a sale of all of the Development Property for cash in a single transaction.

b)   The Venturers acknowledge that the precise means by which the Development Property will be disposed of by the Joint Ventures cannot be known at this time. For example, and without limitation, it is possible that it will be sold in an installment sale, or traded for other property, or contributed to another entity in exchange for interests in that entity or sold in smaller parcels at multiple closings. It is also possible, albeit not expected, that the interests of the Venturers in the Joint Ventures themselves will be sold rather than the Development Property.

c)   In any such event, Emerald will be entitled to distributions on the terms set forth in Section 8 based on the cash amounts actually ultimately received by the Joint Ventures or the Venturers from time to time, whether directly or indirectly. For example, assume that Emerald’s Percentage Interest is 13.5% and the initial Net Proceeds for Distribution available to the Joint Ventures equal $5,000,000. In that event, Emerald would have been entitled to a distribution equal to 13.5% of $5,000,000, or $675,000. Because that amount is less than $1,000,000, no portion of those Net Proceeds will be distributed to Emerald. (Of course, because Net Proceeds for Distribution are calculated after subtracting the Return of Capital, Emerald would have been entitled to a prior distribution representing its share of the Return of Capital.) Now assume that the Joint Ventures receive another $5,000,000 of Net Proceeds for Distribution. In that event, Emerald’s share of the total Net Proceeds for Distribution would be $1,350,000, less $1,000,000, or $350,000. Thereafter, Emerald would be entitled to 13.5% of any Net Proceeds for Distribution received by the Joint Ventures.

d)   In the event the Shea Incentive Payment and/or the CFD Incentive Payment have not yet been earned as of the initial receipt of Net Proceeds for Distribution by the Joint Ventures, but are earned thereafter, the amounts due with respect thereto shall be distributed by the Joint Ventures to Emerald prior to any other distribution by the Joint Ventures.

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e)   For tax purposes, the Joint Ventures shall allocate to Emerald, prior to any other allocation of income, an amount of long term capital gain equal to any distributions made to Emerald pursuant to subsections (c) or (d). In the event the Joint Ventures do not have sufficient long term capital gain to allocate against such distributions, then income shall be allocated to Emerald in the following order of priority until the total allocation equals the total amount of such distributions: (i) all of the Joint Ventures’ long term capital gain; (ii) short term capital gain; (iii) ordinary income. Such allocation shall have substantial economic effect because it will only occur based on an increase in the value of the Development Property. Notwithstanding the foregoing, in the event that the CCA Venturers (or their affiliates) have capital losses that can be used to offset an allocation of capital gain from the Joint Ventures, any capital gain of the Joint Ventures shall be allocated to the Venturers in accordance with their percentage interests, but in no event will more than $3 million of capital gain in the aggregate for all years be allocated to the CCA Venturers under this sentence. In no event shall any special allocations be made to the extent that such allocations are not permitted by law.

f)   Notwithstanding Section 3(b), because this Section 9 contemplates a possible sale of less than all of the Development Property, in such event the distributions and allocations, as between the two Joint Ventures, shall be made in proportion to the amounts received by each Joint Venture in such sale or if the sale proceeds are not specifically allocated between the Joint Ventures as part of such transaction, then such proportion shall be based on the relative gross acreages of each included in such transaction. The Joint Ventures at any time may agree upon a different method of allocation between them.

10.   Effective Date.

a)   Provided the condition set forth in subsection (b) is ultimately fulfilled, this Agreement shall take effect as of January 1, 2004.

b)   The admission of Emerald as a Venturer in the Golf JV and the amendment of the Golf JV Agreement requires the consent of Textron Financial Corporation (“Textron”). Accordingly, without such consent, Emerald shall not be admitted as a partner in the Golf JV. In all events, the amounts due to Emerald hereunder shall be subordinate to the payment in full of all amounts due by the Golf JV to Textron.

c)   LEGAV Golf and GCL shall use commercially reasonable efforts to obtain the consent of Textron to the admission of Emerald to the Golf JV. In the event that Textron refuses to grant such consent, the parties shall take such other steps, not requiring Textron’s consent, to amend this Agreement and the Original Development Agreement (which shall remain in effect if Textron’s consent is not received) to achieve to the greatest extent possible the same economic and tax results contemplated by this Agreement.

11.   Substitute Investor. In the event the Joint Ventures elect not to continue to provide funding pursuant to Section 8.1 of the Development Agreement, Emerald

8

may fund the capital required for the Project Expenses from its own sources or obtain a substitute New Investor. The resulting new funding structure shall not adversely affect the Venturers’ rights herein except that the CCA Venturers’ share of the Net Proceeds for Distribution shall be 50% of the Net Proceeds for Distribution and the remaining fifty percent 50% shall be divided between Emerald and New Investor as agreed to by those parties. The CCA Venturers will maintain their Return of Capital, which will continue to accrue at the simple interest rate of 8% per annum. At Closing, if no Net Proceeds for Distribution are available, the funds available will be distributed in the following order of priority: (i) the CCA Venturers will receive payment of the Stipulated Land Value of $13,200,000, (ii) all other portions of the Return of Capital will be paid other than amounts due to the CCA Venturers, (iii) the Shea Incentive Payment and the CFD Incentive, if any shall be paid, and (iv) the CCA Venturers will be entitled to the remainder of their Return of Capital. If Emerald does not choose to exercise the right to continue to fund the Project Expenses provided herein, then the Termination Notice by the Joint Ventures will be treated as a termination without cause and Section 12 hereof shall apply.

12.   Termination of Emerald’s Joint Venture Interest.

a)   If the Joint Ventures terminate the Development Agreement for any reason, then the Joint Ventures shall purchase, and Emerald shall sell, its interest in the Joint Ventures on the terms set forth in this Section.

b)   Except as provided in subsection (d), below, the amount to be paid to Emerald for its interest in the Joint Ventures if the Development Agreement is not terminated as a result of an Event of Default by Emerald (the Termination Price”) shall be the sum of the following items: (i) Emerald’s share of the Prior Investment Balance, (ii) the Shea Incentive Payment, if any, (iii) the CFD Incentive Payment, if any, and (iv) an amount equal to (a) $44,000,000 multiplied by (b) the sum of (x) the accumulated Percentage Interests earned by Emerald pursuant to Section 6 through the date of termination, plus (y) 50% of the remaining unearned Percentage Interest (i.e., if 6% is earned, 50% x 7.5% unearned (13.5-6) = 3.75% for a total of 9.75%). If final values for the Shea Incentive Payment and/or CFD Incentive Payment have not been determined at the time when the Termination Price is due, the portion of the Termination Price relative to the Shea Incentive Payment, if any and the CFD Incentive Payment, if any, shall be paid promptly after such amounts are determined, and the balance of the Termination Price will be paid immediately.

c)   Upon proper termination of the Development Agreement as a result of an Event of Default by Emerald, the Joint Ventures shall pay to Emerald at the Closing (a) the amount that would be due to Emerald pursuant to Section 8(b)(1) based on Emerald’s Percentage Interest as of the date of termination, (b) the Shea Incentive Payment, if any, provided that the Shea Release Agreement has been executed by Shea as of the date of termination of the Development Agreement, (c) the CFD Incentive Payment, if any, provided that the City has adopted the Notice of Formation for the CFD as of the date of termination of the Development Agreement and (d) Emerald’s share of the Prior Investment Balance. If Section 9 would

9

have applied if this Agreement had not been terminated, then payments shall be made as set forth in that section based on Emerald’s Percentage Interest as of the date of termination. Notwithstanding the above, any amount payable to Emerald upon a termination under this Section 12(c) shall be subject to an offset for any of the Joint Ventures’ damages, including all attorneys’ fees and costs, arising out of or resulting from Emerald’s Event of Default under the Development Agreement.

d)   If the Development Agreement is terminated as a result of a sale of the Development Property that is not described in the first sentence of Section 8.2 of the Development Agreement, then Emerald shall be entitled to the benefits set forth in this Agreement other than this Section 12 if, as and when it would have been entitled to such benefits had the Development Agreement not been terminated.

e)   Upon distribution to Emerald of all amounts due to it under this Agreement, the Joint Ventures may repurchase Emerald’s interest in each of them for one dollar.

13.   Conflict with Joint Venture Agreements.

a)   This Agreement amends each of the Joint Venture Agreements. In the event of a conflict between the terms hereof and a Joint Venture Agreement, this Agreement shall be controlling. In all other respects, the Joint Venture Agreements shall remain in full force and effect.

b) Sections 15.1.1 and 15.1.2 of the Golf JV Agreement and Sections 14.1.1 and 14.1.2 of the Commercial JV Agreement (each of which relates to restrictions on transfers) shall apply to Emerald in the same manner as if “James B. Kelly” were substituted for “Paul N. Donnelly” and if “Emerald” were substituted for “AVG” or “AVC” each place they appear.

c)   Section 16 of the Golf JV Agreement and Section 15 of the Commercial JV Agreement (each of which relates to a put or right of first refusal) shall not apply to Emerald and Emerald shall have no rights under such sections.

d)   The CCA Venturers shall continue to have all other authority as set forth in the Joint Venture Agreements.. Except as expressly set forth herein or for actions which are in conflict with the terms of the Development Agreement, the CCA Venturers shall have full authority to manage the Joint Ventures and take any action, including, without limitation Major Policy Decision matters and the prohibited transactions and self-dealing matters described in Article 11 of the Joint Venture Agreements, without Emerald’s consent.

e)   Emerald acknowledges that the Joint Venture Agreements contain various provisions related to a prior development plan for the Joint Ventures’ assets and that Emerald shall not have any right to enforce any such provisions, it being understood that the only future plan for the Joint

10

Ventures’ assets in which Emerald has an interest or rights is the development of the Project.

14.   Litigation. In the event of any litigation under or respecting this Agreement, the prevailing party shall be entitled to attorneys’ fees and court costs through all pretrial, trial, appellate, administrative, and post-judgment proceedings.

15.   Payment of Sums Owed. Upon termination, all sums owed by any party to another shall be paid within 30 days of the effective date of such termination.

16.   Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if in writing and (i) hand delivered, including delivery by courier service, (ii) sent by facsimile, or (iii) sent by certified mail, return receipt requested, postage prepaid, addressed as shown below, or to such other address as the party concerned may substitute by written notice to the other. If the notice is sent by facsimile, it must be properly addressed, reflecting the facsimile phone number of the addressee(s), and must be transmitted by a facsimile which produces a dated message completed confirmation. All notices hand delivered shall be deemed received on the date of delivery. All notices forwarded by mail shall be deemed received on a date three days (excluding Sundays and legal holidays when the U.S. mail is not delivered) immediately following date of deposit in the U.S. mail. Provided, however, the return receipt indicating the date upon which all notices were received shall be prima facie evidence that such notices were received on the date on the return receipt.

If to Emerald:	EMERALD DEVELOPMENT GROUP, LLC
1081 Camino del Rio South, Suite 106
San Diego, California 82108
Attention: Mr. Jim Kelly
Facsimile: (619) 295-5798

With a copy to:	THORP REED & ARMSTRONG, LLP
301 Grant Street, 14th Floor
Pittsburgh, PA 15219-1425
Attention: John C. Rodney, Esq.
Facsimile: (412) 394-2555

If to the Joint Ventures:
Or any CCA Venturer	ALISO VIEJO GOLF CLUB JOINT VENTURE and ALISO VIEJO COMMERCIAL PROPERTY JOINT VENTURE.
3030 LBJ Freeway, Suite 600
Dallas, Texas 75234
Attention: Doug Howe
Facsimile: (972) 888-6209

With a copy to:	LEGAL DEPARTMENT
3030 LBJ Freeway, Suite 600
Dallas, Texas 75234
Attention: Thomas T. Henslee
Facsimile: (972) 888-6271

11

The addresses and addressees may be changed by giving notice of such change in the manner provided herein for giving notice. Unless and until such written notice is received, the last address and addressee given shall be deemed to continue in effect for all purposes. No notice to either the Joint Ventures or Emerald shall be deemed given or received unless the entity noted “With a copy to” is simultaneously delivered notice in the same manner as any notice given to either Emerald or the Joint Ventures, as the case may be.

17.   Assignment; Encumbrance. Except as expressly provided herein, this Agreement and any documents executed in connection therewith and the Percentage Interest earned by Emerald shall not be assigned in any manner by Emerald without the prior written consent of the Joint Ventures (which consent may be withheld in the Joint Ventures’ sole discretion), and any assignment without such prior written consent shall be null and void.

18.   Confidentiality. The terms and conditions of this Agreement shall be kept strictly confidential, and any confidential information of a disclosing party shall be kept strictly confidential by the receiving party and shall not be disclosed to any third party without first receiving the disclosing party’s prior written consent to such disclosure. The parties may disclose that they are Venturers in the Joint Ventures and the identities of the other Venturers and such other information as may be needed in order to implement the Project.

19.   Entire Agreement. This Agreement embodies the entire agreement and understanding of any party relating to the subject matter hereof and supersedes all prior representations, agreements and understanding, oral or written, relating to such subject matter. Neither this Agreement nor any provision hereof may be amended, enlarged, modified, waived, discharged or terminated except as expressly provided herein or by an instrument signed by all parties or their respective successors. Provided that such amendment does not impact Emerald or the Project, the Joint Venture Agreements may be otherwise amended without the consent of Emerald.

20.   State Law. This Agreement has been executed and delivered in the State of California and shall be construed in accordance with the laws of the State of California. Any action brought to enforce or interpret this Agreement shall be brought in the court of appropriate jurisdiction in Orange County, California. Should any provision of this Agreement require judicial interpretation, it is agreed that the court interpreting or considering same shall not apply the presumption that the terms hereof shall be more strictly construed against a party by reason of the rule or conclusion that a document should be construed more strictly against the party who itself or through its agent prepared the same; it being agreed that all parties hereto have participated in the preparation of this Agreement and that legal counsel was consulted by each responsible party before the execution of this Agreement.

21.   Time. Time is of the essence in this Agreement and each and all of its provisions. Any extension of time granted for the performance of any duty under this Agreement shall not be considered an extension of time for the performance of any other obligation under this Agreement.

12

22.   Exhibits. All Exhibits attached hereto are incorporated herein by this reference as if fully set forth herein; provided, however, in the event that at the time of the execution of this Agreement any of the Exhibits to be attached are incomplete, the parties shall use their best efforts to complete such Exhibits at the earliest possible date, but in any event such Exhibits shall be completed and attached to this Agreement prior to the expiration of 10 days from the date hereof. If any Exhibits are subsequently changed by the mutual written agreement of the parties, the Exhibits shall be modified to reflect such change or changes and initialed by the parties

23.   Captions. Captions, titles to sections and paragraph headings used herein are for convenience or reference and shall not be deemed to limit or alter any provision hereof.

Executed by the parties as of the date first written above.

Emerald:

EMERALD DEVELOPMENT GROUP, LLC, a California limited liability company

By:	/s/ James B. Kelly
James B. Kelly, President

The Joint Ventures:

ALISO VIEJO GOLF CLUB JOINT VENTURE, a California joint venture

	By:	GCL CORPORATION, general partner

		By:	/s/ Douglas T. Howe
Douglas T. Howe, Vice President

ALISO VIEJO COMMERCIAL PROPERTY JOINT VENTURE, a California joint venture

	By:	GCL CORPORATION, general partner

		By:	/s/ Douglas T. Howe
Douglas T. Howe, Vice President

13

GCL CORPORATION

By:	/s/ Douglas T. Howe
Douglas T. Howe, Vice President

LEGAV CORPORATION

By:	/s/ Douglas T. Howe
Douglas T. Howe, Vice President

LEGAV COMMERCIAL PROPERTY CORPORATION

By:	/s/ Douglas T. Howe
Douglas T. Howe, Vice President

14

EXHIBIT A

GOLF PROPERTY

Lots 4, 5 and 6 of LL98-031 recorded as Document Number 20020400665 on May 14, 2002 in the real property records for the County of Orange, California.

EXHIBIT B

COMMERCIAL PROPERTY

Lots 1, 2 and 3 of LL98-031 recorded as Document Number 20020400665 on May 14, 2002 in the real property records for the County of Orange, California.

[Map]

EXHIBIT D

SHEA RESTRICTIONS

1.             Terms and conditions contained in Corporation Grant Deed from Shea Homes Limited Partnership (“Shea”) to Aliso Viejo Commercial Property Joint Venture (“AV Commercial”), recorded as Document Number 19970601048 on November 21, 1997 in the real property records of the County of Orange, California, as amended by that certain Modification of Covenants, Conditions and Restrictions and Consent to LL98-031 among Shea, AV Commercial and Aliso Viejo Golf Club Joint Venture (“AV Golf”), dated December 20, 2002 and recorded as Document Number 2003000359203 on April 1, 2003 in the real property records of the County of Orange, California (the “Modification”).

2.             Terms and conditions contained in Corporation Grant Deed from Mission Viejo Company (“MV”) to Aliso Viejo Golf, L.P. (“AV LP”), recorded as Document Number 95-0380303 on August 31, 1995 in the real property records of the County of Orange, California, as amended by (i) that certain Amendment of Use Restrictions between Shea and AV LP, recorded as Document Number 19970575600 on November 12, 1997 in the real property records of the County of Orange, California, (ii) that certain Amendment of Use Restrictions between Shea and AV LP, recorded as Document Number 19970601046 on November 21, 1997 in the real property records of the County of Orange, California and (iii) the Modification.

3.             Declaration of Covenants, Conditions and Restrictions for Aliso Viejo Community Association date April 1, 1982 and recorded as Document Number 82-118353 in the real property records of the County of Orange, California.

4.             Notice of Annexation and Supplemental Declaration of Covenants, Conditions and Restrictions for Lots 1, 2 and 3 of Tract Map No. 14449 (Delegate District No. 25) of Aliso Viejo Community Association recorded as Document Number 19970601047 on November 21, 1997 in the real property records of the County of Orange, California, as amended by that certain Supplemental Declaration of Covenants, Conditions and Restrictions for Lots 1, 2 and 3 of Tract Map 14449 (Delegate District No. 25) of Aliso Viejo Community Association recorded as Document Number 2003000359204 on April 1, 2003 in the real property records for the County of Orange, California..

5.             Notice of Annexation and Supplemental Declaration of Covenants, Conditions and Restrictions for Lots 4 and 5 of Tract Map No. 14449 (Delegate District No. 25) of Aliso Viejo Community Association recorded as Document Number 95-0380302 on August 31, 1995 in the real property records of the County of Orange, California, as amended by that certain Supplemental Declaration of Covenants, Conditions and Restrictions for Lots 4 and 5 of Tract Map 14449 (Delegate District No. 25) of Aliso Viejo Community Association recorded as Document Number 2003000359205 on April 1, 2003 in the real property records for the County of Orange, California.

EXHIBIT E-1
FINANCIAL PROJECTIONS - ALISO EMERALD - 36 MONTHS TO FINAL MAP

MAJOR ASSUMPTIONS
Name	Aliso Emerald - Developer Partnership	See “Exhibit B - Budget” for proforma assumptions.
Alternate	Sell at Final Map & Grading Permit	Execute LOI & Development Agreement in December 2003.
Product	400 SFR Lots	Costs include those incurred by Emerald starting November 2003.
File Name	AEP CCA-AVGC 400
Date	1-Jan-2004

— LOT DESCRIPTION AND PRICING —

PRODUCT	# OF LOTS	ACRES	AVERAGE FINISHED LOT PRICE	TOTAL LOT SALES
RESIDENTIAL
3200 sf lots	140	80	195,500	27,370,000
4000 sf lots	130	0	278,375	36,188,750
5000 sf lots	130	0	335,750	43,647,500
Average Lot Premium	0	0	9,800	3,920,000
Discount to Shea	0	0	0	(22,225,250)
TOTAL RESIDENTIAL LOTS	400	80.0	272,400	88,901,000

— FINANCIAL SUMMARY —

DESCRIPTION	TOTAL	% OF SALES
Base Lot Sales	88,901,000	100.00%
Entitlement Costs	7,862,020	8.84%
Credit on Performance Incent	(1,000,000)
Development Costs	19,565,000
Closing Costs	2,000,273
Project Profit	60,473,708	91.16%

— DISTRIBUTIONS —	TOTAL	CLUBCORP	EMERALD
Preferred Return	5,074,228	4,258,152	816,076
Net Proceeds @ Close	40,732,480	36,233,595	4,498,885
Performance Incentives	1,000,000		1,000,000
Land Contribution	13,200,000	13,200,000	—
Prior Investment Balance	467,000		467,000
Shea Incentive	—		0
CFD Incentive	—		0
Total Proceeds	60,473,708	53,691,747	6,781,960

	TOTAL	CLUBCORP	EMERALD
Peak Investment Balance ($)	21,473,131	21,006,131	467,000
Peak Investment Balance (%)	100.00%	97.83%	2.17%
Peak Investment Balance In Months	35

This proforma is a confidential and proprietary draft, for discussion purposes only. Emerald does not warrant or represent that the this proforma is or shall be an accurate projection of the actual performance or financial results of this project. This proforma is not for reliance or inducement and is distributed conditioned on this disclaimer.

— COST SUMMARY —

DESCRIPTION	TOTAL COSTS	PER LOT
COMMISSION & CLOSING COSTS:
SALES COMMISSION	$1,778,020	$4,445
CLOSING COST	$222,253	$556
ENTITLEMENTS
Planning & Entitlement	$850,000	$1,625
Engineering & Consulting	$1,400,000	$3,500
Entitlement Contingency	$750,000	$1,875
INDIRECT CONSTRUCTION
CFD Expenses	$750,000	$1,875
Inspect, Audit, Acctg, Legal, Insurance	$500,000	$1,250
Development Agreement Costs	$475,000	$1,188
Indirect Cost Contingency	$250,000	$625
ADMIN FEES & INCENTIVE PYMT:
Cash Payment - Phase 1a	$125,000	$313
Cash Payment - Phase 1b	$125,000	$313
Cash Payment - Phase 2	$125,000	$313
Cash Payment - Phase 3	$125,000	$313
Cash Payment - Phase 4	$250,000	$625
Cash Payment - Phase 5	$250,000	$625
Asset Management Fee to Owner	$234,000	$585
Due Diligence	$75,000	$188
General & Administrative	$1,778,020	$4,445
DIRECT CONSTRUCTION:
On-slte Construction (In-tracts)	$10,200,000	$25,500
CFD Reimbursement - Infrastructure	$(6,175,000)	$(15,438)
Golf Course Improvements	$500,000	$1,250
Community Amenities / Parking Structure	$3,000,000	$7,500
CFD Reimbursement - Community Amenities	$(1,500,000)	$(3,750)
Roc / Amenities / Common Areas	$1,000,000	$2,500
Affordable Housing Fee (In lieu)	$1,000,000	$2,500
Fees: Off-sites, Spine Road Upgrades	$9,500,000	$23,750
Contingency	$2,040,000	$5,100
TOTAL DEVELOPMENT COSTS	29,427,293	73,568
PREFERRED RETURN	5,074,228	$12,686
TOTAL COSTS, INCL PREFERRED RTN	34,501,520	86,254

EXHIBIT E-2 —BUDGET

Name	Aliso Emerald - Developer Partnership
Alternate	Sell at Final Map & Grading Permit	Project Start Date	Jan-04
Product	400 SFR Lots	Project Duration	36
File Name:	AEP CCA - AVGC 400
Date	1/1/2004

PRODUCT	Projected Home Price	# OF D/U’S	ACRES	PRE- DISCOUNT LOT COST	ESTIMATED LOT SALES		Month to start	# of Months
3200 sf lots	460,000	140	80	195,500	27,370,000		36	1
4000 sf lots	655,000	130		278,375	36,188,750		36	1
5000 sf lots	790,000	130		335,750	43,647,500		36	1
Average Lot Premium				9,800	3,920,000		36	1
				—			36	1
TOTAL GROSS REVENUES		400	80	272,400	111,126,250
Discount to Shea	20%				(22,225,250)	1,778,020
NET LOT REVENUES					88,901,000	222,253

FINISHED LOT SALES:
R. E. Brokerage Commission				(4,445)	2.00%	(1,778,020)	36	1
Closing Costs				(556)	0.25%	(222,253)	36	1
Municipal Fees	Accounted for in Home Costs			—	—	0	36	1

TOTAL NET REVENUES (Market value less Shea discount and closing costs)					86,900,728

	Other %	Other $’s	Res %	Residential $’s	Per Month	Total Project Cost	Month to start	# of Months

ENTITLEMENTS	0%
Planning & Entitlement	0%	0	100%			650,000	1	10
Engineering & Consulting	0%	0	100%	0		1,400,000	7	11
Entitlement Contingency	0%	0	100%	0		750,000	12	23
					Total Entitlements	2,800,000
INDIRECT CONSTRUCTION	0%
CFD Expenses	0%	0	100%	0		750,000	3	18
Inspect, Audit, Acctg, Legal, Insurance	0%	0	100%	0		500,000	1	35
Development Agreement Costs	0%	0	100%	0		475,000	1	12
Indirect Cost Contingency	0%	0	100%	0		250,000	12	23
					Total Indirect Construction	1,975,000

ADMIN FEES & INCENTIVE PYMT:	0%
Cash Payment - Phase 1a	0%	0	100%	0	0.00%		125,000	1	1
Cash Payment - Phase 1b	0%	0	100%	0	0.00%		125,000	6	1
Cash Payment - Phase 2	0%	0	100%	0	0.00%		125,000	8	1
Cash Payment - Phase 3	0%	0	100%	0	0.00%		125,000	12	1
Cash Payment - Phase 4	0%	0	100%	0	0.00%		250,000	24	1
Cash Payment - Phase 5	0%	0	100%	0	0.00%		250,000	35	1
Asset Management Fee to Owner	0%	0	100%	0	0.00%		234,000	1	36
Due Diligence	0%	0	100%	0	0.00%	per year	75,000	1	1
General & Administrative	0%	0	100%	0	2.00%	Of Lot Sales	1,778,020	1	36
	0%	0	100%	0			0	1	36
					Total Admin Payments		3,087,020
DIRECT CONSTRUCTION:	0%
On-site Construction (In-tracts)	0%	0	100%	0	25,500	per lot	10,200,000	36	1
CFD Reimbursement - Infrastructure	0%	0	100%	0	(15,438)	per lot	(6,175,000)	36	1
Golf Course Improvements	0%	0	100%	0	1,250	per lot	500,000	36	1
Community Amenities / Parking Structure	0%	0	100%	0	7,500	per lot	3,000,000	36	1
CFD Reimbursement - Community Amenities	0%	0	100%	0	(3,750)	per lot	(1,500,000)	36	1
Rec / Amenities / Common Areas	0%	0	100%	0	2,500	per lot	1,000,000	36	1
Affordable Housing Fee (In lieu)	0%	0	100%	0	2,500	per lot	1,000,000	36	1
Fees. Off-sites, Spine Road Upgrades	0%	0	100%	0	23,750	per lot	9,500,000	36	1
Contingency	0%	0	100%	0	5,100	per lot	2,040,000	36	1
	0%	0	100%	0	—	per lot	0	1	36

				Total Estimated Direct Construction			27,240,000
				Total Estimated CFD Reimbursement			(7,675,000)
				Net Estimated Direct Construction			19,565,000

Notes on following page.

Notes:

Revenue Assumptions

400 single family residential lots, delivered in “final tract map and grading permit condition.”

Assumes bulk sales to Shea Homes at a discount from market rate.

Discount is in consideration for Shea’s lifting of deed restrictions on the re-zone area. Projection of a 20% discount of projected gross sales price of $111M is believed to be conservative. A more optimistic discount rate of 10%, which is used in the accompanying Homebuilder Proforma, would yield Shea a builder profit of 16.9% and an IRR of 34.5%, both of which are higher than returns typically achieved by homebuilders in this market. Partners will strive to minimize the ultimate discount to Shea. However, Investor should review the project based on a 20% discount, which may need to be paid during the entitlement phase. In this occurs, peak equity requirement could increase by as much as 300%.

Transaction Costs

Commissions and closing costs totaling 2.25% at sale of property.

Municipal Fees - Factored in Homebuilder Costs (see Homebuilder Proforma - Govt. Fees)

Acquisition

Land Value of $13,200,000 will accrue appreciation rate of 8% per annum simple interest. Paid from proceeds at close. See Exhibit E-5 Distributions for calculation of appreciation rate.

Pre-agreement project expenses pf $476,000 credited to Developers Prior Investment Balance. See Exhibit E-5 Distributions for calculation of interest at 8%.

Indirect Construction

CFD Expenses - Bond Counsel, prepaid underwriter fees, credit enhancement costs, other formation costs.

Development Agreement - Legal costs, consultants, fiscal analysis, etc.

Administrative

General & Administrative - Paid to EDG in monthly installments up to 36 months. Based on 2% of projected revenues.

Due Diligence - Formation, legal and initial due diligence costs of Emerald and Investment Partner, reimbursed from initial funding.

Asset Management - Paid to Owner at $6500/month for up to 36 months

Direct Construction Assumptions (for calculating finished lot value versus paper lot value)

Includes development construction costs for 400 finished “bluetop” lots, and an 18 hole golf course. Cost of permanent clubhouse not included.

In-Tracts - Preliminary estimate based on Wagner Halladay, Inc., with an additional budgeted Contingency of 20% (see separate line item).

CFD Reimbursement Infrastructure - public bond funds to partially reimburse homebuilder for infrastructure expenses.

Golf Course Improvements - $500,000 for rerouting one hole. Actual cost of permanent clubhouse paid by ClubCorp from land sale proceeds.

Community Amenities - budget for additional recreational amenities and a parking structure as incentive to City for project approvals.

CFD Reimbursement Community Amenities - public bond funds to partially reimburse homebuilder for additional amenities at project.

Rec / Amenities / Common Areas - Enhancement to budgeted parks, trail system, entry features, monumentation, gates, etc.

In Lieu Fees - in the event City requires contribution from project for future affordable housing requirements that may be required of the City.

Additional Fees, Spine Road Upgrades, Off-site Improvements - additional expenses that may be required as condition of development agreement w/ City.

Contingency - 20% of In-tract costs.

Aliso Viejo Golf Course Community
HOMEBUILDER CASHFLOW PROJECTION

PROJECT:	Aliso Vlejo Golf Course	PREPARED:	11/25/03
Aliso Emerald Partners LLC

REVENUE	Total	Average	Plan 1 3200 sf lot	Plan 2 4000 sf lot	Plan 3 5000 sf lot	Plan 4	Plan 5	Plan 6	Plan 7	Plan 8
Number of Units	400		140	130	130	0	0	0	0	0
Square Footage	1,099,500	2,749	2,050	2,900	3,350	0	0	0	0	0
Base Price	264,150,000	660,375	480,000	685,000	830,000	0	0	0	0	0
Base Price per S.F.		240,25	234.15	236.21	247.76	0.00	0.00	0.00	0.00	0.00
Lot Premiums	8,000,000	20,000
Buyer Options	13,207,500	33,019
Sales Revenue	285,357,500	713,394
Inflated Sales Revenue	285,357,500	713,394

EXPENSES	Total	Per Unit	Per S.F.	% of Sales

Land Acquisition	100,013,760	250,034	90.96	35.05%
Land Closing Costs	0	0	0.00	0.00%
Site Improvements 1	11,890,000	29,725	10.81	4.17%
Site Improvements 2	8,920,000	22,300	8.11	3.13%
Finished Lot Cost	120,823,760	302,059	109.89	42.34%

Indirect: Construction	4,562,925	11,407	4.15	1.60%
Direct Construction	65,970,000	164,925	60.00	23.12%
Options Cost	10,159,615	25,399	9.24	3.66%
Finance Cost	12,597,993	31,495	11.46	4.41%
Property Taxes	2,662,176	6,655	2.42	0.93%
Capitalized Marketing	1,025,000	2,563	0.93	0.36%
HOA & Legal	132,520	331	0.12	0.05%
Insurance Cost	2,961,575	7,404	2.69	1.04%
Overhead and G&A	8,560,725	21,402	7.79	3.00%
Sales Expense	4,823,526	12,059	4.39	1.69%
Warranty Reserve	2,853,575	7,134	2.60	1.00%

Total Expenses	237,133,391	592,833	215.67	83.10%
Inflated: Total Expenses	237,133,391	592,833	215.67	83.10%

PROFIT	Total	Per Unit	Per S.F.	% of Sales

Gross Profit	65,594,935	163,987	59.66	22.99%
Operating Profit	59,746,409	149,366	54.34	20.94%
Net Profit	48,224,109	120,560	43.86	16.90%

RETURN

Internal Rate of Return	34.50%
Peak Capital Requirement	68,895,644

ASSUMPTIONS

Cashflow Start Date	10/01/06	Number of Models	3
		Cost per Model	400,000
Month Models are Started	1	Other Initial Marketing Costs	425,000
Month Production is Started	2	Model Recovery Rate	50.00%
Project Term in Months	39
		Monthly HOA Dues per Unit	120
Average Lot Premium	20,000	HOA Legal Cost	100,000
Premiums as % of Base Price	3.03%
		Course of Const. Insurance	270
Options as % of Base Price	5.00%	General Liability Insurance	1.00%
Options Mark-Up	30.00%
		Division Overhead per Unit	0
Base Land Acquisition per Lot	277,816	Corporate Overhead as %	3.00%
Deed Release Discount	-10%
Total Land Closing Costs	0.00%
		Monthly Advertising	20,000
#1-Infrastructure w/ CRD credit	29,725	Monthly Model and Office Carry	9,200
#2-Govt. Fees	22,300	Sales & Closing Costs per Unit	9,631
		Master Marketing Fee as %	0.00%
Indirect Construction per S.F.	4.15
Direct Construction per S.F.	60.00	Warranty Reserve as %	1.00%

Builder Cost of Capital	5.75%	Annual Revenue Inflation	0.00%
		Annual Expense Inflation	0.00%
Base Property Tax Rate	1.35%
Other Annual Property Tax	0	Average Monthly Sales Rate	12.5
80.00 acres	1,250,172	price per acre	5.0 du/ac

NOTES

EXHIBIT E-4 —TOTAL PROJECT CASH FLOW

Name	Aliso Emerald - Developer Partnership
Alternate	Sell at Final Map & Grading Permit
Product	400 SFR Lots
File Name	AEP CCA-AVGC 400
Date	1-Jan-2004

	PROJECT TOTAL	Jan-2004	Feb-2004	Mar-2004	Apr-2004	May-2004	Jun-2004	Jul-2004	Aug-2004	Sep-2004	Oct-2004	Nov-2004	Dec-2004
		1	2	3	4	5	6	7	8	9	10	11	12
Revenue:
3200 sf lots	27,370,000	0	0	0	0	0	0	0	0	0	0	0	0
4000 sf lots	36,188,750	0	0	0	0	0	0	0	0	0	0	0	0
5000 sf lots	43,647,500	0	0	0	0	0	0	0	0	0	0	0	0
Average Lot Premium	3,920,000	0	0	0	0	0	0	0	0	0	0	0	0
0	(22,225,250)	0	0	0	0	0	0	0	0	0	0	0	0

Sales Commission & Closing	(1,778,020)	0	0	0	0	0	0	0	0	0	0	0	0
Closing Costs	(222,233)	0	0	0	0	0	0	0	0	0	0	0	0
Municipal Fees	0	0	0	0	0	0	0	0	0	0	0	0	0

TOTAL REVENUE	86,900,728	0	0	0	0	0	0	0	0	0	0	0	0

ENTITLEMENTS	0	0	0	0	0	0	0	0	0	0	0	0	0
Planning & Entitlement	650,000	65,000	65,000	65,000	65,000	65,000	65,000	65,000	65,000	65,000	65,000	0	0
Engineering & Consulting	1,400,000	0	0	0	0	0	0	127,273	127,273	127,273	127,273	127,273	127,273
Entitlement Contingency	750,000	0	0	0	0	0	0	0	0	0	0	0	32,609
	0	0	0	0	0	0	0	0	0	0	0	0	0
INDIRECT CONSTRUCTION	0	0	0	0	0	0	0	0	0	0	0	0	0
CFD Expenses	750,000	0	0	41,667	41,667	41,667	41,667	41,667	41,667	41,667	41,667	41,667	41.667
Inspect, Audit, Acctg, Legal, Insurance	500,000	14,286	14,286	14,286	14,286	14,286	14,286	14,286	14,286	14,286	14,286	14,286	14,286
Development Agreement Costs	475,000	39,583	39,583	39,583	39,583	39,583	39,583	39,583	39,583	39,583	39,583	39,583	39,583
Indirect Cost Contingency	250,000	0	0	0	0	0	0	0	0	0	0	0	10,870
	0	0	0	0	0	0	0	0	0	0	0	0	0
ADMIN FEES & INCENTIVE PYMT:	0	0	0	0	0	0	0	0	0	0	0	0	0
Cash Payment - Phase 1a	125,000	125,000	0	0	0	0	0	0	0	0	0	0	0
Cash Payment - Phase 1b	125,000	0	0	0	0	0	125,000	0	0	0	0	0	0
Cash Payment - Phase 2	125,000	0	0	0	0	0	0	0	125,000	0	0	0	0
Cash Payment - Phase 3	125,000	0	0	0	0	0	0	0	0	0	0	0	125,000
Cash Payment - Phase 4	250,000	0	0	0	0	0	0	0	0	0	0	0	0
Cash Payment - Phase 5	250,000	0	0	0	0	0	0	0	0	0	0	0	0
Asset Management Fee to Owner	234,000	6,500	6,500	6,500	6,500	6,500	6,500	6,500	6,500	6,500	6,500	6,500	6,500
Due Diligence	75,000	75,000	0	0	0	0	0	0	0	0	0	0	0
General & Administrative	1,778,020	49,389	49,389	49,389	49,389	49,389	49,389	49,389	49,389	49,389	49,389	49,389	49,389
	0	0	0	0	0	0	0	0	0	0	0	0	0
	0	0	0	0	0	0	0	0	0	0	0	0	0
DIRECT CONSTRUCTION:	0	0	0	0	0	0	0	0	0	0	0	0	0
On-site Construction (in-tracts)	10,200,000	0	0	0	0	0	0	0	0	0	0	0	0
CFD Reimbursement - Infrastructure	(6,175,000)	0	0	0	0	0	0	0	0	0	0	0	0
Golf Course Improvements	500,000	0	0	0	0	0	0	0	. 0	0	0	0	0
Community Amenities / Parking Structure	3,000,000	0	0	0	0	0	0	0	0	0	0	0	0
CFD Reimbursement-Community Amenities	(1,500,000)	0	0	0	0	0	0	0	0	0	0	0	0
Rec / Amenities / Common Areas	1,000,000	0	0	0	0	0	0	0	0	0	0	0	0
Affordable Housing Fee (in lieu)	1,000,000	0	0	0	0	0	0	0	0	0	0	0	0
Fees Off-sites, Spine Road Upgrades	9,500,000	0	0	0	0	0	0	0	0	0	0	0	0
Contingency	2,040,000	0	0	0	0	0	0	0	0	0	0	0	0
	0	0	0	0	0	0	0	0	0	0	0	0	0

TOTAL PROJECT COSTS	27,427,020	374,756	174,758	216,425	216,425	216,425	341,425	343,698	468,698	343,698	343,698	278,698	447,176

NET PROJECT CASH FLOW	59,473,708	(374,758)	(174,758)	(216,425)	(216,425)	(216,425)	(341,425)	(343,698)	(468,698)	(343,698)	(343,698)	(278,698)	(447,176)
CUMULATIVE CASH REQUIREMENTS		374,758	549,517	765,942	982,367	1,198,792	1,540,218	1,883,916	2,352,613	2,696,311	3,040,009	3,318,707	3,765,883

EQUITY CONTRIBUTION	7,806,131	374,758	174,758	216,425	216,425	216,425	341,425	343,698	468,698	343,698	343,698	278,698	447,176
EQUITY DISTRIBUTION	(67,279,838)	0	0	0	0	0	0	0	0	0	0	0	0
NET EQUITY BALANCE		374,758	549,517	765,942	982,367	1,198,792	1,540,218	1,883,916	2,352,613	2,696,311	3,040,009	3,318,707	3,765,883

EXHIBIT E-4 — TOTAL PROJECT CASH FLOW

Name	Aliso Emerald - Developer Partnership
Alternate	Sell at Final Map & Grading Permit
Product	400 SFR Lots
File Name	AEP CCA - AVGC 400
Date	1-Jan-2004

	PROJECT TOTAL	Jan-2005	Feb-2005	Mar-2005	Apr-2005	May-2005	Jun-2005	Jul-2005	Aug-2005	Sep-2005	Oct-2005	Nov-2005	Dec-2005
		13	14	15	16	17	18	19	20	21	22	23	24
Revenue:
3200 of lots	27,370,000	0	0	0	0	0	0	0	0	0	0	0	0
4000 sf lots	36,188,750	0	0	0	0	0	0	0	0	0	0	0	0
5000 sf lots	43,647,500	0	0	0	0	0	0	0	0	0	0	0	0
Average Lot Premium	3,920,000	0	0	0	0	0	0	0	0	0	0	0	0
0	(22,225,250)	0	0	0	0	0	0	0	0	0	0	0	0
Sales Commission & Closing	(1,778,020)	0	0	0	0	0	0	0	0	0	0	0	0
Closing Costs	(222,253)	0	0	0	0	0	0	0	0	0	0	0	0
Municipal Fees	0	0	0	0	0	0	0	0	0	0	0	0	0
TOTAL REVENUE	86,900,728	0	0	0	0	0	0	0	0	0	0	0	0

ENTITLEMENTS	0	0	0	0	0	0	0	0	0	0	0	0	0
Planning & Entitlement	650,000	0	0	0	0	0	0	0	0	0	0	0	0
Engineering & Consulting	1,400,000	127,273	127,273	127,273	127,273	127,273	0	0	0	0	0	0	0
Entitlement Contingency	750,000	32,609	32,609	32,609	32,609	32,609	32,609	32,609	32,609	32,609	32,609	32,609	32,609
	0	0	0	0	0	0	0	0	0	0	0	0	0
INDIRECT CONSTRUCTION	0	0	0	0	0	0	0	0	0	0	0	0	0
CFD Expenses	750,000	41,667	41,667	41,667	41,667	41,667	41,667	41,667	41,667	0	0	0	0
Inspect, Audit, Acctg, Legal, Insurance	500,000	14,286	14,286	14,286	14,286	14,286	14,286	14,286	14,286	14,286	14,286	14,286	14,286
Development Agreement Costs	475,000	0	0	0	0	0	0	0	0	0	0	0	0
Indirect Cost Contingency	250,000	10,870	10,870	10,870	10,870	10,870	10,870	10,870	10,870	10,870	10,870	10,870	10,870
	0	0	0	0	0	0	0	0	0	0	0	0	0
ADMIN FEES & INCENTIVE PYMT:	0	0	0	0	0	0	0	0	0	0	0	0	0
Cash Payment- Phase 1a	125,000	0	0	0	0	0	0	0	0	0	0	0	0
Cash Payment - Phase 1b	125,000	0	0	0	0	0	0	0	0	0	0	0	0
Cash Payment - Phase 2	125,000	0	0	0	0	0	0	0	0	0	0	0	0
Cash Payment- Phase 3	125,000	0	0	0	0	0	0	0	0	0	0	0	0
Cash Payment - Phase 4	250,000	0	0	0	0	0	0	0	0	0	0	0	250,000
Cash Payment - Phase 5	250,000	0	0	0	0	0	0	0	0	0	0	0	0
Asset Management Fee to Owner	234,000	6,500	6,500	6,500	6,500	6,500	6,500	6,500	6,500	6,500	6,500	6,500	6,500
Due Diligence	75,000	0	0	0	0	0	0	0	0	0	0	0	0
General & Administrative	1,778,020	49,389	49,389	49,389	49,389	49,389	49,389	49,389	49,389	49,389	49,389	49,389	49,389
	0	0	0	0	0	0	0	0	0	0	0	0	0
	0	0	0	0	0	0	0	0	0	0	0	0	0
DIRECT CONSTRUCTION:	0	0	0	0	0	0	0	0	0	0	0	0	0
On-site Construction (In-tracts)	10,200,000	0	0	0	0	0	0	0	0	0	0	0	0
CFD Reimbursement- Infrastructure	(6,175,000)	0	0	0	0	0	0	0	0	0	0	0	0
Golf Course Improvements	500,000	0	0	0	0	0	0	0	0	0	0	0	0
Community Amenities / Parking Structure	3,000,000	0	0	0	0	0	0	0	0	0	0	0	0
CFD Reimbursement - Community Amenities	(1,500,000)	0	0	0	0	0	0	0	0	0	0	0	0
Rec / Amenities / Common Areas	1,000,000	0	0	0	0	0	0	0	0	0	0	0	0
Affordable Housing Fee (In lieu)	1,000,000	0	0	0	0	0	0	0	0	0	0	0	0
Fees, Off-sites, Spine Road Upgrades	9,500,000	0	0	0	0	0	0	0	0	0	0	0	0
Contingency	2,040,000	0	0	0	0	0	0	0	0	0	0	0	0
	0	0	0	0	0	0	0	0	0	0	0	0	0
TOTAL PROJECT COSTS	27,427,020	282,593	282,593	282,593	282,593	282,593	155,320	155,320	155,320	113,653	113,653	113,653	363,653

NET PROJECT CASH FLOW	59,473,708	(282,593)	(282,593)	(282,593)	(282,593)	(282,593)	(155,320)	(155,320)	(155,320)	(113,653)	(113,653)	(113,653)	(363,653)
CUMULATIVE CASH REQUIREMENTS		4,048,476	4,331,069	4,613,662	4,896,254	5,178,847	5,334,167	5,489,487	5,644,808	5,758,461	5,872,114	5,985,768	6,349,421

EQUITY CONTRIBUTION	7,806,131	282,593	282,593	282,593	282,593	282,593	155,320	155,320	155,320	113,653	113,653	113,653	363,653
EQUITY DISTRIBUTION	(67,279,838)	0	0	0	0	0	0	0	0	0	0	0	0
NET EQUITY BALANCE		4,048,476	4,331,069	4,613,662	4,896,254	5,178,847	5,334,167	5,489,487	5,644,808	5,758,461	5,872,114	5,985,768	6,349,421

EXHIBIT E-4 — TOTAL PROJECT CASH FLOW

Name	Aliso Emerald - Developer Partnership
Alternate	Sell at Final Map & Grading Permit
Product	400 SFR Lots
File Name	AEP CCA - AVGC 400
Date	1-Jan-2004

	PROJECT TOTAL	Jan-2006	Feb-2006	Mar-2006	Apr-2006	May-2006	Jun-2006	Jul-2006	Aug-2006	Sep-2006	Oct-2006	Nov-2006	Dec-2006
		25	26	27	28	29	30	31	32	33	34	35	36
Revenue:
3200 sf lots	27,370,000	0	0	0	0	0	0	0	0	0	0	0	27,370,000
4000 sf lots	36,188,750	0	0	0	0	0	0	0	0	0	0	0	36,188,750
5000 sf lots	43,647,500	0	0	0	0	0	0	0	0	0	0	0	43,647,500
Average Lot Premium	3,920,000	0	0	0	0	0	0	0	0	0	0	0	3,920,000
0	(22,225,250)	0	0	0	0	0	0	0	0	0	0	0	##########

Sales Commission & Closing	(1,778,020)	0	0	0	0	0	0	0	0	0	0	0	(1,778,020)
Closing Costs	(222,253)	0	0	0	0	0	0	0	0	0	0	0	(222,253)
Municipal Fees	0	0	0	0	0	0	0	0	0	0	0	0	0

TOTAL REVENUE	86,900,728	0	0	0	0	0	0	0	0	0	0	0	86,900,728

ENTITLEMENTS	0	0	0	0	0	0	0	0	0	0	0	0	0
Planning & Entitlement	650,000	0	0	0	0	0	0	0	0	0	0	0	0
Engineering & Consulting	1,400,000	0	0	0	0	0	0	0	0	0	0	0	0
Entitlement Contingency	750,000	32,609	32,609	32,609	32,609	32,609	32,609	32,609	32,609	32,609	32,609	0	0
*	0	0	0	0	0	0	0	0	0	0	0	0	0
INDIRECT CONSTRUCTION	0	0	0	0	0	0	0	0	0	0	0	0	0
CFD Expenses	750,000	0	0	0	0	0	0	0	0	0	0	0	0
Inspect, Audit, Acctg, Legal, Insurance	500,000	14,286	14,286	14,286	14,286	14,286	14,286	14,286	14,286	14,286	14,286	14,286	0
Development Agreement Costs	475,000	0	0	0	0	0	0	0	0	0	0	0	0
Indirect Cost Contingency	250,000	10,870	10,870	10,870	10,870	10,870	10,870	10,870	10,870	10,870	10,870	0	0
	0	0	0	0	0	0	0	0	0	0	0	0	0
ADMIN FEES & INCENTIVE PYMT:	0	0	0	0	0	0	0	0	0	0	0	0	0
Cash Payment - Phase 1a	125,000	0	0	0	0	0	0	0	0	0	0	0	0
Cash Payment - Phase 1b	125,000	0	0	0	0	0	0	0	0	0	0	0	0
Cash Payment - Phase 2	125,000	0	0	0	0	0	0	0	0	0	0	0	0
Cash Payment - Phase 3	125,000	0	0	0	0	0	0	0	0	0	0	0	0
Cash Payment - Phase 4	250,000	0	0	0	0	0	0	0	0	0	0	0	0
Cash Payment - Phase 5	250,000	0	0	0	0	0	0	0	0	0	0	250,000	0
Asset Management Fee to Owner	234,000	6,500	6,500	6,500	6,500	6,500	6,500	6,500	6,500	6,500	6,500	6,500	6,500
Due Diligence	75,000	0	0	0	0	0	0	0	0	0	0	0	0
General & Administrative	1,778,020	49,389	49,389	49,389	49,389	49,389	49,389	49,389	49,389	49,389	49,389	49,389	49,389
-	0	0	0	0	0	0	0	0	0	0	0	0	0
	0	0	0	0	0	0	0	0	0	0	0	0	0
DIRECT CONSTRUCTION:	0	0	0	0	0	0	0	0	0	0	0	0	0
On-site Construction (In-tracts)	10,200,000	0	0	0	0	0	0	0	0	0	0	0	10,200,000
CFD Reimbursement - Infrastructure	(6,175,000)	0	0	0	0	0	0	0	0	0	0	0	(6,175,000)
Golf Course Improvements	500,000	0	0	0	0	0	0	0	0	0	0	0	500,000
Community Amenities / Parking Structure	3,000,000	0	0	0	0	0	0	0	0	0	0	0	3,000,000
CFD Reimbursement - Community Amenities	(1,500,000)	0	0	0	0	0	0	0	0	0	0	0	(1,500,000)
Rec / Amenities / Common Areas	1,000,000	0	0	0	0	0	0	0	0	0	0	0	1,000,000
Affordable Housing Fee (In lieu)	1,000,000	0	0	0	0	0	0	0	0	0	0	0	1,000,000
Fees, Off-sites, Spine Road Upgrades	9,500,000	0	0	0	0	0	0	0	0	0	0	0	9,500,000
Contingency	2,040,000	0	0	0	0	0	0	0	0	0	0	0	2,040,000
*	0	0	0	0	0	0	0	0	0	0	0	0	0

TOTAL PROJECT COSTS	27,427,020	113,653	113,653	113,653	113,653	113,653	113,653	113,653	113,653	113,653	113,653	320,175	19,620,889

NET PROJECT CASH FLOW	59,473,708	(113,653)	(113,653)	(113,653)	(113,653)	(113,653)	(113,653)	(113,653)	(113,653)	(113,653)	(113,653)	(320,175)	67,279,838
CUMULATIVE CASH REQUIREMENTS		6,463,075	6,576,728	6,690,381	6,804,035	6,917,688	7,031,342	7,144,995	7,258,649	7,372,302	7,485,955	7,806,131	##########

EQUITY CONTRIBUTION	7,806,131	113,653	113,653	113,653	113,653	113,653	113,653	113,653	113,653	113,653	113,653	320,175	0
EQUITY DISTRIBUTION	(67,279,838)	0	0	0	0	0	0	0	0	0	0	0	##########
NET EQUITY BALANCE		6,463,075	6,576,728	6,690,381	6,804,035	6,917,688	7,031,342	7,144,995	7,258,649	7,372,302	7,485,955	7,806,131	##########

EXHIBIT E-5 — EQUITY, PREFERRED RETURN, PROFIT DISTRIBUTIONS

Name	Aliso Emerald - Developer Partnership				Investor			INVESTOR		CLUBCORP		EMERALD		TOTAL
Alternate	Sell at Final Map & Grading Permit				% Investment Capital			100%		0.00%		0%		100%
Product	400 SFR Lots				Total Investment			7,806,131		0		467,000		8,273,131
File Name	AEP CCA - AVGC 400				Preferred Return			8.00%		8.00%		8.00%
Date	1-Jan-2004													0.00%
				0	Actual Percentage Interest			36.50%		50.00%		13.50%		100.00%
					Max Investment Balance			7,806,131		13,200,000		467,000		21,473,131

EQUITY, PREFERRED RETURN, PROFIT DISTRIBUTIONS		PROJECT TOTAL	Jan-2004	Jan-2004	Mar-2004	Apr-2004	May-2004	Jun-2004	Jul-2004	Aug-2004	Sep-2004	Oct-2004	Nov-2004	Dec-2004
			1	2	3	4	5	6	7	8	9	10	11	12
Investor Equity Contributed		7,806,131	374,758	174,758	216,425	216,425	216,425	341,425	343,698	468,698	343,698	343,698	278,698	447,176
Emerald Earned Equity Amounts		4,498,885	485,987					485,987		1,096,974				1,096,974
Emerald Prior Investment Balance Input			467,000
Shea Incentive Payment		0
CFD Incentive Payment		0
Total Repayments Available		67,279,838	0	0	0	0	0	0	0	0	0	0	0	0

AVAILABLE FOR DISTRIBUTION		67,279,838	0	0	0	0	0	0	0	0	0	0	0	0

ClubCorp Project Expenses		7,806,131	374,758	174,758	216,425	216,425	216,425	341,425	343,698	468,698	343,698	343,698	278,698	447,176
Clubcorp Project Expense Repayments		7,806,131	0	0	0	0	0	0	0	0	0	0	0	0
Clubcorp Project Expense Balance			374,758	549,517	765,942	982,367	1,198,792	1,540,218	1,883,916	2,352,813	2,696,311	3,040,009	3,318,707	3,765,883
Clubcorp Preferred Return - EARNED		1,090,152		2,498	3,663	5,106	6,549	7,992	10,268	12,559	15,684	17,975	20,267	22,125
Clubcorp Preferred Return - PAID		1,090,152	0	0	0	0	0	0	0	0	0	0	0	0
Clubcorp Preferred Return Balance			0	2,498	6,162	11,268	17,817	25,809	36,077	48,637	64,321	82,296	102,563	124,688

ClubCorp Land Contribution		13,200,000	13,200,000	0	0	0	0	0	0	0	0	0	0	0
ClubCorp Land Repayments		13,200,000	0	0	0	0	0	0	0	0	0	0	0	0
ClubCorp Land Balance			13,200,000	13,200,000	13,200,000	13,200,000	13,200,000	13,200,000	13,200,000	13,200,000	13,200,000	13,200,000	13,200,000	13,200,000
ClubCorp Preferred Return - EARNED		3,168,000	88,000	88,000	88,000	88,000	88,000	88,000	88,000	88,000	88,000	88,000	88,000	88,000
ClubCorp Preferred Return - PAID		3,168,000	0	0	0	0	0	0	0	0	0	0	0	0
ClubCorp Preferred Return Balance			88,000	176,000	264,000	352,000	440,000	528,000	616,000	704,000	792,000	880,000	968,000	1,056,000

Emerald Earned Equity Input		4,498,885	485,987	0	0	0	0	485,987	0	1,096,974	0	0	0	1,096,974
Emerald Earned Equity Repayment		4,498,885	0	0	0	0	0	0	0	0	0	0	0	0
Emerald Earned Equity Balance			485,987	485,987	485,987	485,987	485,987	971,974	971,974	2,068,949	2,068,949	2,068,949	2,068,949	3,165,923
Emerald Preferred Return - EARNED		703,996		3,240	3,240	3,240	3,240	3,240	6,480	6,480	13,793	13,793	13,793	13,793
Emerald Preferred Return - PAID		703,996	0	0	0	0	0	0	0	0	0	0	0	0
Emerald Preferred Return Balance			0	3,240	6,480	9,720	12,960	16,200	22,679	29,159	42,952	56,745	70,538	84,331

Emerald Prior Investment Balance Input		467,000	467,000	0	0	0	0	0	0	0	0	0	0	0
Emerald Prior Investment Balance Repayment		467,000	0	0	0	0	0	0	0	0	0	0	0	0
Emerald Prior Investment Balance			467,000	467,000	467,000	467,000	467,000	467,000	467,000	467,000	467,000	467,000	467,000	467,000
Emerald Preferred Return - EARNED		112,080	3,113	3,113	3,113	3,113	3,113	3,113	3,113	3,113	3,113	3,113	3,113	3,113
Emerald Preferred Return - PAID		112,080	0	0	0	0	0	0	0	0	0	0	0	0
Emerald Preferred Return Balance			3,113	6,227	9,340	12,453	15,567	18,680	21,793	24,907	28,020	31,133	34,247	37,360

Emerald Shea Incentive Balance Input		0	0	0	0	0	0	0	0	0	0	0	0	0
Emerald Shea Incentive Payment		0	0	0	0	0	0	0	0	0	0	0	0	0
Emerald Shea Incentive Balance			0	0	0	0	0	0	0	0	0	0	0	0
Emerald Preferred Return - EARNED		0		0	0	0	0	0	0	0	0	0	0	0
Emerald Preferred Return - PAID		0	0	0	0	0	0	0	0	0	0	0	0	0
Emerald Preferred Return Balance			0	0	0	0	0	0	0	0	0	0	0	0

Emerald CFD Incentive Balance Input		0	0	0	0	0	0	0	0	0	0	0	0	0
Emerald CFD Incentive Payment		0	0	0	0	0	0	0	0	0	0	0	0	0
Emerald CFD Incentive Balance			0	0	0	0	0	0	0	0	0	0	0	0
Emerald Preferred Return - EARNED		0		0	0	0	0	0	0	0	0	0	0	0
Emerald Preferred Return - PAID		0	0	0	0	0	0	0	0	0	0	0	0	0
Emerald Preferred Return Balance			0	0	0	0	0	0	0	0	0	0	0	0

NET PROCEEDS FOR DISTRIBUTION		40,732,480	0	0	0	0	0	0	0	0	0	0	0	0

Total ClubCorp Percentage Interest	86.5%	36,233,595	0	0	0	0	0	0	0	0	0	0	0	0
			0	0	0	0	0	0	0	0	0	0	0	0
Total Emerald Percentage Interest*	13.5%	4,198,885	0	0	0	0	0	0	0	0	0	0	0	0

EXHIBIT E-5 — EQUITY, PREFERRED RETURN, PROFIT DISTRIBUTIONS

Name	Allso Emerald - Developer Partnership
Alternate	Sell at Final Map & Grading Permit
Product	400 SFR Lots
File Name	AEP CCA - AVGC 400
Date	1-Jan-2004

EQUITY, PREFERRED RETURN, PROFIT DISTRIBUTIONS		PROJECT TOTAL	Jan-2005	Feb-2005	Mar-2005	Apr-2005	May-2005	Jun-2005	Jul-2005	Aug-2005	Sep-2005	Oct-2005	Nov-2005	Dec-2005
			13	14	15	16	17	18	19	20	21	22	23	24

Investor Equity Contributed		7,806,131	282,593	282,593	282,593	282,593	282,593	155,320	155,320	155,320	113,653	113,653	113,653	363,653
Emerald Earned Equity Amounts		4,498,885											971,974	360,987
Emerald Prior Investment Balance Input
Shea Incentive Payment		0
CFD Incentive Payment		0
Total Repayments Available		67,279,838	0	0	0	0	0	0	0	0	0	0	0	0

AVAILABLE FOR DISTRIBUTION		67,279,838	0	0	0	0	0	0	0	0	0	0	0	0

ClubCorp Project Expenses		7,806,131	282,593	282,593	282,593	282,593	282,593	155,320	155,320	155,320	113,653	113,653	113,653	363,653
Clubcorp Project Expense Repayments		7,806,131	0	0	0	0	0	0	0	0	0	0	0	0
Clubcorp Project Expense Balance			4,048,476	4,331,069	4,613,662	4,896,254	5,178,847	5,334,167	5,489,487	5,644,808	5,758,461	5,872,114	5,985,768	6,349,421
Clubcorp Preferred Return - EARNED		1,090,152	25,106	26,990	26,874	30,758	32,642	34,526	35,561	36,597	37,632	38,390	39,147	39,905
Clubcorp Preferred Return - PAID		1,090,152	0	0	0	0	0	0	0	0	0	0	0	0
Clubcorp Preferred Return Balance			149,794	176,783	205,657	236,415	269,057	303,582	339,143	375,740	413,372	451,762	490,909	530,814

ClubCorp Land Contribution		13,200,000	0	0	0	0	0	0	0	0	0	0	0	0
ClubCorp Land Repayments		13,200,000	0	0	0	0	0	0	0	0	0	0	0	0
ClubCorp Land Balance			13,200,000	13,200,000	13,200,000	13,200,000	13,200,000	13,200,000	13,200,000	13,200,000	13,200,000	13,200,000	13,200,000	13,200,000
ClubCorp Preferred Return - EARNED		3,168,000	88,000	88,000	88,000	88,000	88,000	88,000	88,000	88,000	88,000	88,000	88,000	88,000
ClubCorp Preferred Return - PAID		3,168,000	0	0	0	0	0	0	0	0	0	0	0	0
ClubCorp Preferred Return Balance			1,144,000	1,232,000	1,320,000	1,408,000	1,496,000	1,584,000	1,672,000	1,760,000	1,848,000	1,936,000	2,024,000	2,112,000

Emerald Earned Equity Input		4,498,885	0	0	0	0	0	0	0	0	0	0	971,974	360,987
Emerald Earned Equity Repayment		4,498,885	0	0	0	0	0	0	0	0	0	0	0	0
Emerald Earned Equity Balance			3,165,923	3,165,923	3,165,923	3,165,923	3,165,923	3,165,923	3,165,923	3,165,923	3,165,923	3,165,923	4,137,898	4,498,885
Emerald Preferred Return - EARNED		703,996	21,106	21,106	21,106	21,106	21,106	21,106	21,106	21,106	21,106	21,106	21,106	27,586
Emerald Preferred Return - PAID		703,996	0	0	0	0	0	0	0	0	0	0	0	0
Emerald Preferred Return Balance			105,437	126,544	147,650	168,756	189,862	210,968	232,074	253,180	274,287	295,393	316,499	344,085

Emerald Prior Investment Balance Input		467,000	0	0	0	0	0	0	0	0	0	0	0	0
Emerald Prior Investment Balance Repayment		467,000	0	0	0	0	0	0	0	0	0	0	0	0
Emerald Prior Investment Balance			467,000	467,000	467,000	467,000	467,000	467,000	467,000	467,000	467,000	467,000	467,000	467,000
Emerald Preferred Return - EARNED		112,080	3,113	3,113	3,113	3,113	3,113	3,113	3,113	3,113	3,113	3,113	3,113	3,113
Emerald Preferred Return - PAID		112,080	0	0	0	0	0	0	0	0	0	0	0	0
Emerald Preferred Return Balance			40,473	43,587	46,700	49,813	52,927	56,040	59,153	62,267	65,380	68,493	71,607	74,720

Emerald Shea Incentive Balance Input		0	0	0	0	0	0	0	0	0	0	0	0	0
Emerald Shea Incentive Payment		0	0	0	0	0	0	0	0	0	0	0	0	0
Emerald Shea Incentive Balance			0	0	0	0	0	0	0	0	0	0	0	0
Emerald Preferred Return - EARNED		0	0	0	0	0	0	0	0	0	0	0	0	0
Emerald Preferred Return PAID		0	0	0	0	0	0	0	0	0	0	0	0	0
Emerald Preferred Return Balance			0	0	0	0	0	0	0	0	0	0	0	0

Emerald CFD Incentive Balance Input		0	0	0	0	0	0	0	0	0	0	0	0	0
Emerald CFD Incentive Payment		0	0	0	0	0	0	0	0	0	0	0	0	0
Emerald CFD Incentive Balance			0	0	0	0	0	0	0	0	0	0	0	0
Emerald Preferred Return - EARNED		0	0	0	0	0	0	0	0	0	0	0	0	0
Emerald Preferred Return - PAID		0	0	0	0	0	0	0	0	0	0	0	0	0
Emerald Preferred Return Balance			0	0	0	0	0	0	0	0	0	0	0	0

NET PROCEEDS FOR DISTRIBUTION		40,732,480	0	0	0	0	0	0	0	0	0	0	0	0

Total ClubCorp Percentage Interest	86.5%	36,233,595	0	0	0	0	0	0	0	0	0	0	0	0
			0	0	0	0	0	0	0	0	0	0	0	0
Total Emerald Percentage Interest*	13.5%	4,498,885	0	0	0	0	0	0	0	0	0	0	0	0

EXHIBIT E-5 — EQUITY, PREFERRED RETURN, PROFIT DISTRIBUTIONS

Name	Allso Emerald - Developer Partnership
Alternate	Sell at Final Map & Grading Permit
Product	400 SFR Lots
File Name	AEP CCA - AVGC 400
Date	1-Jan-2004

EQUITY, PREFERRED RETURN, PROFIT DISTRIBUTIONS		PROJECT TOTAL	Jan-2006	Feb-2006	Mar-2006	Apr-2006	May-2006	Jun-2006	Jul-2006	Aug-2006	Sep-2006	Oct-2006	Nov-2006	Dec-2006
			25	26	27	28	29	30	31	32	33	34	35	36

Investor Equity Contributed		7,806,131	113,653	113,653	113,653	113,653	113,653	113,653	113,653	113,653	113,653	113,653	320,175	0
Emerald Earned Equity Amounts		4,498,885
Emerald Prior Investment Balance Input
Shea Incentive Payment		0
CFD Incentive Payment		0
Total Repayments Available		67,279,838	0	0	0	0	0	0	0	0	0	0	0	67,279,838

AVAILABLE FOR DISTRIBUTION		67,279,838	0	0	0	0	0	0	0	0	0	0	0	67,279,838

ClubCorp Project Expenses		7,806,131	113,653	113,653	113,653	113,653	113,653	113,653	113,653	113,653	113,653	113,653	320,175	0
Clubcorp Project Expense Repayments		7,808,131	0	0	0	0	0	0	0	0	0	0	0	7,806,131
Clubcorp Project Expense Balance			6,463,075	6,576,728	6,690,381	6,804,035	6,917,688	7,031,342	7,144,995	7,258,649	7,372,302	7,485,955	7,806,131	0
Clubcorp Preferred Return - EARNED		1,090,152	42,329	43,087	43,845	44,603	45,360	46,118	46,876	47,633	48,391	49,149	49,906	52,041
Clubcorp Preferred Return - PAID		1,090,152	0	0	0	0	0	0	0	0	0	0	0	1,090,152
Clubcorp Preferred Return Balance			573,144	616,231	660,076	704,678	750,039	796,157	843,032	890,665	939,056	988,205	1,038,111	0

ClubCorp Land Contribution		13,200,000	0	0	0	0	0	0	0	0	0	0	0	0
Clubcorp Land Repayments		13,200,000	0	0	0	0	0	0	0	0	0	0	0	13,200,000
ClubCorp Land Balance			13,200,000	13,200,000	13,200,000	13,200,000	13,200,000	13,200,000	13,200,000	13,200,000	13,200,000	13,200,000	13,200,000	0
ClubCorp Preferred Return - EARNED		3,168,000	88,000	88,000	88,000	88,000	88,000	88,000	88,000	88,000	88,000	88,000	88,000	88,000
ClubCorp Preferred Return - PAID		3,168,000	0	0	0	0	0	0	0	0	0	0	0	3,168,000
ClubCorp Preferred Return Balance			2,200,000	2,288,000	2,376,000	2,464,000	2,552,000	2,640,000	2,728,000	2,816,000	2,904,000	2,992,000	3,080,000	0

Emerald Earned Equity Input		4,498,885	0	0	0	0	0	0	0	0	0	0	0	0
Emerald Earned Equity Repayment		4,498,885	0	0	0	0	0	0	0	0	0	0	0	4,498,885
Emerald Earned Equity Balance			4,498,885	4,498,885	4,498,885	4,498,885	4,498,885	4,498,885	4,498,885	4,498,885	4,498,885	4,498,885	4,498,885	0
Emerald Preferred Return - EARNED		703,996	29,993	29,993	29,993	29,993	29,993	29,993	29,993	29,993	29,993	29,993	29,993	29,993
Emerald Preferred Return - PAID		703,996	0	0	0	0	0	0	0	0	0	0	0	703,996
Emerald Preferred Return Balance			374,077	404,070	434,063	464,055	494,048	524,040	554,033	584,025	614,018	644,011	674,003	0

Emerald Prior Investment Balance Input		467,000	0	0	0	0	0	0	0	0	0	0	0	0
Emerald Prior Investment Balance Repayment		467,000	0	0	0	0	0	0	0	0	0	0	0	467,000
Emerald Prior Investment Balance			467,000	467,000	467,000	467,000	467,000	467,000	467,000	467,000	467,000	467,000	467,000	0
Emerald Preferred Return - EARNED		112,080	3,113	3,113	3,113	3,113	3,113	3,113	3,113	3,113	3,113	3,113	3,113	3,113
Emerald Preferred Return - PAID		112,080	0	0	0	0	0	0	0	0	0	0	0	112,080
Emerald Preferred Return Balance			77,833	80,947	84,060	87,173	90,287	93,400	96,513	99,627	102,740	105,853	108,967	0

Emerald Shea Incentive Balance Input		0	0	0	0	0	0	0	0	0	0	0	0	0
Emerald Shea Incentive Payment		0	0	0	0	0	0	0	0	0	0	0	0	0
Emerald Shea Incentive Balance			0	0	0	0	0	0	0	0	0	0	0	0
Emerald Preferred Return - EARNED		0	0	0	0	0	0	0	0	0	0	0	0	0
Emerald Preferred Return - PAID		0	0	0	0	0	0	0	0	0	0	0	0	0
Emerald Preferred Return Balance			0	0	0	0	0	0	0	0	0	0	0	0

Emerald CFD Incentive Balance Input		0	0	0	0	0	0	0	0	0	0	0	0	0
Emerald CFD Incentive Payment		0	0	0	0	0	0	0	0	0	0	0	0	0
Emerald CFD Incentive Balance			0	0	0	0	0	0	0	0	0	0	0	0
Emerald Preferred Return - EARNED		0	0	0	0	0	0	0	0	0	0	0	0	0
Emerald Preferred Return - PAID		0	0	0	0	0	0	0	0	0	0	0	0	0
Emerald Preferred Return Balance			0	0	0	0	0	0	0	0	0	0	0	0

NET PROCEEDS FOR DISTRIBUTION		40,732,480	0	0	0	0	0	0	0	0	0	0	0	40,732,480

Total ClubCorp Percentage Interest	86.5%	36,233,595	0	0	0	0	0	0	0	0	0	0	0	35,233,595
			0	0	0	0	0	0	0	0	0	0	0	0
Total Emerald Percentage Interest*	13.5%	4,498,885	0	0	0	0	0	0	0	0	0	0	0	5,498,885

Aliso Vlejo Golf Course Project

Exhibit E-6 - Project Cash Flow Summary

		1 - 12	Months 13 - 24	25 - 36	Total
Cash Flow
Revenues		0	0	111,126,250	111,126,250
Less:
Estimated Discount to Shea		0	0	(22,225,250)	(22,225,250)
Net Lot Revenues		0	0	88,901,000	88,901,000

Less:
Closing Costs		0	0	(2,000,273)	(2,000,273)
Net Revenues		0	0	86,900,728	86,900,728

Less:
Base Purchase Price (Land)		13,200,000			13,200,000
Previous Investment Balance		467,000			467,000
Incentive/“Equity Prepayments” to Developer @		500,000	250,000	250,000	1,000,000
Total Acquisition Costs	2.5%	14,167,000	250,000	250,000	14,667,000

Less:
Entitlement Costs (exel. Financing Costs)		1,446,245	1,027,668	326,087	2,800,000

Indirect Construction
CFD Expenses		416,667	333,333	0	750,000
Inspection/Audit/Legal/Acctng		171,429	171,429	157,143	500,000
Development Agreement Costs		475,000	0	0	475,000
Indirect Contingency		10,870	130,435	108,696	250,000
Total Indirect Construction		1,073,965	635,197	265,839	1,975,000

Administrative Fees
G&A - Administrative Fees - Developer		592,673	592,673	592,673	1,778,020
Asset Management Fees - Owner		78,000	78,000	78,000	234,000
Developer’s Expenses (11/03-12/03)		75,000	0	0	75,000
Total Administrative		745,673	670,673	670,673	2,087,020

Direct Construction
On-site Construction (In-tract)		0	0	10,200,000	10,200,000
CFD Reimbursement (Infrastructure)		0	0	(6,175,000)	(6,175,000)
Golf Course Improvements		0	0	500,000	500,000
Community Amenities (Parking Structure)		0	0	3,000,000	3,000,000
CFD Reimbursements (Community Amentities)		0	0	(1,500,000)	(1,500,000)
Rec/Amenities/Common Areas		0	0	1,000,000	1,000,000
Affordable Housing Fee (In lieu of)		0	0	1,000,000	1,000,000
Off-site/Spine-Road Upgrades		0	0	9,500,000	9,500,000
[ILLEGIBLE]		0	0	2,040,000	2,040,000
Total Direct Construction		0	0	19,565,000	19,565,000

Total Project Costs		17,432,883	2,583,538	21,077,599	41,094,020

Net Cash Flow Before Debt & Distribution		(17,432,883)	(2,583,538)	65,823,129	45,806,708

Plus:
Capital Contributions ClubCorp		13,200,000	0	0	13,200,000
Capital Contributions Investor		3,765,883	2,583,538	1,456,709	7,806,131
Capital Contributions Developer (Prior Investment Bal)		467,000	0	0	467,000

Less:
Preferred Return Payments to ClubCorp		0	0	3,168,000	3,168,000
Preferred Return Payments to Investor		0	0	1,090,152	1,090,152
Preferred Return Payments to Developer		0	0	816,076	816,076

Capital Account Payments to ClubCorp		0	0	13,200,000	13,200,000
Capital Account Payments to Investor		0	0	7,806,131	7,806,131
Capital Account Payments to Developer		0	0	467,000	467,000
Net Cash Flow Available for Distribution		0	(0)	40,732,480	40,732,480

Less:
Balance Due to Developer @	11.0%	0	(0)	4,498,885	4,498,885

Net Cash Flow Due to ClubCorp		0	(0)	36,233,595	36,233,595

1

Aliso Vlejo Golf Course Project

Exhibit E-6 - Project Cash Flow Summary

		1 - 12	Months 13 - 24	25 - 36	Total
[ILLEGIBLE] Fees to Developer (Earned)
General Plan Presentation	1.5%	125,000	—		125,000
General Plan Certification	1.5%	125,000	—	—	125,000

Phase II - Development Agreement	3.0%	125,000	—	—	125,000

Phase III - Shea Release	3.0%	125,000	—	—	125,000

Phase IV - Tentative Tract Map Approval	1.5%	—	250,000	—	250,000

Phase V - Final Tract Map Approval	1.5%	—	—	250,000	250,000

Phase VI - Closing	1.5%			—	—

Administrative Fees		592,673	592,673	592,673	1,778,020
Total Incentive Fees Paid		500,000	250,000	250,000	1,000,000
Total Administrative Fees Paid		592,673	592,673	592,673	1,778,020
Total Fees Paid		1,092,673	842,673	842,673	2,778,020

NPV Total Paid Fees@	12%	2,247,173
	15%	2,141,404
	20%	1,983,409

Protect Distributions to Developer		—	—	4,498,885

NPV Distributions@	12%	3,202,217
	15%	2,958,090
	20%	2,603,521

Total Payments to Developer
Incentive Fees/“Equity Prepayments”		500,000	250,000	250,000	1,000,000
Administrative Fees		592,673	592,673	592,673	1,778,020
Preferred Return Payments		—	—	816,076	816,076
Capital Account Repayments		—	—	467,000	467,000
Equity Distributions		—	(0)	4,498,885	4,498,885
Total Payments to Developer		1,092,673	842,673	6,624,634	8,559,980
Cumulative Payments to Developer		1,092,673	1,935,347	8,559,980

NPV Payments to Developer@	15%	5,943,137

ccounts/Preferred Returns
ed Net Proceeds of Project at EOY		40,732,480	40,732,480	40,732,480
Equity %age Sunmary
Equity %ages Earned		9.0%	1.5%	3.0%	13.5%
Cumulative Equity %ages Earned		9.0%	10.5%	13.5%	13.5%
Estimated Equity %age Paid		1.2%	0.6%	0.6%	2.5%
Equity %age Accrued		7.8%	0.9%	2.4%	11.0%

Developer Capital Account for Preferred Return Calculation Purposes Only
Beginning Balance		467,000	3,632,923	3,993,910
Additions During Period- “Earned but Unpaid Equity”		3,165,923	360,987	971,974
Ending Balance		3,632,923	3,993,910	4,965,885

Emerald Preferred Return@	8%
Beginning Balance		—	121,691	418,805
Additions During Period		121,691	297,114	397,271
Reductions During Period		—	—	816,076
Ending Balance		121,691	418,805	—

Beginning Balance		13,200,000	0
Additions During Period		0	0	0
Reductions During Period		0	0	—
Ending Balance		13,200,000	—	0

ClubCorp Preferred Return@	8%
Beginning Balance		—	1,056,000	2,112,000
Additions During Period		1,056,000	1,056,000	1,056,000
Reductions During Period		—	—	3,168,000
Ending Balance		1,056,000	2,112,000	—

Investor Capital Account
Beginning Balance		0	3,765,883	6,349,421
Additions During Period		3,765,883	2,583,538	1,456,709
Reductions During Period		0	0	7,862,020
Ending Balance		3,765,883	6,343,421	(55,889)

Investor Preferred Return@	8%
Beginning Balance		—	124,688	530,814
Additions During Period		124,688	406,127	559,338
Reductions During Period		—	—	1,090,152
Ending Balance		124,688	530,814	—

This exhibit assumes a 36 month project duration with no Shea Incentive Payment or CFD Incentive Payment earned.

2

Aliso Viejo Golf Course Project
Exhibit E-7 1st Year Cash Requirements

Month	1	2	3	4	5	6	7	8	9	10	11	12	Total
Gross Lot Revenues	0	0	0	0	0	0	0	0	0	0	0	0	0
Less:
Estimated Discount to Shea	0	0	0	0	0	0	0	0	0	0	0	0	0
Net Lot Revenues	0	0	0	0	0	0	0	0	0	0	0	0	0

Less:
Closing Costs	0	0	0	0	0	0	0	0	0	0	0	0	0
Net Revenues	0	0	0	0	0	0	0	0	0	0	0	0	0

Less:
Base Purchase Price (Land)	0	0	0	0	0	0	0	0	0	0	0	0	0
Previous Investment Balance	0	0	0	0	0	0	0	0	0	0	0	0	0
Total Acquisition Costs	0	0	0	0	0	0	0	0	0	0	0	0	0
Less:
Entitlement Costs (excl. Financing Costs)	65,000	65,000	65,000	65,000	65,000	65,000	192,273	192,273	192,273	192,273	127,273	159,881	1,446,245

Indirect Construction
CFD Expenses	0	0	41,667	41,667	41,667	41,667	41,667	41,667	41,667	41,667	41,667	41,667	416,667
Inspection/Audit/Legal/Acctng	14,286	14,286	14,286	14,286	14,286	14,286	14,286	14,286	14,286	14,286	14,286	14,286	171,429
Development Agreement Costs	39,583	39,583	39,583	39,583	39,583	39,583	39,583	39,583	39,583	39,583	39,583	39,583	475,000
Indirect Contingency	0	0	0	0	0	0	0	0	0	0	0	10,870	10,870
Total Indirect Construction	53,869	53,869	95,536	95,536	95,536	95,536	95,536	95,536	95,536	95,536	95,536	106,405	1,073,965

Administrative Fees
Asset Management Fee	6,500	6,500	6,500	6,500	6,500	6,500	6,500	6,500	6,500	6,500	6,500	6,500	78,000
G&A	49,389	49,389	49,389	49,389	49,389	49,389	49,389	49,389	49,389	49,389	49,389	49,389	592,673
Pre-Deal Costs - Dev. Expense Reimb.	75,000	0	0	0	0	0	0	0	0	0	0	0	75,000
Total Administrative	130,889	55,889	55,889	55,889	55,889	55,889	55,889	55,889	55,889	55,889	55,889	55,889	745,673

Direct Construction
On-site Construction (In-tract)	0	0	0	0	0	0	0	0	0	0	0	0	0
CFD Reimbursement (Infrastructure)	0	0	0	0	0	0	0	0	0	0	0	0	0
Golf Course Improvements	0	0	0	0	0	0	0	0	0	0	0	0	0
Community Amenities (Parking Structure)	0	0	0	0	0	0	0	0	0	0	0	0	0
CFD Reimbursements (Community Amenities)	0	0	0	0	0	0	0	0	0	0	0	0	0
Rec/Amenities/Common Areas	0	0	0	0	0	0	0	0	0	0	0	0	0
Affordable Housing Fee (In lieu of)	0	0	0	0	0	0	0	0	0	0	0	0	0
Fees/Off-site/Spine-Road Upgrades	0	0	0	0	0	0	0	0	0	0	0	0	0
Contingency	0	0	0	0	0	0	0	0	0	0	0	0	0
Total Direct Construction	0	0	0	0	0	0	0	0	0	0	0	0	0

Total Project Costs	249,758	174,758	216,425	216,425	216,425	216,425	343,698	343,698	343,698	343,698	278,698	322,176	3,265,883

Net Cash Flow Before Debt & Distribution	(249,758)	(174,758)	(216,425)	(216,425)	(216,425)	(216,425)	(343,698)	(343,698)	(343,698)	(343,698)	(278,698)	(322,176)	(3,265,883)
Cumulative NCF Before Debt & Distribution	(249,758)	(424,517)	(640,942)	(857,367)	(1,073,792)	(1,290,218)	(1,633,916)	(1,977,613)	(2,321,311)	(2,665,009)	(2,943,707)	(3,265,883)

Plus:
Cash Incentive Payments to EDG (Ph 1 -3)	125,000	—	—	—	—	125,000	—	125,000	—	—	—	125,000	500,000

Net Cash Requirements	(374,758)	(174,758)	(216,425)	(216,425)	(216,425)	(341,425)	(343,698)	(468,698)	(343,698)	(343,698)	(278,698)	(447,176)	(3,765,883)
Cumulative Cash Requirements	(374,758)	(549,517)	(765,942)	(982,367)	(1,198,792)	(1,540,218)	(1,883,916)	(2,352,613)	(2,696,311)	(3,040,009)	(3,318,707)	(3,765,883)

FIFTH AMENDMENT TO
JOINT VENTURE AGREEMENT

THIS FIFTH AMENDMENT is made and entered into this 12th day of November, 1998, by and between ALISO VIEJO GOLF, LP, a California limited partnership (hereinafter referred to as “AVG”), and LEGAV CORPORATION, a California corporation (hereinafter referred to as “Company”). The foregoing parties shall hereinafter collectively be referred to as the “Venturers.”

RECITALS

A.                                                Company and AVG entered into a Joint Venture Agreement dated June 16, 1997, concerning the “Aliso Viejo Golf Club,” a First Amendment to Joint Venture dated September 30, 1997, a Second Amendment to Joint Venture Agreement dated October 15, 1997, a Third Amendment to Joint Venture Agreement dated February 23, 1998, and a Fourth Amendment to Joint Venture Agreement dated March 12, 1998 (collectively, the “Agreement”).

B.                                                  Company and AVG desire to amend and revise certain provisions of the Agreement. All capitalized terms referenced or used in this Fifth Amendment not specifically defined herein shall have the meaning set forth in the Agreement.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties agree as follows:

1.                         Definitions.

(a)             Section 1.16 of the Agreement is amended to read as follows:

“1.16 Club Loans. The term ‘Club Loans’ means the Textron Loan and the Mezzanine Loan, as the same may be amended, modified, extended, increased or refinanced from time to time by Lenders mutually acceptable to AVG and Company.”

(b)            Section 1.65 of the Agreement is amended to read as follows:

“1.65 Textron Loan. The term ‘Textron Loan’ means the loan made by Textron Financial Corporation to the Joint Venture for up to $21,490,000 (for acquisition development and construction costs) and up to $27,430,000 (for acquisition development and construction costs and permanent advances), as described in the Loan Agreement dated March 10, 1998, as amended by ‘First Amendment to Loan Agreement and Other Loan Documents’ dated November 13, 1998, and as further amended, extended, modified and/or refinanced from time to time.”

2.                         Textron Loan Indemnification. Section 4.4.2 to the Agreement referred to in the Fourth Amendment to Joint Venture Agreement is hereby renumbered as Section 4.4.5.

3.                         Additional Capital Contribution. The following sentence is added to the end of Section 4.4.4 of the Agreement: “As a condition precedent to the Lender funding the additional

$700,000 principal amount described in the First Amendment to Loan Agreement and Other Loan Documents dated as of November 13, 1998 between the Joint Venture and Textron Financial Corporation, the Venturers shall contribute additional capital of up to $320,000, (payable as “Increased Costs” are incurred, in the manner described in such amendment), 75% by Company and 25% by AVG.”

4.                         Effect of Amendment. Except as modified by this Amendment, all other terms and conditions of the Agreement shall continue in full force and effect. In the event there is a conflict between the terms recited in this Amendment and the Agreement, the terms recited herein shall control.

The parties have executed this Fifth Amendment to Joint Venture Agreement on the date first written above.

AVG:

ALISO VIEJO GOLF, LP a California limited partnership

By:	Glenwood Golf Corporation a California corporation its general partner

	By:	/s/ Paul Donnelly
Paul Donnelly

Title: President

Company:

LEGAV CORPORATION, a California corporation

By:	/s/ Mark Dietz

Title:	Vice President

2

FOURTH AMENDMENT TO
JOINT VENTURE AGREEMENT

THIS FOURTH AMENDMENT is made and entered into this              day of March, 1998, by and between ALISO VIEJO GOLF, LP, a California limited partnership (hereinafter referred to as “AVG”), and LEGAV CORPORATION, a California corporation (hereinafter referred to as “Company”). The foregoing parties shall hereinafter collectively be referred to as the “Venturers.”

WITNESSETH

WHEREAS, Company and AVG entered into a Joint Venture Agreement dated June 16, 1997, concerning the “Aliso Viejo Golf Club,” a First Amendment to Joint Venture dated September 30, 1997, a Second Amendment to Joint Venture Agreement dated October 15, 1997, and a Third Amendment to Joint Venture Agreement dated March          , 1998 (collectively, the “Agreement”); and

WHEREAS, Company and AVG desire to amend and revise certain provisions of the Agreement as provided herein.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereby create a joint venture for the purposes and upon the terms, provisions and conditions hereinafter set forth.

1. Definitions. All capitalized terms referenced or used in this Fourth Amendment not specifically defined herein shall have the meaning set forth in the Agreement.

2. Section 4.4 – Capital Contributions and Obligations. The following provision shall be added as Paragraph 4.4.2:

“4.4.2. Textron Loan Indemnification. The parties acknowledge that Textron Financial Corporation (“Textron”), as a condition precedent to closing the Textron Loan, has required the Venturers and Company’s parent corporation, Club Corporation of America (“CCA”), and AMH Golf Corp., California corporation (“AMH Golf”), to execute an indemnification agreement in the form attached hereto as Exhibit A concerning the [Illegible] Indemnification Agreement”). Notwithstanding anything to the contrary recited herein, in the event any amount is required to be funded (the “Indemnification Amount” by the Venturers, CCA, or AMH Golf to Textron or any other party under the terms of the Indemnification Agreement, Company and AVG each are to fund, as an additional Mandatory Capital Contribution, (i) the first ONE MILLION DOLLARS ($1,000,000.00) of the Indemnification Amount (as provided in Section 12.2) on the basis of seventy-five percent (75%) by Company and twenty-five percent (25%) by AVG, and then (ii) fifty percent (50%) by Company and AVG of the remaining Indemnification Amount. Each Venturer agrees to advance the Mandatory Capital Contribution within fifteen (15) days after receipt of written demand from the Management Committee, CCA or AMH Golf. If the claim is made against CCA or

1

AMH Golf. Company and AVG each hereby agree to indemnify and further agree to enter into an indemnification agreement in a form similar to the Indemnification Agreement, to hold CCA and AMH Golf harmless from any claim, liability or damage of any nature, including their respective reasonable attorneys’ fees, arising under the Indemnification Agreement. In the event a Venturer fails to make a required Mandatory Capital Contribution, then the nondefaulting Venturer shall have the right to the remedies set forth in Sections 17.2 and 17.3”

3. Agreement/Conflict. Except as modified herein, all other terms and conditions of the Agreement shall continue in full force and effect. In the event there is a conflict between the terms recited herein and in the Agreement, the terms recited herein shall control.

IN WITNESS WHEREOF, the parties have executed this Fourth Amendment to Joint Venture Agreement on the dare first written above.

AVG:

ALISO VIEJO GOLF, LP, a California limited partnership

	By:	Glenwood Golf Corporation,
Attest:		a California corporation, its general partner

By:

Title:		Title:

Company:

Attest:	LEGAV CORPORATION, a California corporation

	By:	/s/ Mark Dietz

Title:	Title:	Vice President, Mark Dietz

2

THIRD AMENDMENT TO JOINT VENTURE AGREEMENT OF
ALISO VIEJO GOLF CLUB JOINT VENTURE

THIS THIRD AMENDMENT TO JOINT VENTURE AGREEMENT (the “Third Amendment”) is made and entered into as of the 23rd day of February, 1998, by and between ALISO VIEJO GOLF, LP, a California limited partnership (hereinafter referred to as “AVG”), and LEGAV CORPORATION, a California corporation (hereinafter referred to as “Company”). The foregoing parties shall hereinafter collectively be referred to as the “Venturers.”

RECITALS

A. Company and AVG entered into a certain Joint Venture Agreement dated June 16, 1997, concerning the “Aliso Viejo Golf Club” and those certain First Amendment to Joint Venture dated September 30, 1997 and Second Amendment to Joint Venture dated October 15, 1997 (collectively, the “Agreement”); and

B. Company and AVG desire to amend and revise certain provisions of the Agreement as provided herein,

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereby agree as follows:

1.                            Definitions. All capitalized terms referenced or used in this Third Amendment not specifically defined herein shall have the meaning set forth in the Agreement.

2.                            Exhibit E - Definitions. Exhibit E to the Agreement is hereby amended as follows:

a) Section 1.16. is amended to read as follows:

“1.16. Club Loans. The term “Club Loans” shall be defined collectively as (a) the construction loan made by Textron Financial Corporation in the approximate amount of TWENTY MILLION, SEVEN HUNDRED AND NINETY THOUSAND DOLLARS ($20,790,000.00); and (b) the Mezzanine Loan in the principal amount of SIX MILLION, SIX HUNDRED THOUSAND DOLLARS ($6,600,000.00), each made for the construction and development costs of the Improvements; or any loan refinancing, such loans (including, but not limited to, the permanent loan to be made by Textron Financial Corporation in the principal amount of TWENTY SIX MILLION, SEVEN HUNDRED AND THIRTY THOUSAND DOLLARS ($26,730,000.00); in such amounts and made by such lenders as are mutually acceptable to AVG and Company.”

b) Section 1.69. is hereby added to the Agreement to read as follows:

“1.69. First Additional Capital Contribution. The term “First Additional Capital Contribution” means the capital contribution referred to in Section 4.4.4.”

3.                            Contributions to the Joint Venture. - Article 4 of the Agreement is hereby amended as follows:

a) Section 4.1 of the Agreement is hereby restated to read correctly as follows:

“4.1 - Initial Capital Contributions. Subject to the satisfaction of the Conditions Precedent on the Contribution Date (other than the concurrent funding of the Textron Loan, which is hereby expressly waived by the parties), each Venturer shall contribute the following capital contributions, subject to increase as provided in Section 4.4.”

Venturer		Initial Capital Contribution

AVG	Equity in Project:	$346,027.00
AVG	Cash:	$401,816.00

Company	Equity in Project:	$15, 346.00
Company	Cash:	$2,228,184.00	”

b) Section 4.4.1 of the Agreement is hereby amended to delete the phrase “...by the increased cost of the parking structure over the budgeted amount and…”.

c) Section 4.4.4 is hereby added to the Agreement to read as follows:

“4.4.4. First Additional Capital Contribution. On or before the closing and initial funding of the Textron Loan, each Venturer shall contribute the following additional capital for a combined additional capital contribution of THREE HUNDRED FORTY THOUSAND DOLLARS ($340,000):

Venturer		Additional Capital Contribution

AVG	Cash:	$85,000.00
Company	Cash:	$255,000.00

After the First Additional Capital Contribution, the total capital contributions of each Venturer are as follows:

Venturer		Capital Contribution

AVG	Equity in Project:	$346,027.00
AVG	Cash:	$486,816.00
AVG	Total:	$832,843.00

Company	Equity in Project:	$15, 346.00
Company	Cash:	$2,483,184.00
Company	Total:	$2,498,530.00	”

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4.                            Payment of Certain Fees. Section 6.5 of the Agreement is hereby amended to replace the phrase “commencing as of the date of funding of the Club Loans” with “commencing as of November 20, 1997” and to add the following sentence: “The fees payable under this Section 6.5 are subject to allocation by action of the Management Committee as described in Section 6.6.1 of the Hotel Joint Venture Agreement.”

5.                            Effect of Amendment. Except as expressly amended by this Third Amendment, the Agreement is hereby expressly ratified and affirmed.

IN WITNESS WHEREOF, the parties have executed this Third Amendment to Joint Venture Agreement on the date first written above.

AVG:

ALISO VIEJO GOLF, LP, a California limited partnership
By:	Glenwood Golf Corporation, a California corporation, its general partner

By:	/s/ Paul N. Donnelly
Paul N. Donnelly
Title: President

Company:

LEGAV CORPORATION, a California corporation

By:	/s/ Mark Dietz
Mark Dietz
	Title:	Vice President

3

SECOND AMENDMENT TO
JOINT VENTURE AGREEMENT

THIS SECOND AMENDMENT is made and entered into this 15th day of October, 1997, by and between ALISO VIEJO GOLF, LP, a California limited partnership (hereinafter referred to as “AVG”), and LEGAV CORPORATION, a California corporation (hereinafter referred to as “Company”). The foregoing parties shall hereinafter collectively be referred to as the “Venturers.”

WITNESSETH

WHEREAS, Company and AVG entered into a certain Joint Venture Agreement dated June 16, 1997, concerning the “Aliso Viejo Golf Club” and that certain First Amendment to Joint Venture dated September 30, 1997 (collectively, the “Agreement”); and

WHEREAS, Company and AVG desire to amend and revise certain provisions of the Agreement as provided herein,

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereby create a joint venture for the purposes and upon the terms, provisions and conditions hereinafter set forth.

1.  Definitions. All capitalized terms referenced or used in this Second Amendment not specifically defined herein shall have the meaning set forth in the Agreement.

2.  Section 2.11 - Hotel Venture. Section 2.11 shall be superceded and replaced by the following provision:

“2.11.  Hotel Site. The Venturers acknowledge the anticipated development of a hotel and conference facility with appropriate amenities and parking facilities (to contain not more than four hundred eight [408] guest rooms, and not to exceed eight [8] stories in height, all collectively referred to herein as the “Hotel”) on the Hotel Site. When the Hotel Site is being developed by the Hotel Venture, at such time as the Hotel Site and the Replacement Site may be legally conveyed, and subject to (i) meeting the requirements of the . Textron Loan, and (ii) the execution of the Clubhouse Documentation referenced below, the Venture shall release the Hotel Site from the Real Property which is the subject of this Agreement (and cause the Hotel Site [in accordance with the Clubhouse Documentation] to be released from any encumbrance securing the Textron Loan and the Club Loans), to be replaced by the Replacement Site. The Replacement Site shall be conveyed by the Commercial Property Joint Venture to the Golf Club Joint Venture on or before conveyance of the Hotel Site. On the transfer of the Hotel Site, the Hotel Joint Venture and the Golf Club Joint Venture will enter into an agreement (the “Clubhouse Documentation”) to provide the required Clubhouse Facilities, exclusive of the golf course

1

maintenance facilities, on the Hotel Site pursuant to a long-term lease or by recordation of a condominium map for the clubhouse, cart level, and other Clubhouse Facilities with the conveyance of the condominium rights or leasehold interest to the portion of the Clubhouse Facilities to the Golf Club Joint Venture on terms acceptable to the Hotel Joint Venture and the Golf Club Joint Venture and a long-term lease or permanent nonexclusive easement to the Golf Club Joint Venture for the parking structure constructed or to be constructed, subject to a reserved nonexclusive easement for parking for the Hotel Joint Venture. Provided, however, the cost to the Golf Club Joint Venture shall not exceed the budgeted amount, subject to reimbursements for the parking structure to be funded by the Hotel Joint Venture, unless agreed to by the Venturers of the Golf Club Joint Venture in writing, for the Clubhouse Facilities to be located on the Hotel Site as shown on the Site Plan and the preliminary construction drawings in existence as of the date of this Agreement. The Venture shall also enter into such other usual and customary arrangements with the Hotel Venture for use of the driveway and parking facilities by both the Golf Course Improvements and the Hotel, easements for support, arrangements for the sharing of maintenance and other costs of the parking facilities, driveway (provided that the Venture shall not be responsible for the cost of construction of a parking structure, except that the Venture shall be responsible for the cost to construct an on-grade surface asphalt parking lot required for the Venture’s use, including any drainage, utilities, or other improvements necessary or required to construct a surface parking lot, without regard to the Hotel requirements)(*), reciprocal easements for utilities and access, and other shared facilities, if any, including cost sharing arrangements between (i) the Hotel Site and the Replacement Site sufficient to provide access to a public street, and (ii) the Hotel Site and the Real Property, on mutually acceptable terms. Following completion of construction of the Golf Course Improvements, the Venture anticipates that some shared use of facilities and services and other cooperative arrangements between the Hotel Venture, the Venture, and the operator of the Hotel is appropriate, and will negotiate such arrangements in good faith. Other than the sharing of expenses for maintenance and similar arrangements described above, the Venturers agree that the Venture and its customers, members, or employees shall not be charged for their use of the parking structure or facilities, which shall be constructed by the owner of the Hotel site. AVG and Company agree that any agreement to which the Venture is a party relating to the Golf Course Improvements or the Real Property (exclusive of the Hotel Site, except for the area included in the Clubhouse Documentation) shall require the approval of both Venturers, such approvals shall not be unreasonably withheld. The Venture shall offer Hotel guest and the Hotel operator the right to reserve tee times in advance and use of the Clubhouse Facilities at fees not to exceed market, and such other privileges as the parties agree. Subject to meeting the requirements of the Textron Loan and the execution of the Clubhouse Documentation, as provided above, the documentation necessary for the replacement and substitution shall be executed by the parties (and, as necessary, the holders of the Club Loans) on the Closing Date and held by AVG or a third-party escrow, as agreed, for use when the Hotel Site and Replacement Site can be legally conveyed, without further consent.”

(*) and shall be reimbursed by the Hotel Joint Venture for funds advanced in excess of the cost of such surface lot)

2

3.  Section 2.12 - Commercial Property Joint Venture. Section 2.12 shall be superceded and replaced by the following provision:

“2.12.  Commercial Property Joint Venture. The Venturers acknowledge that, in order to develop the Hotel and acquire the Replacement Site, a third joint venture (the “Commercial Property Joint Venture”) will be established between the Venturers to acquire the Commercial Property pursuant to the terms set forth in the proposed purchase and sale agreement being negotiated and to be entered into between Mission Viejo Company and AMHC Corp., with an Effective Date of June 17, 1997 (the “Purchase Agreement”). Company shall fund ninety percent (90%) and AVG shall fund ten percent (10%) of the equity requirements agreed to by the parties to acquire the Commercial Property pursuant to the terms of the Purchase Agreement. The Purchase Agreement shall be assigned to the Commercial Property Joint Venture after the Commercial Property Joint Venture is established by the Venturers. AVG shall be designated the Development and Construction Manager for the Commercial Joint Venture pursuant to an agreement which shall incorporate the terms recited herein, and be approved by the Venturers, as to the development and construction activities, and (iii) be approved by the Venturers. The property lines for the Real Property, the Commercial Property, and the Replacement Site shall be adjusted as set forth on the Site Plan, or as may be subsequently adjusted as agreed to by the parties, subject to the terms and conditions in Subparagraph 2.12.1 below. Prior to the commencement of the additional Phases II, III, or IV as set forth on Exhibit G attached hereto (the “Phases”), each Venturer shall be presented the following proposed terms, statements, and information concerning the next Phase, namely: (i) business terms, (ii) proforma financial statements, (iii) potential financing (including any third-party participation), and (iv) development schedule (collectively, the “Proposal”). The Proposal for the next Phase shall be presented to each Venturer not less than forty-five (45) days prior to the date of the Management Committee’s vote to approve the next Phase. Each vote concerning a Phase shall not be less than five (5) months prior to the date the first funding is required for the Phase, and not before the expiration of the 45-day review period for each Proposal prior to the vote by the Management Committee. In the event Company or AVG elects to not participate in the development of the next Phase of the Hotel Joint Venture or the Commercial Property Joint Venture, by failing to give an affirmative vote of such Venturer through the Management Committee to approve the next Phase and approve and fund the necessary capital contributions required, then the Venturer who elects to proceed with the development may purchase the acreage for the next Phase (the “Phase Acreage”) from the applicable Venture at the cost of THREE HUNDRED NINETY-FIVE THOUSAND EIGHT HUNDRED THIRTY DOLLARS ($395,830.00) per acre, plus any interest or other costs incurred calculated on a per-acre basis from the date the Commercial Property is acquired (the “Phase Acreage Purchase Price”), subject to the terms recited herein. Prior to the date of the closing of the sale of the Phase Acreage (the “Phase Closing Date”), and as a condition to said sale, the Venturer who elects to proceed must provide to the other Venturer the following: (i) evidence of financing and funds to construct and develop the Phase,

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and (ii) the Commercial Property Agreement, as defined below, fully executed at Closing. In the event the actual construction of the Phase has not commenced within six (6) months of the Phase Closing Date, the Commercial Property Joint Venture shall have the option to reacquire the Phase Acreage for (i) the Phase Acreage Purchase Price, plus (ii) any other actual costs expended by the Venturer to develop and construct any improvements on the Phase Acreage (the “Reacquisition Purchase Price”). If a portion of the costs expended by the Venturer is funded by a development loan (the “Development Loan”) against the Phase Acreage, the Commercial Property Joint Venture shall assume the outstanding balance of the Development Loan, which shall be a credit against the Reacquisition Purchase Price. The Venture shall enter into such cooperative agreement, easements, and reciprocal agreement as may be reasonably required by this Venture, the Hotel Venture, the Commercial Property Joint Venture or the remaining Venturer, if applicable, for the continued development and operation of the remaining property as contemplated pursuant to the terms of this Agreement, such that a portion of the Golf Course Improvements can be constructed and operated on the Commercial Property (the “Commercial Property Agreement”). The Venturers agree that AVG shall have the responsibility and authority to handle, on behalf of the Commercial Property Venture, the day-to-day operating decisions during the development of the Commercial Property, including minor lot line adjustments, zoning matters, easements, and other development issues, negotiations with operators, franchisors, investors, and participants, design and engineering issues, preconstruction, and site improvements, provided that AVG obtains the Management Committee’s approval for all binding agreements which are Major Policy Decisions. The Management Committee for the Commercial Property Venture shall have the right and authority to approve all Major Policy Decisions affecting the Commercial Property Joint Venture or the Commercial Property. In the event Company or its Affiliate has not executed, by October 31, 1997 (irregardless of whether AVG or its Affiliate has executed or not), a joint venture agreement, in a form similar to this Agreement, to form the Commercial Property Venture as a general partnership under California law which provides for a initial capitalization of (i) FIVE HUNDRED THOUSAND DOLLARS ($500,000.00) to be funded within three (3) business days after the execution date, and (ii) the funding of approximately TWO MILLION DOLLARS ($2,000,000.00) on the closing date of the acquisition of the Commercial Property, each funded on (a) a ninety percent (90%) basis by Company/Affiliate, or (b) a ten percent (10%) basis by AVG/Affiliate, AVG shall have the right to develop the Commercial Property and related improvements on the Commercial Property itself or with the participation of any third party as otherwise provided in this Agreement, subject only to the obligations recited below in Paragraph 2.12.1.”

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4.  Section 4.1 - Initial Capital Contributions, and Section 4.2 - Initial Capital Account. Sections 4.1 and 4.2 are hereby amended to read as follows:

“4.1.  Initial Capital Contributions. Subject to the satisfaction of the Conditions Precedent on the Contribution Date (other than the concurrent funding of the Textron Loan, which is hereby expressly waived by the parties), each Venturer shall contribute the following initial capital contributions, subject to increase as provided in Section 4.4 below (the “Initial Capital Contribution”):

Venturer	Initial Capital Contribution
AVG Equity in Project:	$401,816.00
AVG Cash:	$346,027.00
Company Equity in Project:	$15,346.00
Company Cash:	$2,228,184.00

4.2.   Capital Account. AVG and Company agree that the initial capital account of the Venturers on the Contribution Date shall be equal to the Initial Capital Contribution of each, subject to adjustment pursuant to Section 4.4.

5.  Section 4.4 - Capital Contributions and Obligations. The following provision shall be added as Paragraphs 4.4.1, 4.4.2, and 4.4.3:

“4.4.1.  Increased Project Costs. Notwithstanding anything herein to the contrary, the Venturers agree that the total construction costs of the Golf Course Improvements will be increased based on the Venturers’ use of the Nicklaus Design Division of the Golden Bear International, Inc., to design the Golf Course Improvements(*) (the “Golf Course Increase”). The Golf Course Increase shall be funded as follows: (i) ten percent (10%) by the Venturers as equity (75% of said 10% by Company and 25% of the 10% by AVG), (ii) twenty-two percent (22%) by the Mezzanine Lender, and (iii) sixty-eight percent (68%) by Textron under the Textron Loan. Any portion of the Golf Course Increase not funded by Textron shall be funded by the Venturers, i.e., seventy-five percent (75%) by Company and twenty-five percent (25%) by AVG, as equity, as an additional capital contribution.

4.4.2.  Mandatory Capital Contribution. Notwithstanding anything to the contrary recited herein, the Venturers each agree to fund an additional SIX HUNDRED TWENTY-FIVE THOUSAND DOLLARS ($625,000.00) each for a total of ONE MILLION TWO HUNDRED FIFTY THOUSAND DOLLARS ($1,250,000.00) to the Venture if required to avoid the occurrence of, or to cure an event of default by, the Venture under the Club Loans (the “Mandatory Capital Contribution”). The Mandatory Capital Contribution shall bear interest at ten percent (10%) per annum compounded monthly, and shall be repaid to the Venturers

(*) and may be increased by the cost of the parking structure over the budgeted amount and by the cost of the clubhouse facilities if the Hotel is not built and such funding is required by Textron.

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pursuant to the provisions of Paragraph 8.1.2. Each Venturer agrees to advance the Mandatory Capital Contribution as required by the Joint Venture within fifteen (15) days after written notice from the Management Committee.

4.4.3.  Refinance of Mezzanine Loan. The Venturers shall replace the Mezzanine Loan with the Subsequent Mezzanine Financing (in which Company and AVG have the right to participate as provided in Section 4.3) or other financing within a period not to exceed twelve (12) calendar months from the initial funding of the Mezzanine Loan, subject to both Venturers approval of the Subsequent Mezzanine Financing. The Venturers acknowledge that it is anticipated that the Subsequent Mezzanine Financing will be included in the mezzanine debt for the Hotel pursuant to the Hotel Joint Venture.”

6.  Management. Paragraphs 6.1.10, 6.1.11, and 6.1.12 are amended to read as follows:

“6.1.10.  Tax Returns. The Joint Venturer shall hire an independent certified public accounting firm to prepare and submit to the Management Committee for their review, at least fifteen (15) days prior to the due date, a draft of the tax returns required of the Joint Venture. AVG shall be designated as the “Tax Matters Partner” pursuant to Section 6223 of the Internal Revenue Code and shall be responsible for filing the tax returns required of the Joint Venture based on the Financial Statements until the Club Opening Date, as defined in Section 6.6, and Company shall serve as “Tax Matters Partners” after said date. However, both Venturers shall have the right to approve all tax returns prior to the returns being filed.

6.1.11.  Insurance. The Managing Partners shall cause the Joint Venture to carry and maintain comprehensive general liability insurance with (i) bodily injury limits of ONE MILLION DOLLARS ($1,000,000.00) for injury or death to any one person and ONE MILLION DOLLARS ($1,000,000.00) for any one occurrence, (ii) property damage limits of ONE MILLION DOLLARS ($1,000,000.00) for any one occurrence and ONE MILLION DOLLARS ($1,000,000.00) in the aggregate, and (iii) property insurance on all applicable assets owned by the Joint Venture in amounts not less than ninety percent (90%) of the full replacement value, or as may be required by lenders of the Joint Venture.

6.1.12.  Implementation. The Managing Partners shall implement any and all decisions of the Management Committee and coordinate them with the Club Consultant and the Development and Construction Manager as necessary.”

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7.  Section 6.8 - Accounting Records. Section 6.8 shall be amended by adding the following sentence at the end of the Section:

“Each Venturer shall have direct computer access to the accounting records and books of the Joint Venture (including the Club), password protected, for review purposes only.”

8.  Paragraph 8.1.2 - Payment of Equity Loans. Paragraph 8.1.2 shall be superceded and replaced by the following:

“8.1.2.  Payment of Mandatory Capital Contribution and Equity Loans. Any remaining Positive Net Cash Flow shall be applied to the outstanding balance of any (i) Mandatory Capital Contribution, or (ii) Equity Loan until paid in full, including any accrued interest thereon.”

9.  Article 15 - Transfer of Joint Venture Interest. Paragraphs 15.1.3 and 15.1.4 shall be superceded and replaced by the following:

“15.1.3.  In the event of the death of Paul N. Donnelly, the transfer to the heirs of Paul N. Donnelly of Paul N. Donnelly’s interest in the stock of AVG, an Affiliate of AVG, or an entity that is a Permitted Transferee under Paragraph 15.1.2;

15.1.4.  The pledge and collateral assignment of a Venturers’ interest in the Joint Venture to a third-party institution lender with assets in excess of FIFTY MILLION DOLLARS ($50,000,000.00) (or such lesser amount as agreed to in writing by all Venturers) (the “Institutional Lender”) as security for a loan to the Venturer for any business reason. The maximum loan amount, including any subsequent advances, or the allocated amount of the loan for which the Venturer’s Percentage Interest is pledged and subject to the collateral assignment, shall not exceed ninety-five percent (95%) of the appraised value (per Article 18) (or otherwise agreed value by the Venturers) of the Venturer’s Percentage Interest in the Venture as of the loan date. In the event of a default of a loan from an Institutional Lender by a Venturer which results in the Institutional Lender assuming said Venturer’s position and obligation as a Venturer, then the other Venturer shall immediately be substituted as the Managing Partner of the Joint Venture and shall be entitled to vote only on Major Policy Decisions considered by the Management Committee. Any loan documentation shall require that the Institutional Lender give the other Venturer notice of default and opportunity to cure said default within ten (10) days after said notice. Any amounts advanced to remedy the cure by the other Venturer shall be considered a Deficit Loan. The remaining Venturer shall have the right, at all times, after the Institutional Lender acquires the Venturer’s Percentage Interest to purchase said interest for an amount equal to the lesser of (i) the thenoutstanding balance amount of the Institutional Lender’s loan to the defaulting Venturer, including any accrued interest, or (ii) the outstanding balance of the allocated amount of the loan for which the Venturer’s Percentage Interest has originally pledged and subject to the collateral assignment; and

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15.1.5  The pledge and collateral assignment of a Venturer’s interest in the Joint Venture to a third-party lender (“Financing Lender”) with assets less than FIFTY MILLION DOLLARS ($50,000,000.00) as security for a loan to a Venturer in order for a Venturer to make a Capital Contribution. However, in the event of a default of a loan from a Financing Lender by a Venturer which results in the Financing Lender giving notice of its intent to enforce its security interest and/or attempting to foreclose on a Venturer’s interest, then the other Venturer shall immediately be substituted as the Managing Partner of the Joint Venture and the Financing Lender shall not have a vote on the Management Committee. Any loan documentation shall require that the Financing Lender give the other Venturer notice of a default and opportunity to cure within thirty (30) days after said notice. Any amounts advanced to remedy the cure by the other Venturer shall be considered a Deficit Loan.”

10.  Section 19.11 - Termination of Hotel Joint Venture or Commercial Property Joint Venture. The following new Section shall be inserted at the end of Article 19:

“19.11.  Termination of Hotel Joint Venture or Commercial Property Joint Venture. In the event the Hotel Joint Ventures terminates, pursuant to Section 3.3 of the Hotel Joint Venture Agreement, and the remaining Venturer or an Affiliate of such Venturer wishes to proceed with the development of the Hotel, said party shall have the rights and obligations of AVG as to the Hotel Site pursuant to Sections 2.10, 2.11, and 2.13 of this Joint Venture, subject to the terms and agreements recited herein and the Commercial Property Joint Venture. In the event a Venturer withdraws from the Commercial Property Joint Venture, pursuant to Section 3.3 thereof, and the Commercial Property Joint Venture terminates, the remaining Venturer, if any, that elects to proceed with the acquisition of the Commercial Property shall be assigned the Purchase Agreement, as defined in the Commercial Property Joint Venture, subject to the terms, conditions, and rights set forth in Sections 2.11 and 2.12 herein.”

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IN WITNESS WHEREOF, the parties have executed this Second Amendment to Joint Venture Agreement on the dare first written above.

AVG:

ALISO VIEJO GOLF, LP, a California limited partnership

	By:	Glenwood Golf Corporation,
Attest:		a California corporation, its general partner

		By:	/s/ Paul Donnelly

Title:		Title:	President

Company:

Attest:	LEGAV CORPORATION, a California corporation

	By:	/s/ Mark Dietz

Title:	Title:	Vice President

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FIRST AMENDMENT TO
JOINT VENTURE AGREEMENT

THIS FIRST AMENDMENT TO JOINT VENTURE AGREEMENT (this “Amendment”), is executed as of September 29, 1997 by ALISO VIEJO GOLF, LP, (“AVG”) and LEGAV CORPORATION (“Company”) and reprecedes and replaces the previous First Amendment to Joint Venture Agreement previously entered into between the parties.

RECITALS

A. On June 16, 1997, AVG and Company entered into a Joint Venture Agreement (the “AGREEMENT”). All             terms used herein but not defined shall have the meanings assigned to them in the Agreement.

B. AVG and Company wish to amend the Agreement as provided herein.

AMENDMENT

For good and valuable consideration the receipt and sufficiency of which are hereby acknowledged AVG and Company agree as follows:

1. Hotel and Commercial Property Joint Ventures. The references to forty-five (45) days in Section 2.10 and 2.12 of the Agreement shall be amended to read as October 30, 1997

2. Ratification. AVG and Company hereby ratify the terms of the Agreement and acknowledges that, except as herein set forth, the Agreement as previously amended remains in full force and effect

10/23/97	/s/ MD

10/24/97	/s/ PD

AVG:

ALISO VIEJO GOLF, LP, a California limited partnership

By:	Glenwood Golf Corporation,
a California corporation, its general partner

	By:	/s/ Paul Donnelly
	Title:	9/30/97

Company:

LEGAV CORPORATION, a California corporation

By:	/s/ Mark Dietz
Title:	Mark Dietz, Vice President

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JOINT VENTURE AGREEMENT

BY AND BETWEEN

ALISO VIEJO GOLF, LP,
a California limited partnership
(“AVG”)

AND

LEGAV CORPORATION,
a California corporation
(“Company”)

	Tax Allocations: Section 704(c) of the Code	13
	Deficit Capital Makeup	14

6.	MANAGEMENT OF THE JOINT VENTURE

	Management Committee	14
	Meetings of the Management Committee	14
	Action by the Management Committee	15
	Management	15
	Development Fee	17
	Consulting Fee	17
	Managing Partner’s Percentage Fee	18
	Accounting Records	18
	Costs and Expenses; No Compensation	18
	Replacement	18

7.	BUDGETS

	Budgets	19

8.	DISTRIBUTION OF POSITIVE NET CASH FLOW

	Positive Net Cash Flow	19
	Refinance and Sale Proceeds	20

9.	AVG’S COVENANTS AND REPRESENTATIONS	20

10.	COMPANY’S COVENANTS AND REPRESENTATIONS	21

11.	PROHIBITED TRANSACTIONS AND AFFILIATED RELATIONSHIPS

	Prohibited Transactions	22
	Self-Dealing	23
	Company Programs	23

12.	CLUB LOAN

	Club Loans	24
	Guarantee of Club Loans	24

13.	BOOKS, RECORDS, AUDITS, TAXES, ETC.

	Books; Statements	25
	Where Maintained; Availability	26
	Audits	26
	Independent Audit	26
	Other Information	26
	Banking	26
	Tax Returns; Review	26

14.	DISSOLUTION AND LIQUIDATION OF THE JOINT VENTURE

	Dissolution Events	26
	Method of Liquidation	27
	Date of Termination	28

15.	TRANSFER OF JOINT VENTURE INTEREST

	Transfer of Interest	28

16.	PUT PROVISIONS / RIGHT OF FIRST REFUSAL

	Put Option	29
	Default of AVG on Put Option	31
	Right of First Refusal	31
	Exercise of Right of First Refusal	32
	Obligation to Sell	33

17.	DEFAULT BY A VENTURER

	Events of Default	33
	Effect of Default	34
	Failure to Make a Capital Contribution	35

18.	PROCEDURE FOR APPRAISEMENT

	Selection of Appraisers	35
	Determination of Fair Market Value	35
	Fees and Expenses	36

19.	MISCELLANEOUS

	Arbitration	36
	Waiver of Trial by Jury	37
	Exhibits	37
	Notices	38
	Independent Corporation	39
	Assignment	39
	Public Announcements	39
	Severability	39
	Approvals	39
	Integrated Agreement	39
	Development and Construction of Agreement	40
	Amendment and Waiver	40
	Successors and Assigns	40
	Unavoidable Delay	40
	Documentation	40

	EXECUTION / ATTESTATION	41

JOINT VENTURE AGREEMENT

THIS AGREEMENT is made and entered into this              day of June, 1997, by and between ALISO VIEJO GOLF, LP, a California limited partnership (hereinafter referred to as “AVG”), and LEGAV CORPORATION, a California corporation (hereinafter referred to as “Company”). The foregoing parties shall hereinafter collectively be referred to as the “Venturers.”

WITNESSETH

WHEREAS, AVG has previously acquired the real property described on Exhibit A attached hereto, in the unincorporated area of Aliso Viejo, Orange County, California (the “Real Property”); and

WHEREAS, the Real Property is to be developed as part of a development project (the “Project”) which shall include a 27-hole golf course facility to be known as “Aliso Viejo Golf Club” (the “Club”); and

WHEREAS, Company and its affiliated corporations have the expertise to develop and operate the Club to be built as part of the Project; and

WHEREAS, AVG desires to facilitate the transfer to the Joint Venture of the Real Property, a portion of which is to be developed as the Club, as described in the site plan shown on Exhibit C-1 and Exhibit C-2 attached hereto (the “Site Plan”) and a portion of which will be subject to an easement to be granted to Leisure World, as described on Exhibit D attached hereto (the “Easement Property”); and

WHEREAS, the funding of the ongoing development and construction costs of the Club and the Improvements shall be provided to the Joint Venture pursuant to loans (collectively, the “Club Loans”) from such lender or lenders as may be mutually acceptable to Company and AVG, and capital contributions or loans from Company and AVG, as set forth in this Agreement; and

WHEREAS, AVG and Company desire to pool their respective resources to form this Joint Venture to acquire the Real Property for the Club and to build, develop and operate the Club pursuant to the terms and conditions recited herein; and

WHEREAS, the Joint Venture and GGC Management, Inc., a California corporation (hereinafter referred to as the “Club Consultant”) have contemporaneously herewith entered into a club consulting agreement (the “Club Consulting Agreement”) concerning providing certain consulting services to the Club; and

WHEREAS, the Joint Venture and AMH Golf Corp. (the “Development and Construction Manager”) have contemporaneously herewith entered into a project development and construction management agreement (the “Development and Construction Management Agreement”) concerning the construction of the Club,

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereby create a joint venture for the purposes and upon the terms, provisions and conditions hereinafter set forth.

ARTICLE 1.

DEFINITIONS

1.1. Definitions. All capitalized terms referenced or used in this Agreement and not specifically defined herein shall have the meaning set forth in alphabetical listing on Exhibit E, which is attached hereto and incorporated by reference.

ARTICLE 2.

FORMATION OF THE PARTNERSHIP

2.1. Formation. AVG and Company hereby form a general partnership (the “Joint Venture’) for the limited purposes hereinafter set forth.

2.2. Name. The name of the Joint Venture shall be “Aliso Viejo Golf Club Joint Venture.” The Venturers shall execute all assumed or fictitious name certificates required by law to be published and filed in connection with the formation and operation of the Joint Venture.

2.3. Principal Office. The principal office of the Joint Venture Shall be located at the office of AVG until the Club Facilities are open for operation and at the Club Facilities thereafter, or at such other place as the Management Committee may from time to time determine.

2.4. Purpose of the Joint Venture. The purpose of the Joint Venture shall be limited solely to the following:

2.4.1. To acquire, finance, build, develop, sell, maintain and operate the Property to be acquired and the Club to be built on the Real Property by the Joint Venture; and

2.4.2. To engage in any and all general activities related or in any way incidental thereto, and to do all things necessary for the operation of such activities.

2.5. Partnership Act; Ownership; No Partition. Except as is expressly herein stipulated to the contrary, the rights and obligations of the Venturers and the administration and termination of the Joint Venture shall be governed by the Uniform Partnership Act, adopted by the State of

California, as may from time to time be amended (the “Act”). All real or personal property acquired by the Joint Venture shall be deemed to be owned by the Joint Venture as an entity, and no Venturer individually shall have any ownership of such property. Each of the Venturers does hereby agree to, and does hereby irrevocably waive, for the duration of this Agreement, any right or power any such Venturer might have to cause the Joint Venture or any of its assets to be partitioned, to cause the appointment of a receiver for the assets of the Joint Venture, to compel any sale of all or any portion of the assets of the Joint Venture pursuant to any applicable law or laws, or to file a complaint or to institute any proceeding at law or in equity to cause the termination or dissolution of the Joint Venture, except as expressly provided for herein. Each of the Venturers hereby acknowledges and agrees that such Venturer has been induced to enter into this Agreement in reliance upon the mutual waivers set forth in this Section, and without such waivers, none of the Venturers would have entered into this Agreement. No Venturer has any interest in specific Joint Venture property, but the interests of the Venturers in the Joint Venture are for all purposes personal property. Upon any breach of the provisions of this Section by any Venturer, the other Venturers, in addition to all other rights and remedies at law and in equity they may have, shall be entitled to a decree or order restraining and enjoining such application, action or proceeding.

2.6. No Individual Authority. The business of the Joint Venture shall be limited strictly to the purposes set forth in Section 2.4, and, except as otherwise expressly provided in this Agreement, a Venturer acting alone shall not have any authority to act for, or to assume any obligation or responsibility on behalf of, the other Venturers or the Joint Venture.

2.7. No Restrictions on Outside Activities. Nothing contained in this Agreement shall be construed to prohibit, restrict or limit a Venturer or any entity, firm or corporation controlled by such Venturer, or any parent company, from owning, operating or investing in any business or activity of any nature, including, without limitation, the acquisition, development and management of real property or other club facilities; said activities to be without any accountability, liability or obligation whatsoever to the Joint Venture or to the other Venturers, even if such business or activity competes with the business of the Joint Venture;

2.8. Not Responsible for Other’s Commitments. Neither the Venturers nor the Joint Venture shall be responsible or liable for any indebtedness or obligation of a Venturer incurred either before or after the execution of this Agreement, except as to those joint responsibilities, liabilities, indebtedness or obligations incurred pursuant to the terms of this Agreement, and each Venturer agrees to indemnify and hold the other Venturers and the Joint Venture harmless from such obligations and indebtedness.

2.9. Legal Obligations. If any claim, liability or expense shall be asserted against the Joint Venture or a Venturer as a result or consequence of the Joint Venture or the operation and conduct of the business of the Joint Venture, and if the assets of the Joint Venture are insufficient to satisfy the same, each Venturer shall bear a share of any such claim, liability or expense in accordance with its Joint Venture interest at said time, as set forth in Article 5. Each Venturer shall cooperate and consult with the other in defending any such action and in making any settlement or compromise thereof. If any Venturer is required to pay more than its share of a claim against the Joint Venture, it shall be entitled to contribution from the other Venturers and, without limiting the generality of the foregoing, shall have a prior claim therefor on such other Venturer’s interest in the Joint Venture. Notwithstanding the foregoing, if any claim, liability or expense shall be asserted against the Joint Venture or a Venturer by reason of the sole negligence of a Venturer or an act or omission by a Venturer in violation of this Agreement, then the Venturer committing such negligence or performing such act shall indemnify and save harmless the Joint Venture and the other Venturers from and against any and all loss resulting therefrom. The right of contribution and rights of indemnity contained in this Section shall survive and remain in full force and effect, notwithstanding any termination of the Joint Venture and this Agreement. The provisions of this Section are not intended to and shall not be applicable to any claim or liability with respect to any mortgages, loans, deeds of trust, or other encumbrances against the Real Property which are nonrecourse as to the Joint Venture and the Venturers.

2.10. Hotel Venture. The parties anticipate that the Hotel, as defined in Section 2.11, will be developed, owned, and operated by another venture established by the Venturers (the “Hotel Venture”) wherein (i) Company shall contribute ninety percent (90%) of the equity requirement and AVG shall contribute ten percent (10%), with each party having a fifty percent (50%) Percentage Interest and an affiliate of Company shall be the operator of the Hotel pursuant to an operating agreement accepted to the Venturers, or (ii) Company, AVG, and an independent third-party operator (the “Third-Party Operator”) shall each have thirty-three and one-third percent (33.33%) Percentage Interest and the required equity shall be forty-six and one-half percent (46.5%) by Company, forty-six and one-half percent (46.5%) by the Third-Party Operator, and seven percent (7%) by AVG. In addition, AVG shall be designated the Development and Construction Manager for the Hotel pursuant to an agreement acceptable to the Venturers. The parties agree that, under either option, they shall attempt to secure mezzanine debt or other investor participation for up to ninety percent (90%) of the equity requirements for the Hotel Venture. Company and AVG acknowledge that the final determination as to which of the two (2) types of ventures shall be utilized shall be made by Company and AVG after receipt of the final proforma projections for the Hotel, including the debt and equity requirements. The parties agree that each party shall have the opportunity to participate equally in any mezzanine financing for the Hotel; provided, however, Company shall have the right, subject to Mezzanine Lender’s approval, to a minimum of thirty-three percent (33%) participation in the mezzanine financing for th.e Hotel. AVG shall have the option to participate in up to twenty-five percent (25%) of Company’s participation in the mezzanine financing for the Hotel on the same terms and conditions as Company’s participation in the financing. The Venturers agree that AVG shall have the responsibility and authority to handle, on behalf of the Hotel Venture, the day-to-day operating decisions during the development of the Hotel Site through the opening date of the Hotel, including minor lot line adjustments, zoning matters, easements, and other development issues, negotiations with operators, franchisors, investors, and participants, design and engineering issues, preconstruction, and site improvements, provided that AVG obtains the Management Committee’s approval for all binding agreements which are Major Policy Decisions. The Management Committee for the Hotel Venture shall reserve the right and authority to approve all Major Policy Decisions affecting the Hotel Venture or the Hotel. In the event Company has not executed (irregardless of whether AVG has executed or not) a joint venture agreement, in a form similar to this Agreement, to form the Hotel Venture as a general partnership under California law with initial capitalization of FIVE HUNDRED THOUSAND DOLLARS ($500,000.00) within forty-five (45) days after the date this Agreement is signed, AVG shall have the right to develop, subject to the terms and conditions in Section 2.11, the Hotel and related improvements on the Hotel Site itself or with the participation of any third party as otherwise provided in this Agreement without regard to this Section 2.10.

2.11. Hotel Site. The Venturers acknowledge the anticipated development of a hotel and conference facility with appropriate amenities and parking facilities (to contain not more than four hundred eight [408] guest rooms, and not to exceed eight [8] stories in height, all collectively referred to herein as the “Hotel”) on the Hotel Site. When the Hotel Site is being developed by the Hotel Venture, at such time as the Hotel Site and the Replacement Site may be legally conveyed, and subject to (i) meeting the requirements of the Textron Loan, and (ii) the execution of the Clubhouse Documentation referenced below, the Venture shall release the Hotel Site from the Real Property which is the subject of this Agreement (and cause the Hotel. Site [in accordance with the Clubhouse Documentation] to be released from any encumbrance securing the Textron Loan and the Club Loans), to be replaced by the Replacement Site. At the closing of the exchange of the Hotel Site and Replacement Site, the Hotel Venture and the Venture will enter into an agreement (the “Clubhouse Documentation’’) to provide the required Clubhouse Facilities, exclusive of the golf course maintenance facilities, on the Hotel Site pursuant to a long-term lease or by recordation of a condominium map for the clubhouse, cart level, and other club facilities with the conveyance of the condominium rights to the portion of the Club Facilities to the Joint Venture on terms acceptable to the Hotel Venture and the Joint Venture, provided the cost to the Joint Venture shall not exceed the budgeted amount, unless agreed to by the parties in writing, for the Club Facilities to be located on the Hotel Site as shown on the Site Plan and the preliminary construction drawings in existence as of the date of this Agreement. The Venture shall also enter into such other usual and customary arrangements with the Hotel Venture for use of the driveway and parking facilities by both the Golf Course Improvements and the Hotel, easements for support, arrangements for the sharing of maintenance and other costs of the parking facilities, driveway (provided that the Venture shall not be responsible for the cost of construction of a parking structure, except that the Venture shall be responsible for the cost to construct an on-grade surface asphalt parking lot required for the Venture’s use, including any drainage or item required to construct a surface parking lot, without regard to the Hotel requirements), reciprocal easements for utilities and access, and other shared facilities, if any, including cost sharing arrangements between. (i) the Hotel Site and the Replacement Site sufficient to provide access to a public street, and (ii) the Hotel Site and the Real Property, on mutually acceptable terms. Following completion of construction of the Golf Course Improvements, the Venture anticipates that some shared use of facilities and services and other cooperative arrangements between the Hotel Venture, the Venture, and the operator of the Hotel is appropriate, and will negotiate such arrangements in good faith. Other than the sharing of expenses for maintenance and similar arrangements described above, the Venturers agree that the Venture and its customers, members, or employees shall not be charged for their use of the parking structure or facilities, which shall be constructed by the owner of the Hotel site. AVG and Company agree that any agreement to which the Venture is a party relating to the Golf Course Improvements or the Real Property (exclusive of the Hotel Site, except for the area included in the Clubhouse Documentation) shall require the approval of both Venturers, such approvals shall not be unreasonably withheld. The Venture shall offer Hotel guest and the Hotel operator the right to reserve tee times in advance and use of the Clubhouse Facilities at fees not to exceed market, and such other privileges as the parties agree. Subject to meeting the requirements of the Textron Loan and the execution of the Clubhouse Documentation, as provided above, the documentation necessary for the replacement and substitution shall be executed by the parties (and, as necessary, the holders of the Club Loans) on the Closing Date and held by AVG or a third-party escrow, as agreed, for use when the Hotel Site and Replacement Site can be legally conveyed, without further consent.

2.12. Commercial Property Joint Venture. The Venturers acknowledge that, in order to develop the Hotel and acquire the Replacement Site, a third joint venture (the “Commercial Property Joint Venture”) will be established between the Venturers to acquire the Commercial Property pursuant to the terms set forth in the proposed purchase and sale agreement being negotiated and to be entered into between the current owner of the Commercial Property and AMH Golf Corp. (the “Purchase Agreement”). Company shall fund ninety percent (90%) and AVG shall fund ten percent (10%) of the equity requirements agreed to by the parties to acquire the Commercial Property pursuant to the terms of the Purchase Agreement. The Purchase Agreement shall be assigned to the Commercial Property Joint Venture after the Commercial Property Joint Venture is established by the Venturers. AVG shall be designated the Development and Construction Manager for the Commercial Joint Venture pursuant to an agreement acceptable to the Venturers. The property lines for the Real Property, the Commercial Property, and the Replacement Site shall be adjusted as set forth on the Site Plan, or as may be subsequently adjusted as agreed to by the parties, subject to the terms and conditions in Subparagraph 2.12.1 below. In the event Company or AVG elects to not participate in the development of Phases II, III, or IV of the Hotel Venture or the Commercial Property Joint Venture, then the Venturer who elects to proceed with the development may purchase the acreage from the applicable Venture at the cost of THREE HUNDRED NINETY-FIVE THOUSAND EIGHT HUNDRED THIRTY DOLLARS ($395,830.00) per acre, plus any interest or other carrying costs calculated on a per-acre basis from the date the Commercial Property is acquired, subject to and conditioned upon the delivery of the Commercial Property Agreement, as defined below, at the closing of the sale. The Venture shall enter into such cooperative agreement, easements, and reciprocal agreement as may be reasonably required by this Venture, the Hotel Venture, or the Commercial Property Joint Venture for the continued development and operation of the remaining property as contemplated pursuant to the terms of this Agreement (the “Commercial Property Agreement”). The Venturers agree that AVG shall have the responsibility and authority to handle, on behalf of the Commercial Property Venture, the day-to-day operating decisions during the development of the Commercial Property, including minor lot line adjustments, zoning matters, easements, and other development issues, negotiations with operators, franchisors, investors, and participants, design and engineering issues, preconstruction, and site improvements, provided that AVG obtains the Management Committee’s approval for all binding agreements which are Major Policy Decisions. The Management Committee for the Commercial Property Venture shall have the right and authority to approve all Major Policy Decisions affecting the Commercial Property Joint Venture or the Commercial Property. In the event Company has not executed (irregardless of whether AVG has executed or not) a joint venture agreement, in a form similar to this Agreement, to form the Commercial Property Venture as a general partnership under California law which provides for a initial capitalization of (i) FIVE HUNDRED THOUSAND DOLLARS ($500,000.00) funded on the execution date, and (ii) approximately TWO MILLION DOLLARS ($2,000,000.00) to be funded on the closing date of the acquisition of the Commercial Property, within forty-five (45) days after the date this Agreement is signed, AVG shall have the right to develop the Commercial Property and related improvements on the Commercial Property itself or with the participation of any third party as otherwise provided in this Agreement, subject only to the obligations recited below in Paragraph 2.12.1.

2.12.1. Lot Line Adjustment. The Commercial Property Joint Venture and the Venture, subject to meeting the requirements of the Textron Loan and the execution of the Clubhouse Documentation as provided in Section 2.11, shall execute the necessary documentation to make the lot line adjustments shown on the Site Plan

Venture and the Commercial Property Joint Venture shall execute the cooperative agreements, easements, and reciprocal agreement as may be reasonably required, including, but not limited to, the Commercial Property Agreement referenced above.

2.13. Equestrian Easement. The Venture shall accept title to the Real Property subject to a 20’-wide easement for the benefit of the Commercial Property Joint Venture on the perimeter of “Lot 5” of Tract No 14449, and a 20’-wide easement appurtenant for the benefit of the Commercial Property Joint Venture on the perimeter of Parcel I (Lot 1) of Tract Map #13707 as shown on the Site Plan, for equestrian trail purposes, pursuant to a mutually acceptable easement agreement, at the request of the owner of Lot 2 and the Commercial Property Joint Venture. The easement agreement shall provide for the future development and maintenance of the equestrian trail in accordance with trail standards of the County of Orange, at the expense of the holder of the easement. The easement agreement shall provide usual and customary arrangements requiring the holder of the easement (the “Holder”) to (i) install any fencing reasonably requested by either of the Venturers, at the Holder’s costs, to protect the users of the easement from reasonably anticipated hazards, (ii) indemnify and hold the Venture harmless from any and all claims, demands, suits, costs, or expenses arising due to the operation or use of the easement, (iii) secure the approval of the Venture prior to the construction of any improvement in the easement area, which approval shall not be unreasonably withheld, and (iv) maintain liability insurance reasonably requested by the Venturers. Furthermore, AMHC Corp. (or assignee) shall be granted a 1.00-acre easement and 20’-wide easement on the perimeter of Parcel I (Lot 1) of Tract Map 13707 as shown on the Site Plan for equestrian and recreational use with a 1.3-acre maintenance yard site, which site shall be suitable for the maintenance building. AMHC Corp. shall pay the Venture a one time fee of $12,915.00 which is equal to the 1.00-acre pro rata cost as compared to the total Laguna Hills parcel cost ($1,600,000.00 purchase price / 123.9 acres.*.1=$12,915.00). The 20’-wide easement and the 1.00-acre easement located on Parcel 1 of Tract Map 13707 are to be easements in gross to AMHC Corp. and its assignees, which assignees are limited to an affiliate of AMHC Corp. and to the owners of the Hotel Site and/or Lots 1, 2, and 3 of Tract No 14449, said assignment to be in a form approved by the Venturers.

2.14. Golf Memberships. The Venturers agree that the Venture shall grant to The Mission Viejo Company (“MVC”) a corporate membership which shall have the right for ten (10) designated executives of MVC (the “MVC Designees”) to play golf on the golf courses owned by the Venture with no greens fees or cart fees charged for the MVC Designee individual round. Any guest rounds, guest cart fees, merchandise, and other charges would be payable by the individuals to the Venture. The rights granted to the MVC Designees are transferable to another executive of MVC upon the written request of MVC; provided, however, in no event shall there be more than ten (10) outstanding MVC Designees at one time.

ARTICLE 3.

TERM

3.1. Term. The Joint Venture shall commence as of the date of this Agreement and shall continue until the dissolution or termination pursuant to the expressed provisions hereof

3.2. Initial Deposit. Upon the execution of this Agreement, Company shall deposit into the Venture’s account the sum of FIVE HUNDRED THOUSAND DOLLARS ($500,000.00) (the “Initial Deposit”), which shall be utilized for (i) TWO HUNDRED THOUSAND DOLLARS ($200,000.00) paid to AVG as reimbursement for cost and expenses incurred to date, which amount shall be credited against the AVG Investment, (ii) TEN THOUSAND DOLLAR ($10,000.00)- per-week accrued payment on the loan commitment fee for the Textron Loan, and (iii) other Expenditures of the Venture. The Initial Deposit shall be a credit against the amount of the Initial Capital Contribution to be funded by Company on the Contribution Date, pursuant to Section 4.1.

3.3. Contribution Conditions Precedent. The Venturers acknowledge that the Joint Venture’s construction and development of the Club, as well as each Venturer’s obligation to contribute the Initial Capital Contributions, other than the Initial Deposits, is subject to and conditioned upon the following subsequent conditions precedent (collectively, the “Contribution Conditions Precedent”):

3.3.1. Receipt and approval by the Venturers of (i) the final budgeted costs for the Club Facilities, (ii) and construction plans, and (iii) an executed construction contract, for the Golf Course Improvements;

3.3.2. Conveyance of the Real Property by AVG to the Joint Venture free and clear of all liens and encumbrances, except for the encumbrances approved in writing by the Venturers, including the deed of trust executed by and between AVG and the Golden Rain Foundation, in the original principal amount of SIX HUNDRED THOUSAND DOLLARS ($600,000.00), recorded July 1, 1996, as Instrument No, 19960337568 in the Official Records of Orange County, California (the “Permitted Encumbrances”);

33.3. Funding of the Club Loans, which includes the (i) approval, execution, and satisfaction of the conditions precedent to the funding of the Mezzanine Loan, and (ii) approval, execution, and satisfaction of the conditions precedent to the funding of the Textron Loan;

33.4. Full payment of the Primary Loans paid concurrently with funding of Initial Capital Contributions and Mezzanine Loans; and

3.3.5. Full payment of the AVG Investment (less the TWO HUNDRED THOUSAND DOLLAR ($200,000.00) payment in Section 3.2 to be credited against the AVG Investment):

On the date the Contribution Conditions Precedent are satisfied (the “Closing Date”), the Venturers shall contribute the Initial Capital Contributions set forth in Article 4, subject to Company’s credit for the Initial Deposit.

ARTICLE 4

CONTRIBUTIONS TO THE JOINT VENTURE

4.1. Initial Capital Contributions. Subject to the satisfaction of the Conditions Precedent, on the Contribution Date, each Venturer shall contribute the following initial capital contributions (the “Initial Capital Contributions”):

Venturer	Initial Capital Contribution
AVG Equity in Real Property	$240,000.00
AVG Cash	$435,000.00
Company	$2,025,000.00

4.2. Initial Capital Account. AVG and Company agree that the initial capital account of the Venturers on the Contribution Date hereof shall be as follows, subject to any adjustment pursuant to Section 4.4:

Venturer	Capital Account
AVG	$675,000.00
Company	$2,025,000.00

4.3. Mezzanine Loan. The Venturers agree, through their Affiliates (the “Mezzanine Lender”), to loan to the Venture the sum of FIVE MILLION NINE HUNDRED THOUSAND DOLLARS ($5,900,000.00), pursuant to the terms set forth on the Mezzanine Term Sheet (the “Mezzanine Loan”). The mezzanine loan documents to be used for the Mezzanine Loan shall be substantially in the form of the loan documents previously negotiated with Lehman Brothers Holding, Inc. (the “Mezzanine Loan Documents”): The Venturers agree that their respective participation in the Mezzanine Loan shall be (i) seventy-five, percent (75%) by Company (or greater subject to AVG’s participation), and (ii) twenty-five percent (25%) by AVG (or such lesser amount as determined at AVG’s option). The parties anticipate that the initial Mezzanine Loan may be replaced by subsequent mezzanine financing within twelve (12) to eighteen (18) months (the “Subsequent Mezzanine Funding”). In the event Company participates in the Subsequent Mezzanine Financing (which Company has the right to participate at a minimum of thirty-three percent [33%]), AVG shall be entitled to participate in up to twenty-five percent (25%) of Company’s participation in the Subsequent Mezzanine Financing.

4.4. Capital Contributions and Obligations. After the Contribution Date, if there is a projected or actual Negative Net Cash Flow or Deficit Capital Costs (including such borrowing made to prevent the Joint Venture from being in default of its obligations under the Club Loans), the Management Committee shall have the option to first utilize any reserve accounts to fund the Negative Net Cash Flow or Deficit Capital Costs. If said funds are not sufficient, then the Management Committee shall (i) utilize any existing bank line of credit available to the Joint Venture, then (ii) if said amount is not sufficient, attempt to secure conventional third party financing (without providing to the lender any equity participation in the Joint Venture). However, if said conventional financing cannot be obtained, the Management Committee shall attempt to secure debt financing with an equity component or equity financing from a third party or an affiliate of any Venturer (the “Third-Party Equity Loan,” said third party or affiliate being called the “Third-Party Lender”). Each Venturer shall have the option, upon receipt of the proposed terms of the Third-Party Equity Loan, to elect to either (i) have its Percentage Interest diluted pro rata with the other Venturers to provide the equity participation to the Third-Party Lender (the “Equity Interest”), or (ii) make a Capital Contribution to the Joint Venture on the terms and conditions of the Third-Party Equity Loan in an amount equal to its Percentage Interest, or, at such Venturer’s election, a lesser amount than its Percentage Interest of (a) the Negative Net Cash Flow, or (b) the Deficit Capital Costs, as applicable. The portion of any Capital Contribution advanced by a Venturer which constitutes a loan to the Joint Venture shall be deemed to be an “Equity Loan” and shall be entitled to the preferential distributions provided herein. The portion, if any, of such Capital Contribution paid for the Equity Interest shall be accounted for as a Capital Contribution to the Joint Venture, in respect of such Equity Interest, and concurrently with payment of the Capital Contribution, the Venturer shall acquire and receive that portion of the Equity Interest equal to the ratio its Capital Contribution bears to the aggregate Third-Party Equity Loan (including the Capital Contributions of all other Venturers in respect thereof). In the event (i) the Joint Venture cannot obtain a Third-Party Equity Loan or conventional financing, or (ii) the Management Committee elects, at its sole discretion, not to seek said financing, then each Venturer agrees to fund its Percentage Interest of the Capital Contribution. Each Venturer agrees to advance to the Joint Venture its Capital Contribution upon the written request of the Management Committee, within fifteen (15) days thereof. If a requested Capital Contribution is not paid by a Venturer or the Venturer elects to not fund its Percentage Interest of a Capital Contribution within forty-five (45) days after written notice of such request, then the provisions of Section 17.3 may be elected by the remaining Venturers. The parties acknowledge that the obligation to fund the Capital Contributions recited herein does not obligate the Joint Venture to continue to operate at a Negative Net Cash Flow, as said decision shall be in the sole and absolute discretion of the Management Committee.

ARTICLE 5.

INTEREST OF THE VENTURERS

5.1. Percentage Interest. Except as may be otherwise expressly stipulated herein, the interests of the respective Venturers in the assets, liabilities, profits, and losses of the Joint Venture shall be as follows (the “Percentage Interests”):

Venturer	Percentage
Company	50%
AVG	50%

5.2. Allocation of Net Profit. After giving effect to the special allocations set forth in Sections 5.4 and 5.5 below, net profit of the Venture for any fiscal year shall be allocated in the following order of priority:

5.2.1. First, to the Venturers in proportion to their respective Percentage Interests until the cumulative net profit allocated to them under this Paragraph 5.2.1 equals the cumulative net loss allocated to them under Paragraph 5.3.4 below;

5.2.2. Second, to each Venturer in proportion to the cumulative net loss allocated to such Venturer under Paragraph 5.3.3 below, until the cumulative net profit allocated to such Venturer under this Paragraph 5.2.2 equals the cumulative net loss allocated to such Venturer under Paragraph 5.3.3 below;

5.2.3. Third, to each Venturer in the amount, if any, that the cumulative prior and concurrent distributions to such Venturer of such Venturer’s Priority Return exceeds the cumulative amounts of net profit previously allocated to such Venturer pursuant to this Paragraph 5.2.3; and

5.2.4. Thereafter, to the Venturers in proportion to their respective Percentage Interests.

5.3. Allocation of Net Loss. After giving effect to the special allocations set forth in Sections 5.4 and 5.5 below, net loss of the Venture for any fiscal year shall be allocated in the following order of priority:

5.3.1. First, to the Venturers in proportion to their respective Percentage Interests until the cumulative net loss allocated to them under this Paragraph 5.3.1 equals the cumulative net profit allocated to them under Paragraph 5.2.4 above;

5.3.2. Second, to each Venturer in proportion to the cumulative net profit allocated to such Venturer under Paragraph 5.2.3 above, until the cumulative net loss allocated to such Venturer under this Paragraph 5.3.2 equals the cumulative net profit allocated to such Venturer under Paragraph 5.2.3 above;

5.3.3. Third, to the Venturers in proportion to and to the extent of their positive capital account balances until their capital account balances have been reduced to zero; and

5.3.4. Thereafter, to the Venturers in proportion to their respective Percentage Interests.

5.4. Special Allocations. The following special allocations shall be made in the following order:

5.4.1. Minimum Gain Chargeback. Except as otherwise provided in Section 1.704-2(f) of the Income Tax Regulations promulgated under the Internal Revenue Code of 1986 (the “Code”), as such regulations may be amended from time to time (the “Regulations”), notwithstanding any other provision of this Article 5, if there is a net decrease in Venture Minimum Gain during any Fiscal Year, each

Venturer shall be specially allocated items of Venture income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Venturer’s share of the net decrease in Venture Minimum Gain determined in accordance with Section 1.704-2(g) of the Regulations. Allocations pursuant to the preceding sentence shall be made in proportion to the respective amounts required to be allocated to each Venturer pursuant thereto. The items to be so allocated shall be determined in accordance with Sections 1.704-2(f)(6) and 1.704-2(j)(2) of the Regulations. This Paragraph 5.4.1 is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(f) of the Regulations and shall be interpreted consistently therewith.

As used herein, “Venture Minimum Gain” shall have the meaning set forth in Sections 1.704-2(b)(2) and 1.704-2(d) of the Regulations.

5.4.2. Venturer Nonrecourse Debt Minimum Gain Chargeback. Except as otherwise provided in Section 1.704-2(i)(4) of the Regulations, notwithstanding any other provision of this Article 5, if there is a net decrease in Venturer Nonrecourse Debt Minimum Gain attributable to a Venturer Nonrecourse Debt during any Fiscal Year, each Venturer who has a share of the Venturer Nonrecourse Debt Minimum Gain attributable to such Venturer Nonrecourse Debt, determined in accordance with Section 1.704-2(i)(5) of the Regulations, shall be specially allocated items of Venture income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Venturer’s share of the net decrease in Venturer Nonrecourse Debt Minimum Gain attributable to such Venturer Nonrecourse Debt, determined in accordance with Section 1.704-2(i)(4) of the Regulations. Allocations pursuant to the preceding sentence shall be made in proportion to the respective amounts required to be allocated to each Venturer pursuant thereto. The items to be so allocated shall be determined in accordance with Sections 1.704-2(i)(4) and 1.704-2(j)(2) of the Regulations. This Paragraph 5.4.2 is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(i)(4) of the Regulations and shall be interpreted consistently therewith.

As used herein, “Venturer Nonrecourse Debt Minimum Gain” shall mean an amount, with respect to each Venturer Nonrecourse Debt, equal to the Venture Minimum Gain that would result if such Venturer Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Section 1.704-2(i)(3) of the Regulations.

As used herein, “Venturer Nonrecourse Debt” shall have the meaning set forth in Section 1.704-2(b)(4) of the Regulations.

As used herein, “Nonrecourse Liability” shall mean a nonrecourse liability as defined in Section 1.704-2(b)(3) of the Regulations.

5.4.3. Nonrecourse Deductions. Nonrecourse Deductions for any fiscal year or other period shall be specially allocated to the Venturers in accordance with their respective Percentage Interests.

As used herein, “Nonrecourse Deductions” shall have the meaning set forth in Section 1.704-2(b)(1) of the Regulations.

5.4.4. Venturer Nonrecourse Deductions. Any Venturer Nonrecourse Deductions for any Fiscal Year or other period shall be specially allocated to the Venturer who bears the economic risk of loss with respect to the Venturer Nonrecourse Debt to which such Venturer Nonrecourse Deductions are attributable in accordance with Section 1.704-2(i)(1) of the Regulations.

As used herein, “Venturer Nonrecourse Deductions” shall have the meaning set forth in Sections 1.704-2(i)(1) and 1.704-2(0(2) of the Regulations.

5.4.5. Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Venture asset pursuant to Section 734(b) or Section 743(b) of the Code is required, pursuant to subparagraphs (2) or (4) of Section 1.704-1(b)(2)(iv)(m) of the Regulations, to be taken into account in determining capital accounts as a result of a distribution to a Venturer in complete liquidation of such Venturer’s interest in the Venture, the amount of such adjustment to the capital accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Venturers in accordance with their interests in the Venture in the event that Section 1.704-1(b)(2)(iv)(m)(2) of the Regulations applies, or to the Venturer to whom such distribution was made in the event that Section 1.704-1(b)(2)(iv)(m)(4) of the Regulations applies.

5.5. Curative Allocations. The allocations set forth above in Section 5.4 (the “Regulatory Allocations”) are intended to comply with certain requirements of the Regulations. It is the intent of the Venturers that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Venture income, gain, loss, or deduction pursuant to this Section 5.5. Therefore, notwithstanding any other provision of this Article 5 (other than the Regulatory Allocations), the Venturers shall make such offsetting special allocations of Venture income, gain, loss, or deduction in whatever manner they determine appropriate so that, after such offsetting allocations are made, each Venturer’s capital account balance is, to the extent possible, equal to the capital account balance such Venturer would have had if the Regulatory Allocations were not part of this Agreement and all Venture items were allocated pursuant to Sections 5.2 and 5.3 above.

5.6. Tax Allocations: Section 704(c) of the Code. In accordance with Section 704(c) of the Code and the Regulations thereunder, income, gain, loss, and deduction with respect to any property contributed to the capital of the Venture shall, solely for tax purposes, be allocated to the Venturers so as to take account of the variation between the adjusted basis of such property to the Venture for federal income tax purposes and its gross fair market value when initially contributed to the capital of the Venture. The Venturers shall have the discretion to choose among the alternatives set forth in the Regulations issued under Section 704(c) of the Code for handling such variation, and, to the extent allowable under the applicable Regulations, different methods may be used for specific assets. Allocations pursuant to this Section 5.6 are solely for purposes of federal and state taxes and shall not affect, or in any way be taken into account in computing, any Venturer’s capital account or share of net profit, net loss, other items, or distributions pursuant to any provision of this Agreement.

5.7. Deficit Capital Makeup. Upon the liquidation of any Venturer’s interest in the Joint Venture, said Venturer shall be required to pay a sum to the Joint Venture equal to the deficit balance of said Venturer’s capital account, if any, on or before (i) the end of the taxable year in which the liquidation occurs, or (ii) ninety (90) days after the effective date of said liquidation, whichever occurs first.

ARTICLE 6.

MANAGEMENT OF THE JOINT VENTURE

6.1. Management Committee. The policy decisions of the Joint Venture, including the approval of plans and specifications, budgets, contracts, etc., shall be controlled by a management committee consisting of two (2) members, one being selected by AVG and one by Company, or such additional representatives as may be determined by the agreement of all Venturers (the “Management Committee”). The Venturers shall designate the members to represent them on the Management Committee (the “Members”) in connection with the operation of the Joint Venture. Company has initially designated Mark Dietz, as its Member, and James Maser, as an Alternate Member, and AVG has designated Paul Donnelly as its Member. Until the expiration of one (1) year after the date the Club opens for business, the Venturers may not change their designated Members or Alternate Members without the prior approval of the other Venturer, said consent not to be unreasonably withheld. Each Venturer hereby agrees that its Members shall have the full and complete power and authority to act on its behalf, to execute documents in its name, and to bind it in all matters relating to the Joint Venture and its business. The Venturers shall also designate an “Alternate Member” for each of its Members, which may, in fact, be a committee or co-trustees upon written notice to the other Venturer. Members and Alternate Members shall serve at the will of the Venturer whom they represent, and such service may be terminated by notice from such Venturer to the other Venturers. In the event of the death, incapacity or termination of any Member of a Venturer, its Alternate Member shall serve in its stead until its successor has been appointed by the Venturer whom it represents and the other Venturer has received notice thereof. Each Venturer shall, by notice to the other, immediately designate a successor to any Member or Alternate Member who has ceased to serve by reason of its death, incapacity or termination. The Member shall designate, in writing, an Alternate Member which has the authority to vote on Major Policy Decisions; all other Alternate Members shall not have the authority to vote on Major Policy Decisions.

6.2. Meetings of the Management Committee. Regular meetings of the Management Committee shall be held monthly on such day and at such time as may be agreed upon by the Members. Special meetings of the Management Committee may be called at any time by any

Member of the Management Committee upon not less than two (2) days notice; provided, however, a special meeting at which a Major Policy Decision will be considered shall require not less than ten (10) days notice unless waived in writing by both Venturers by a party having authority to vote on a Major Policy Decision. Waiver of notice of special meeting may be made in the same manner as required for Management Committee action as hereinafter set forth. Regular and special meetings shall be held at any place designated from time to time by the Management Committee, and in the absence of such designation, shall be held at the principal offices of the Joint Venture. Any Member unable to participate in a meeting of the Management Committee may designate its Alternate Member to serve in its place at such meeting, and all references herein to “Members of the Management Committee” shall include such Alternate Member when so serving. No regular or special meeting of the Management Committee may be validly held unless the Members thereof are in attendance. The Management Committee shall appoint a secretary who shall prepare minutes of its meetings and place same in a permanent minute book, copies of which minutes shall be distributed to the Venturers within seven (7) days thereafter. An agenda and drafts of all resolutions proposed for approval shall be disseminated to each party’s representative at least two (2) business days prior to the scheduled meeting. Meetings of the Management Committee may be held by telephone conference arrangement or any other manner approved by the members of the Management Committee.

6.3. Action by the Management Committee. Each Member of the Management Committee shall be entitled to vote, its Joint Venturers’ respective Percentage Interests as of the date of the vote. A vote of fifty-one percent (51%) (a “Majority Vote”) shall be required for all actions to be taken by the Management Committee and shall be binding on the Venturers.

6.3.1. Unanimous Written Consent. Any action may be taken by the Management Committee by obtaining written consent, signed by all of its Members, specifying the action so taken without the necessity of a meeting.

6.4. Management. AVG and Company shall have full control of all affairs concerning the Joint Venture and shall serve as joint managing partners (the “Managing Partners”) through the actions of the Management Committee. Subject to the budgets, guidelines, procedures, and restrictions periodically established by the Managing Partners through the Management Committee, the general manager of the Club (the “Club Manager”), with the assistance of the Club Consultant, and the Development and Construction Manager shall perform the duties set forth herein. The Club Manager and the Development and Construction Manager shall report directly to the Management Committee at the monthly meetings of the Management Committee (or such other meetings as may be called by a Member as provided herein). The Venturers agree that all direction and supervision of the Club Manager shall be conducted by the Members at the. Management Committee meetings. In order to insure clear reporting responsibilities, the Venturers agree that neither party, in their individual capacity, shall directly supervise or instruct actions to be taken by the Club Manager or any other employee or agent of the Joint Venture or by the Club Consultant or the Development and Construction Manager, as said actions are to be taken only through the Management Committee, unless agreed to in writing by both Venturers. In the event the Development Management Agreement or the Club Consulting Agreement is terminated, the duties thereunder would then be performed by the Managing Partners. Some of the duties and responsibilities of the Club Manager and the Development and Construction Manager and the Managing Partners are as follows:

6.4.1. Business Plans. The Club Manager shall prepare or cause to be prepared the annual business plans to be submitted to the Management Committee for its review and approval for the operation and development of the Club, which shall include marketing, construction, staffing requirements, cash flow projections, utility requirements, and all other aspects of the operation, development, and marketing of the Club as a high-end daily fee golf course.

6.4.2. Golf Course Improvements. The Development and Construction Manager shall (i) prepare (or cause to be prepared) the golf course design proposal and the construction specifications, and (ii) coordinate the Golf Course Improvements construction, including preparation of construction timetables, budgets, coordination of construction specifications, contract award and construction, pursuant to the terms and conditions of the Development and Construction Management Agreement.

6.4.3. Budgets. The Club Manager shall prepare or cause to be prepared the budgets provided for in Article 7 to be reviewed by the Club Consultant and submitted to the Management Committee for approval.

6.4.4. Day-to-Day Operations. Day-to-day operation of the Club shall be performed by the Club Manager and the employees of the Joint Venture, subject to the Budgets and policies and procedures established by the Management Committee.

6.4.5. Coordination. The Managing Partners shall coordinate all actions of the Joint Venture and protect and preserve the title and interest of the Joint Venture with respect to the Property and all contract rights owned by the Joint Venture.

6.4.6. Employees. The Club Manager shall, under the direction of the Management Committee, retain, employ (as employees of the Joint Venturer), terminate and coordinate the services of all employees, supervisors, architects, engineers, accountants, attorneys, and other persons necessary or appropriate to carry out the business of the Joint Venture, subject to the restrictions of the Annual Operations Budget. The Management Committee shall approve the hiring and salary levels of those certain key employees designated as Club Manager, the golf teaching pro, the course superintendent and the food and beverage manager, and may require the dismissal of any employee.

6.4.7. Debts. The Managing Partners shall pay all debts and other obligations of the Joint Venture, including servicing the Club Loans, to the extent that funds of the Joint Venture are available therefor.

6.4.8. Laws. The Managing Partners shall use their best efforts to cause the Joint Venture to comply with all applicable laws or regulations, whether presently in force or passed in the future.

6.4.9. Estimates. The Club Manager shall prepare or cause to be prepared, with the advice and counsel of the Club Consultant, at least fifteen (15) days prior to the beginning of each calendar quarter, the amount of any estimated Negative Net Cash Flow or Deficit Capital Cost for such calendar quarter and submit to the Management Committee.

6.4.10. Tax Returns. The Joint Venturer shall hire an independent certified public accounting firm to prepare and submit to the Management Committee for their review, at least fifteen (15) days prior to the due date, a draft of the tax returns required of the Joint Venture. Notwithstanding the foregoing, Company shall be designated as the “Tax Matters Partner” pursuant to Section 6223 of the Internal Revenue Code and shall be responsible for filing the tax returns required of the Joint Venture based on the Financial Statements.

6.4.11. Insurance. The Managing Partners shall cause the Joint Venture to carry and maintain comprehensive general liability insurance with (i) bodily injury limits of ONE MILLION DOLLARS ($1,000,000.00) for injury or death to any one person and ONE MILLION DOLLARS ($1,000,000.00) for any one occurrence, (ii) property damage limits of ONE MILLION DOLLARS ($1,000,000.00) for any one occurrence and ONE MILLION DOLLARS ($1,000,000.00) in the aggregate, and (iii) property insurance on all applicable assets owned by the Joint Venture in amounts not less than ninety percent (90%) of the full replacement value, or as may be required by lenders of the Joint Venture.

6.4.12. Implementation. The Managing Partners shall implement any and all decisions of the Management Committee and coordinate them with the Club Manager and the Development and Construction Manager as necessary.

6.5. Development Fee. The Venturers agree that (i) the Development and Construction Management Agreement shall provide for a development fee of EIGHTEEN THOUSAND SEVEN HUNDRED FIFTY DOLLARS ($18,750.00) per month, payable to the Development and Construction Manager, and (ii) the Club Consulting Agreement shall provide for a pre-opening consulting fee of SIX THOUSAND TWO HUNDRED FIFTY DOLLARS ($6,250.00) per month payable to the Club Consultant, said fees being payable (on a prorated basis) commencing as of the date of funding of the Club Loans as provided in Section 3.3 and continuing on the first day of each month thereafter during the construction period for a maximum of eighteen (18) months.

6.6. Consulting Fee. Commencing on the earlier of (i) the date the Club opens for business, or (ii) the date the certificate of occupancy is received for the Club Facilities (the “Club Opening Date”), the Club Consultant shall be paid the following consulting fees pursuant to the Club Consulting Agreement: (a) a consulting fee of SEVENTY-FIVE THOUSAND DOLLARS

($75,000.00) per Fiscal Year, payable in equal monthly installments, said fee to be adjusted annually each January by the percentage increase in the C.P.I. over the preceding calendar year (the “Consulting Fee”), and (b) all out-of-pocket expenses approved in the Budget for special services or subsequently approved by the Management Committee for special services.

6.7. Managing Partner’s Percentage Fee. Commencing on the Club Opening Date, AVG and Company, as Co-Managing Partners, shall each be paid a fee equal to (i) five percent (5%) of Gross Revenues, minus (ii) the Consulting Fee paid to Club Consultant for said Fiscal Year, times (iii) fifty percent (50%) , (the “Managing Partner’s Percentage Fee”), which fee shall be payable on a Fiscal Month basis, based on the preceding Fiscal Month’s Gross Revenues.

6.8. Accounting Records. The Joint Venture shall contract with ClubCorp Financial Management Company for the maintenance of accounting records and bookkeeping for the Joint Venture, subject to both Venturers’ prior approval of a fee schedule for said services. Such services shall be at a rate which is reasonable and comparable to those rates charged for similar services by comparable accounting firms in Orange County, California. The accounting records and bookkeeping for the Joint Venture shall be electronically linked to each Venturer’s headquarters and will include daily receipt and disbursement information from the operations of the Club. The parties acknowledge that the Management Committee shall have the authority to designate an unaffiliated third party for the maintenance of accounting records and bookkeeping for the Joint Venture if audits, performed pursuant to Article 13 hereof, determine that, on at least three (3) separate occurrences, there has been reported more than a five percent (5%) variance in Positive Net Cash Flow or Negative Net Cash Flow, as the case may be, in the Financial Statements prepared by ClubCorp Financial Management Company.

6.9. Costs and Expenditures; No Compensation. Neither the Venturers, the Members of the Management Committee, nor the Managing Partners shall be entitled to any compensation for discharging their obligations under this Agreement or otherwise acting on behalf of the Joint Venture, except for the following: (i) the Managing Partners’ Percentage Fee in Section 6.7, (ii) pre-opening fees and Consulting Fees to the Club Consultant under the Club Consulting Agreement, (iii) development fees to the Development and Construction Manager under the Development and Construction Management Agreement, and (iv) third-party out-of-pocket costs to be reimbursed to a Venturer, funded on behalf of the Venture pursuant to the Budgets approved by the Management Committee.

6.10. Replacement. The parties acknowledge that a Venturer may be removed as a Managing Partner and replaced with another party at any time upon written notice to the Managing Partner subject to a vote of fifty-one percent (51%) or greater of the Percentage Interests by the Members of the Management Committee, except for a removal pursuant to Paragraphs 15.1.2 and 15.1.3 hereof.

ARTICLE 7.

BUDGETS

7.1. Budgets. All budgets for the Joint Venture shall include a projection of (i) Gross Revenues and Expenditures, (ii) Positive Net Cash Flow or Negative Net Cash Flow, as the case may be, (iii) Capital Costs, and (iv) Capital Contributions, if so projected, and the estimated timing thereof. The budgets described in Paragraphs 7.1.1 and 7.1.2 shall be presented on a Fiscal Month basis in reasonable detail and in a format similar to the Financial Statements (collectively, the “Budgets”).

7.1.1. Annual Operations Budget. The parties acknowledge that they have agreed to a proforma estimated operations budget for Gross Revenues and Expenditures, balance sheet, and cash flow statements for the period from the Closing Date through Fiscal Year end 1997 (the “1997 Budget”) and January 1, 1998, through Fiscal Year end 1998 (the “Initial Annual Operations Budget”), Which may be amended by the Management Committee. For each Fiscal Year thereafter, not later than forty-five (45) days prior to the beginning of each Fiscal Year, the Club Manager, with the advice and counsel of the Club Consultant, shall prepare (or cause to be prepared) and deliver to the Management Committee for its review and approval a budget for Gross Revenues and Expenditures, a balance sheet, and cash flow statements for said Fiscal Year (the “Annual Operations Budget”).

7.1.2. Capital Expenditures Budget. Not later than forty-five (45) days prior to the beginning of each Fiscal Year after the initial Fiscal Year, the Club Manager, with the advice and counsel of the Club Consultant, shall prepare (or cause to be prepared) and deliver to the Management Committee for its review and approval a budget for Capital Costs for such Fiscal Year (the “Capital Expenditures Budget”).

ARTICLE 8.

DISTRIBUTION OF POSITIVE NET CASH FLOW

8.1. Positive Net Cash Flow. The Venturers agree that a conservative financial approach will be utilized in the disbursements of Positive Net Cash Flow, and that Positive Net Cash Flow shall be distributed only on the basis of prudent business judgment if said funds are not required for the ongoing development and operation of the Real Property, as determined by the Management Committee. In the event Positive Net Cash Flow is available for distribution within thirty (30) days following the close of each Fiscal Quarter, the amount of Positive Net Cash Flow generated by the Joint Venture shall be distributed in the order set forth below:

8.1.1. Payment of Deficit Loans. If either Venturer fails to make, or elects to not fund, a required Capital Contribution or any other contribution and the other Venturer advances such amount as provided herein, then said Venturer’s Percentage Interest of Positive Net Cash Flow to be distributed as provided below shall be distributed to the Venturer making such Deficit Loan, until the principal and interest accrued thereon are paid in full.

8.1.2. Payment of Equity Loans. Any remaining Positive Net Cash Flow shall be applied to the outstanding balance of any Equity Loan until paid in full, including any accrued interest thereon.

8.1.3. Payment of Priority Return. Any remaining Positive Net Cash Flow shall be distributed pro rata to the Venturers in an amount equal to the excess, if any, of the aggregate cumulative Priority Return from the inception of the Joint Venture to the end of such Fiscal Quarter over the sum of all prior distributions to the Venturers pursuant to this Paragraph 8.1.3.

8.1.4. Distribution and Equalization of Capital Accounts. Continuing until the Venturers’ Capital Accounts have been equalized, any remaining Positive Net Cash Flow shall be distributed-to the Venturers as follows: (i) fifty percent (50%) of the Positive Net Cash Flow shall be distributed to the Venturers as follows:

Venturer	Percentage

Company	75%
AVG	25%

and (ii) fifty percent (50%) of the Positive Net Cash Flow shall be distributed to the Venturers in accordance with their respective Percentage Interest at the time of such distribution.

8.1.5. Distribution. Any remaining Positive Net Cash Flow after payment of the items referenced above shall be distributed to the Venturers in accordance with their respective Percentage Interest at the time of the distribution.

8.2. Refinance and Sale Proceeds. The Venturers agree that proceeds from a refinance of the Club Loans or from a sale of the Property shall be included in Gross Receipts and distributed to the Venturers in accordance with the terms of this Agreement.

ARTICLE 9.

AVG’s COVENANTS AND REPRESENTATIONS

9.1. AVG makes the following representations to the other Venturers, which representations shall, unless otherwise stated herein, survive the execution and delivery of this Agreement:

9.1.1. Corporate Status. AVG is a limited partnership duly organized, validly existing, and in good standing under the laws of California, with full power to enter into this Agreement and execute all documents required hereunder, evidence of which shall include, but shall not be limited to, a good standing certificate of limited partnership, which shall be furnished to the other Venturers.

9.1.2. Authorization. The making, execution, delivery and performance of this Agreement by AVG has been duly authorized and approved by all requisite action of the partners of AVG, and this Agreement has been duly executed and delivered by AVG and constitutes a valid and binding obligation of AVG, enforceable in accordance with its terms.

9.1.3. Violation of Representations. From and after the date hereof and until the termination of this Agreement, neither AVG nor any of its affiliates shall take any action, or omit to take any action, which action or omission would have the effect of violating any of the material covenants, representations and warranties of AVG contained in this Agreement.

9.1.4. Violation of Agreement. Neither the execution and delivery of this Agreement by AVG or its affiliates or AVG’s performance of its obligations hereunder will result in a violation or-breach of any material term or provision, or constitute a material default, or accelerate the performance required under any other material agreement or document to which AVG or its affiliates are a party or are otherwise bound, and will not, to the best of AVG’s or its affiliates’ knowledge, constitute a violation of any law, ruling, regulation or order to which AVG or its affiliates are subject.

9.1.5. Documentation. If necessary to carry out the intent of this Agreement, AVG agrees to execute and provide to the Venturers any and all other instruments, documents, conveyances, assignments and agreements which the Venturers may reasonably request in connection with the duties and obligations set forth herein.

ARTICLE 10.

COMPANY’S COVENANTS AND REPRESENTATIONS

10.1. Company makes the following representations to the other Venturers, which representations shall, unless otherwise stated herein, survive the execution and delivery of this Agreement:

10.1.1. Corporate Status. Company is a corporation duly organized, validly existing, and in good standing under the laws of California, with full corporate power to enter into this Agreement and execute all documents required hereunder, evidence of which shall include, but shall not be limited to, a good standing certificate, which shall be furnished to the other Venturers.

10.1.2. Authorization. The making, execution, delivery and performance of this Agreement by Company has been duly authorized and approved by all requisite action of the Board of Directors of Company, and this Agreement has been duly executed and delivered by Company and constitutes a valid and binding obligation of Company, enforceable in accordance with its terms.

10.1.3. Violation of Representations. From and after the date hereof and until the termination of this Agreement, neither Company nor any of its affiliates shall take any action, or omit to take any action, which action or omission would have the effect of violating any of the material covenants, representations and warranties of Company contained in this Agreement.

10.1.4. Violation of Agreement. Neither the execution and delivery of this Agreement by Company or its affiliates or Company’s performance of its obligations hereunder will result in a violation or breach of any material term or provision, or constitute a material default, or accelerate the performance required under any other material agreement or document to which Company or its affiliates are a party or are otherwise bound, and will not, to the best of Company’s or its affiliates’ knowledge, constitute a violation of any law, ruling, regulation or order to which Company or its affiliates are subject.

10.1.5. Documentation. If necessary to carry out the intent of this Agreement, Company agrees to execute and provide to the Venturers any and all other instruments, documents; conveyances, assignments and agreements which the Venturers may reasonably request in connection with the duties and obligations set forth herein.

ARTICLE 11.

PROHIBITED TRANSACTIONS AND AFFILIATED RELATIONSHIPS

11.1. Prohibited Transactions. During the time of the organization or continuance of the Joint Venture, no Venturer shall (except to the extent otherwise provided herein) do any of the following:

11.1.1. Use the name of the Joint Venture (or any substantially similar name) or any trademark or trade name adopted by the Joint Venture except in the ordinary course of the Joint Venture’s business;

11.1.2. Disclose to any outside person, other than employees, advisors, agents, accountants, or attorneys of the Joint Venturers or as required under legal process, any of the Joint Venture’s business practices, trade secrets, or any other information not generally known to the business community;

11.1.3. Do any other act or deed with the intention of harming the operations of the Joint Venture;

11.1.4. Do any act contrary to this Agreement except with the prior express approval of all the Venturers;

11.1.5. Do any act which would make it impossible to carry on the intended or ordinary business of the Joint Venture;

11.1.6. Confess a judgment against the Joint Venture;

11.1.7. Possess Joint Venture property or assign the right of the Joint Venture or the Venturers in specific Joint Venture property for other than a Joint Venture purpose;

11.1.8. Make, execute or deliver any general assignments for the benefit of creditors, or any bond, guaranty, indemnity bond or surety bond;

11.1.9. Assign, transfer, pledge, compromise or release any claim of the Joint Venture, except for full payment or arbitrate, or consent to the arbitration of any of its disputes or controversies;

11.1.10. Create any personal liability for a Venturer other than that personal liability to which a Venturer may have agreed to in writing; or

11.1.11. Admit another person or entity as a Venturer.

11.2. Self-Dealing. Except as specifically approved by the Management Committee, no Venturer shall profit from its dealings with the Venture except through distribution of proceeds and profits of the Venture in the manner provided in this Agreement. Any contracts between the Venture and any company or person controlled by, controlling, or under common control with any Venturer (collectively, “Controlled Parties”) shall be at rates comparable to the rates prevailing in south Orange County, California, for similar services of comparable quality, complexity, and frequency. For purposes of this Article, “control” shall mean the authority to direct fifty-one percent (51%) of the interests or voting rights in any entity. Subject to Section 6.8 hereof, the Management Committee shall retain (i) the financial management and accounting expertise of ClubCorp Financial Management Company, an Affiliate of Company) which shall provide accounting services, including, but not limited to, establishment and use of computer programs and billing and accounting systems, or (ii) the services of any other affiliated corporations, so long as the rates charged therefore are substantially comparable to the rates charged in the immediately comparable Orange County, California, market for equally comparable services in said market.

11.3. Company Programs. Company shall make available or cause to be made available to the Club Manager and the Joint Venture, as applicable, during the period Company is a Venturer and the Joint Venture owns the Club without charge, all rebates, discounts, purchasing credits, and marketing and promotional opportunities available to Company or any Controlled Parties as part of its or their national accounts programs or otherwise available to Company or Controlled Parties from wholesalers, manufacturers, and other providers, without adjustment or mark-up; and any reciprocal or promotional rights and privileges available to users of other public golf facilities owned or managed by Company or any Controlled Parties. In addition, during the period the Club Consulting Agreement is in effect, the Club Manager and the Joint Venturer shall be entitled to use the operating manuals for public golf course operations utilized by the Club Manager at no charge. Company further agrees that, as long as Company is a Venturer and the Joint Venture owns the Club, if Company or its Affiliates elect to list the Club in its local or national publications, such listing shall be without charge or royalty fees to the Joint Venture unless Company or its Affiliates charges other public golf facilities owned by Company or its Affiliates for such listing. The parties agree in any event that the Club shall be listed in “The Guide” section (or its comparable section) of “The Private Club” magazine (while it is published) at no charge to the Joint Venture during the Term of the Joint Venture. The cost of any cooperative advertising between the Club and the Affiliates shall be on a reasonable pro rata basis, subject to the Management Committee’s approval as to the Club’s participation in the cooperative advertising program. Upon termination of this Agreement, all proprietary information owned by Company or any of the Controlled Partners, including any operating and training manuals, shall be returned to Company or Controlled Parties within ten (10) days. Notwithstanding the foregoing, any operating manuals which are “site specific” and were created specifically for the benefit of the Joint Venture shall remain at the Club. Additionally, Company shall cause Club Corporation of America to enter into a license agreement with the Joint Venture in the form attached hereto as Exhibit F.

ARTICLE 12.

CLUB LOAN

12.1. Club Loans. In addition, the Venturers agree to use their best efforts to acquire on or before June 20, 1997, approximately TWENTY-THREE MILLION DOLLARS ($23,000,000.00) financing acceptable to both parties to cover the development and operating capital needed to commence the development of the Club. The Venturers anticipate that not more than approximately ten percent (10%) of the total cost to acquire, develop, and construct the Club will be in the form of Initial Capital Contributions of the Venturers, payable as provided in Article 4. The balance of the financing will be nonrecourse on terms mutually agreeable to the Venturers.

12.2. Guarantee of Club Loans. Pursuant to Section 12.1 herein, and as provided in the project budget, the general contractor under the Construction Contract shall provide completion guarantees to the Construction Lender. In addition, the Textron Loan shall be guaranteed by Paul Donnelly during the construction period only with the guarantee limited to one hundred percent (100%) of the loan plus one hundred percent (100%) of all accrued interest. In the event Paul Donnelly is required to fund any portion of the completion or payment guaranty, the Venturers each agree to fund the guaranty agreement (i) in the same ratio as the Venturers’ Initial Capital Contribution up to a cumulative total for both Venturers of ONE MILLION DOLLARS ($1,000,000.00), and (ii) thereafter fifty percent (50%) by each Venturer, unless the additional amount paid is due to a default by the “Project Manager” under the Project Development and

Management Agreement. If a Venturer does not fund their pro rata share, the other Venturer shall not be required to fund the Capital Contribution. The Venturers acknowledge that, following completion, no Venturer has agreed to guarantee all or a portion of the Venture debt to Club Lenders or any Third-Party Equity Lender or otherwise pledge any asset as security for such debt. The Venturers agree that, following completion of the Improvements and initial opening for business of the Club Facilities, neither Venturer shall, except as may be required pursuant to the Joint Venture Agreement in connection with the sale of a Venturer’s interest in the Joint Venture to the other Venturer, be required to guarantee or otherwise pledge collateral in support of any loan to the Venture unless an equivalent guarantee or pledge is required of all Venturers, in proportion to their respective interests.

ARTICLE 13.

BOOKS, RECORDS, AUDITS, TAXES, ETC.

13.1. Books; Statements. Subject to the Venturers’ approval of the accounting fee schedule, the Joint Venture shall contract with ClubCorp Financial Management Company (“CFMC”), the cost of which shall be an Expense of the Joint Venture separate and apart from the Consulting Fee, to keep accurate, fall and complete records, books and accounts, on an accrual basis, pursuant to Section 6.8, showing exclusively the Joint Venture’s assets and liabilities, operations, transactions and financial condition. The Financial Statements shall be accurate in all, material respects, shall present fairly the financial position and results of operation of the Joint Venture, and shall be prepared in accordance with generally accepted accounting principles consistently applied over the periods reflected thereby. CFMC shall furnish, or cause to be furnished, the Financial Statements, including income statements, cash flow statements, and a balance sheet, to the Joint Venture within thirty (30) days following the close of each Fiscal Month and each Fiscal Quarter; however, unaudited Financial Statements shall be furnished within sixty (60) days following the close of the Fiscal Year and audited Financial Statements, if required, shall be furnished within every ninety (90) days following the close of the Fiscal Year. Except as specifically provided in this Agreement, the Management Committee shall determine which accounting firm shall maintain the accounting records, the methods to be used in the preparation of the Financial Statements, and the federal, state and municipal income and franchise tax returns for the Joint Venture in connection with all items of income and expense, including, but not limited to, valuation of assets, the methods of depreciation, elections, credits and accounting procedures. Provided, however, (i) all construction period real estate taxes and interest of the Joint Venture shall be capitalized as required by Section 263A of the Internal Revenue Code (the “Code”), (ii) depreciation shall be deducted on the accelerated basis, and (iii) in the case of a distribution of a property which is made in the manner provided in Section 734 of the Code, or in the case of a transfer of Joint Venture interest which is permitted by this Agreement and which is made in the manner provided in Section 734 of the Code, then, upon the request for the distribution of such property by the transferee of such Joint Venture interest, the Joint Venture shall file an election under Section 754 of the Code in accordance with the procedures set forth in the Treasury regulations applicable thereto. The Joint Venture will not be responsible for the booking or reporting of any basis adjustments on behalf of the Venturers who are affected by an election under Section 754 of the Code. Each Venturer must make any adjustments necessary due to such an election on its individual return.

13.2. Where Maintained; Availability. The books, accounts and records of the Joint Venture shall be maintained at its principal office, or at such other place as may be designated from time to time by the Management Committee, and shall at all reasonable times be available for inspection and copying (upon termination of the Joint Venture) by the Venturers and their representatives.

13.3. Audits. Any Venturer may, at its option and at its own expense, arrange for the conducting of an internal audit of the books, records and accounts of the Joint Venture. Audits may be on either a continuous or a periodic basis, or both.

13.4. Independent Audit. The Management Committee reserves the right to require that the Joint Venture, upon a Majority Vote of the Members, to conduct an independent audit of its books, records and accounts on an annual basis. Such independent audit shall, if requested, be conducted annually, and shall be submitted to the Management Committee for its review upon completion.

13.5. Other Information. The Managing Partners may release information concerning the operations of the Joint Venture to such sources as is required by law or regulation, by any lender, or by order of any regulatory body. The Managing Partners shall furnish the Venturers or their representatives any further information in such form as they may reasonably request relative to any phase of the operations of the Joint Venture. All Venturers and their representatives shall have free access during normal business hours to all records relative to the operations of the Joint Venture. For the term of the Joint Venture, and for a period of four (4) years thereafter, the Managing Partners shall maintain and preserve all books of accounts and other relevant documents. Before disposing of said records, the Managing Partners shall offer the records to AVG to maintain with their records.

13.6. Banking. The funds of the Joint Venture shall be kept in such accounts as may be designated by the Management Committee. All withdrawals therefrom shall be made on such signature or signatures as shall be designated by the Management Committee. There shall be no commingling of the funds of the Joint Venture with the funds of any other entity or person.

13.7. Tax Returns; Review. The Joint Venture shall be treated as a partnership for federal, state and municipal income tax and franchise tax purposes, but this shall not be construed to extend the purposes or business of the Joint Venture. The Tax Matters Partner shall prepare or cause to be prepared (the cost of which shall be an Expense) all federal, state and municipal partnership tax returns required to be filed in accordance with the provisions of this Agreement, and shall submit the same to each Venturer for review no later than the fifteenth day of May of the year following the tax year.

ARTICLE 14.

DISSOLUTION

AND LIQUIDATION OF THE JOINT VENTURE

14.1. Dissolution Events. The Joint Venture shall be dissolved in the manner hereinafter provided upon the happening of any of the following events:

14.1.1. The sale of all or a substantial portion of the Property (to the extent that operators cannot continue) owned by the Joint Venture;

14.1.2. The agreement of the Venturers of the Joint Venture to dissolve the Joint Venture or sell all or substantially all of the assets of the Joint Venture;

14.1.3. The closing of the put option or right of first refusal, referenced in Article 16, and only one Venturer is remaining in the Joint Venture;

14.1.4. The occurrence of any other event causing the dissolution of the Joint Venture by operation of law unless the Joint Venture is reinstated by the consent of both Venturers; or

14.1.5. The entry of a final judgment, order or decree of a court of competent jurisdiction adjudicating the Joint Venture to be bankrupt, and the expiration without appeal of the period, if any, allowed by applicable law for appeal.

14.2. Method of Liquidation. Upon the happening of any of the events hereinabove specified, the Venturers shall immediately commence to wind up the affairs of the Joint Venture and shall liquidate the assets of the Joint Venture as promptly as possible, unless the Venturers shall determine that an immediate sale of the Joint Venture’s assets would cause undue loss to the Venturers, in which event (i) the liquidation may be deferred for a reasonable time, and/or (ii) all or part of the Joint Venture’s assets may be distributed in kind. The proceeds from liquidation of the Joint Venture, including repayment of any debts of the Venturers to the Joint Venture, shall be applied in the order of priority as follows:

14.2.1. To the satisfaction of debts of the Joint Venture other than to the Venturers; provided, however, if the Joint Venture makes distributions in kind of undivided interests in the Joint Venture’s property which secures mortgage indebtedness, then each of the Venturers receiving such distribution of property in kind, subject to such mortgage indebtedness, shall be severally liable (as among each other, but not for the benefit of third parties) for its proportionate part of such mortgage indebtedness (which need not be paid or otherwise discharged out of the proceeds of liquidation) in proportion to its interest in such property so distributed; provided, further, that no Venturer intends hereby to incur (except as among each other, and then only to the extent of the value of its interest), nor does it assume, any liability on any such mortgage indebtedness which it has not previously incurred under the terms of the instrument creating said mortgage indebtedness; then

14.2.2. To the establishment of any reserves deemed reasonably necessary or appropriate by the Venturers for any contingent or unforeseen liabilities or obligations of the Joint Venture. Such reserves established hereunder shall be held for the purpose of paying any such contingent or unforeseen liabilities or obligations and, at the expiration of such period, as the Venturers may reasonably deem advisable, for distributing the balance of such reserves in the manner provided hereinafter in this Section; then

14.2.3. To the repayment of any liabilities or debts, other than capital accounts, of the Joint Venture to any of the Venturers; then

14.2.4. To the payment pro rata to the Venturers of an amount equal to the excess, if any, of the aggregate cumulative Priority Return from the inception of the Joint Venture to the date such distribution is made over the sum of all prior distributions to the Venturers pursuant to Paragraph 8.1.3 hereof and this Paragraph 14.2.4; and then

14.2.5. The balance, if any, to the payment to each Venturer of the positive balance of its capital account after giving effect to all contributions, distributions, and allocations for all periods.

14.3. Date of Termination. The Joint Venture shall be terminated and dissolved when all of the cash or property available for application and distribution under the preceding Section shall have been applied and distributed in accordance with such Section. The establishment of any reserves in accordance with the preceding Section shall not have the effect of extending the term of the Joint Venture, but any such reserve shall be distributed in the manner provided in such Section upon the expiration of the period of such reserve.

ARTICLE 15.

TRANSFER OF JOINT VENTURE INTEREST

15.1. Transfer of Interest. Except for the Permitted Transfers described below, no Venturer shall sell, transfer, assign, mortgage or otherwise hypothecate all or any part of its interest in the Joint Venture without the prior written consent of the other Venturers. The sale, issuance, or transfer of any voting stock or partnership interest of a Venturer or any voting capital stock of any corporate entity which directly controls a Venturer which is a limited partnership shall be deemed to be a transaction requiring prior written consent of the other Venturer pursuant to this Section. No Venturer shall have any authority to transfer, convey, mortgage or otherwise hypothecate any of the assets of the Joint Venture without the prior written consent of the other Venturers. The following transfer or assignments of a Venturer’s interest in the Joint Venture or voting stock or partnership interest shall be permitted without obtaining the consent of the other Venturer (the “Permitted Transfers”):

15.1.1. The assignment or transfer by Company or AVG of all or a portion of its interests in the Joint Venturer to an Affiliate of Company or AVG, as applicable;

15.1.2. The assignment or transfer by AVG or Company to a company which AVG, or an Affiliate of AVG, or Paul N. Donnelly has an interest in, and Paul N. Donnelly has control of the operation and management of the entity or this particular asset, including, but not limited to, the right to unilaterally make any decisions on behalf of the entity as a Member of the Management Committee of this Venture. In the event, for any reason, Paul N. Donnelly loses control of said entity or asset, including the right of Paul N. Donnelly or a person under his control to vote as a Member of the Management Committee, then Company shall immediately thereafter have, during said period, two (2) votes in lieu of one (1) vote on the Management Committee and the replacement entity shall have one (1) vote;

15.1.3. The pledge and collateral assignment of a Venturers’ interest in the Joint Venture to a third-party institution lender with assets in excess of FIFTY MILLION DOLLARS ($50,000,000.00) (or such lesser amount as agreed to in writing by all Venturers) (the “Institutional Lender”) as security for a loan to the Venturer for any business reason. However, in the event of a default of a loan from an Institutional Lender by a Venturer which results in the Institutional Lender assuming said Venturer’s position and obligation as a Venturer, then the other Venturer shall immediately be substituted as the Managing Partner of the Joint Venture without a vote of the Management Committee or the Venturers. Any loan documentation shall require that the Institutional Lender give the other Venturer notice of default and opportunity to cure said default within ten (10) days after said notice. Any amounts advanced to remedy the cure by the other Venturer shall be considered a Deficit Loan; and

5.1.4. The pledge and collateral assignment of a Venturer’s interest in the Joint Venture to a third-party lender (“Financing Lender”) with assets less than FIFTY MILLION DOLLARS ($50,000,000.00) as security for a loan to a Venturer in order for a Venturer to make a Capital Contribution. However, in the event of a default of a loan from a Financing Lender by a Venturer which results in the Financing Lender giving notice of its intent to enforce its security interest and/or attempting to foreclose on a Venturer’s interest, then the other Venturer shall immediately be substituted as the Managing Partner of the Joint Venture without a vote of the Management Committee or the Venturers. Any loan documentation shall require that the Financing Lender give the other Venturer notice of a default and opportunity to cure within thirty (30) days after said notice. Any amounts advanced to remedy the cure by the other Venturer shall be considered a Deficit Loan.

ARTICLE 16.

PUT PROVISIONS / RIGHT OF FIRST REFUSAL

16.1. Put Option. After the first twenty-four (24) months of operation of the Club, in the event the Management Committee is unable to reach agreement on any essential decision required to be made for the continued operation of the Club, or the Venturers are unable to agree on a course of action requiring the unanimous consent of the Venturers under this Agreement, despite, in each case, good faith attempts by the deadlocked parties to meet on at least three (3) separate occasions and attempt to reach agreement, then Company, at any time after said date, may elect to exercise the following put option (the “Put Option”) by notifying, in writing, AVG of such election (the “Sell Notice”), to sell out to AVG, at the option of Company, as follows:

16.1.1. The Sell Notice shall contain (i) a statement of Company’s valuation in cash of Company’s ownership interest in the Joint Venture based on Company’s then-existing Percentage Interest (the “Valuation Amount”), and (ii) the notice that Company is willing and offers at once to AVG its interest in the Joint Venture (“Company’s Interest”) for a cash price based upon said Valuation Amount.

16.1.2. AVG agrees to purchase from Company all of Company’s Interest in the Joint Venture, for a price (the “Purchase Price”) equal to the lesser of (1) the Valuation Amount established by Company, or (ii) ninety-seven percent (97%) of the appraised value of Company’s Interest (the “Appraised Value”) established pursuant to Article 18 hereof based on the greater of (a) a valuation based on the value of the Real Property, or (b) a valuation based on operation as an ongoing business.

16.1.3. AVG shall buy Company’s Interest in the Joint Venture within the later to occur of (i) six (6) months after receipt of the Sell Notice, or (ii) three (3) months after receipt of the appraisal established pursuant to Article 18, at a time and place in Aliso Viejo, Orange County, California, agreed to by the parties within said period. AVG shall have the option to buy Company’s Interest on an installment basis, with a minimum down payment at the closing equal to twenty percent (20%) of the Purchase Price, the remaining balance to be paid over a 24-month period provided (i) Company consents to such installment sale, which consent shall not be unreasonably withheld by Company, (ii) the sale is evidenced by a promissory note (the “Note”) provided to the Company or; at Company’s election, a licensed lender in the State of California, with an annual percentage interest rate equal to the lesser of fifteen percent (15%) or the maximum interest rate allowed by law in California, which is secured by a second-lien deed of trust (acceptable to the holder of any Club Loan), a security agreement, and an assignment and security agreement covering the Venturer’s Percentage Interest, in form and substance reasonably acceptable to Company, containing standard lender-required representations and covenants reasonably acceptable to Company to be recorded against the Property and AVG’ s Percentage Interest in the Joint Venture (or such other security acceptable to Company), (iii) the appointment of a third-party independent management company reasonably acceptable to Company to operate and manage the Property, and. (iv) the Joint Venturers have mutually agreed upon the Annual Operations Budget and Capital Expenditures Budget for the Joint Venture during the term of the Note. If the sale is unable to be secured by a second-lien deed of trust due to the requirements of the holder of any Club Loan, Company’s Interest in the Joint Venture will be held in escrow pursuant to an escrow agreement reasonably acceptable to both parties Trail Company has been paid in full by AVG. As long as AVG is not in default on the Note or the terms and conditions of the sale of Company’s Interest, Company will have no voting rights while Company’s Interest is held in escrow. The foregoing mandatory purchase and sale rights and obligations are subject to specific enforcement. All expenses and fees (excluding legal fees) in connection with closing and such sale(s) shall be paid equally by AVG and Company. Each Venturer shall be responsible for their own legal fees incurred in connection with the sale, except for an Event of Default to be settled in accordance with the arbitration provisions of Article 19 hereof.

16.1.4. At the closing of the sale of Company’s Interest in the Joint Venture, the following shall occur: (i) AVG shall deliver the Purchase Price in cash concurrently or in installments subject to the provisions of Paragraph 16.1.3 to Company, and (ii) Company shall execute and deliver to AVG all assignments and other reasonable documents necessary to transfer Company’s Interest in the Joint Venture, free and clear of any claims, liens or encumbrances, other than Permitted Exceptions and those incurred by the Joint Venture.

16.1.5. Upon payment, Company shall have no further interest in the Joint Venture, and AVG shall indemnify Company against all obligations duly authorized and incurred in connection with the operation of the Joint Venture, as well as any and all claims, actions, demands, expenses, and liabilities arising after Closing, if any (including any indebtedness secured by the Property of the Joint Venture to third party creditors of the Joint Venture).

16.2. Default of AVG on Put Option. In the event AVG fails or refuses to purchase Company’s Interest in the Joint Venture pursuant to Company’s exercise of the Put Option set forth in Section 16.1 above, Company shall have the option to purchase AVG’s interest in the Joint Venture on the same terms as those established for the Put Option, unless such purchase by AVG would constitute an event of default under any of the Club Loans (in which case Company shall have no such option, unless said default is waived by the lender). Upon payment, AVG shall have no further interest in the Joint Venture, and Company shall indemnify AVG against all obligations duly authorized and incurred in connection with the operation of the Joint Venture, as well as any and all claims, actions, demands, expenses, and liabilities arising after Closing, if any (including any indebtedness secured by the Property of the Joint Venture to third-party creditors of the Joint Venture).

16.3. Right of First Refusal. At any time during the Term, each Joint Venturer shall (except for Permitted Transfers under Article 15-which transfers are excluded from the terms of this Section 16.3), grant the other Joint Venturer a right of first refusal, provided the Venturer is not in Default, to purchase (i) their respective ownership interest, including any Percentage Interest, in the Joint Venture or (ii) any interest in AVG, its general partner, successor and assigns, or AVG’s Permitted Transfers if Paul N. Donnelly does not maintain control of said entity or asset, including the right of Paul N. Donnelly or a person under his control to vote as a Member of the Management Committee (the “Controlling Interest”) for the price offered by a bona fide third party and acceptable to a Joint Venturer.

16.4. Exercise of Right of First Refusal. In the event the Seller desires to sell its Percentage Interest or a Controlling Interest in the Venturer to any unrelated third party (the “Third-Party Purchaser”), and it shall receive a bona fide written offer (the “Offer”) to purchase its Percentage Interest or Controlling Interest which is acceptable to such Joint Venturer (the “Seller”), the other Joint Venturer (the “Non-Seller”) shall be furnished specific written notice, including a copy of the Offer (the “Notice of Sale”). The Non-Seller or its affiliates shall have thirty (30) days after receipt of the Notice of Sale to elect to purchase the Seller’s Percentage Interest or Controlling Interest pursuant to the specific terms set forth in the Offer, subject to the following conditions:

16.4.1. The Notice of Sale shall state that a bona fide offer has been received by the Seller from a Third-Party Purchaser and shall contain a copy of the Offer.

16.4.2. The Non-Seller shall have the option, for a period of thirty (30) days from the date of such Notice of Sale, within which to exercise its option to purchase the Seller’s Percentage Interest or Controlling Interest pursuant to the specific terms set forth in the Offer. In the event the Non-Seller elects to exercise its option to acquire the Seller’s Percentage Interest or Controlling Interest , the Non-Seller shall notify the Seller of its election in writing prior to the expiration of such 30-day period (the “Election Notice”). Should the Non-Seller fail to or be unwilling to exercise its option to purchase the Seller’s Percentage Interest or Controlling Interest by sending the Election Notice within the 30-day period, then the Non-Seller shall be deemed to have waived its rights hereunder and the Seller shall be free to proceed with its sale to the Third-Party Purchaser. The purchaser must be the Third-Party Purchaser and the terms and conditions upon which the Third-Party Purchaser purchases the Seller’s Percentage Interest or Controlling Interest may not be more favorable to the Third-Party Purchaser than those terms contained in the Offer. If the Seller fails to close the purchase and sale with the Third-Party Purchaser within one hundred eighty (180) days from the date of the Notice of Sale, then for all purposes the Non-Seller’s right of first refusal is reestablished.

16.4.3. In the event the Non-Seller shall forward its Election. Notice to the Seller within the 30-day period, then the parties shall proceed with the closing of the purchase and sale of the Seller’s Percentage Interest or Controlling Interest by the Non-Seller in accordance with the specific terms set forth in the Offer; provided, however, the Non-Seller shall not be obligated to close the purchase and sale prior to the sixtieth day after the receipt of the Election Notice by the Seller at the offices of the Seller. The parties shall use their best efforts to close the purchase and sale prior to the ninetieth (90th) day after the receipt of the Election Notice by the Seller, and, if the purchase and sale has not closed (other than by mutual agreement of the Seller and the Non-Seller) prior to the one hundred eightieth (180th) day after receipt of the Election Notice by the Seller due to the actions of the Non-Seller, then the Non-Seller shall be deemed to have waived its rights hereunder and the Seller shall be free to proceed with its sale to the Third-Party Purchaser.

16.4.4. The Right of First Refusal shall not apply to the sale of a Joint Venturer’s Percentage Interest by an Institutional Lender or Financial Lender at a foreclosure sale.

16.5. Obligation to Sell. Neither Venturer shall have the obligation to sell less than all of the Percentage Interest in the Joint Venture or Controlling Interest being sold pursuant to the Offer.

ARTICLE 17.

DEFAULT BY A VENTURER

17.1. Even of Default. The following events shall be deemed to be events of default by a Venturer (“Events of Default”):

17.1.1. Failure of a Venturer to make, when due, any Capital Contribution or advance required to be made under Article 4 or under the terms of this Agreement and the continuance of such failure for a period of thirty (30) days after written notice thereof from a nondefaulting Venturer to the other Venturers;

17.1.2. If any Venturer shall fail in the performance of or compliance with any of the covenants, agreements, terms or conditions contained in this Agreement, other than that referred to in the foregoing Paragraph and such failure shall continue for a period of forty-five (45) days after written notice thereof from one Venturer to the other Venturers, specifying in detail the nature of such failure, or in the case such failure cannot with due diligence be cured within such period of forty-five (45) days, the Venturer fails to proceed promptly and with all due diligence to cure the same and thereafter to prosecute the curing of such failure with all due diligence (it being intended that in connection with a failure not susceptible of being cured with due diligence within thirty (30) days, that the time within which to cure the same shall be extended for such period as may be necessary to complete the same with all due diligence);

17.1.3. If any Venturer shall file a voluntary petition in bankruptcy or shall be adjudicated a bankrupt or insolvent, or shall file any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under the present or future applicable federal bankruptcy act, or any other present or future applicable federal, state or other statute or law relative to bankruptcy, insolvency or other relief for debtors, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver, conservator or liquidator of said Venturer, or of all or any substantial part of its properties or its interest in the Joint Venture [the term “acquiesce” includes but is not limited to the failure to file a petition or motion to vacate or discharge any order, judgment or decree providing for such appointment within thirty (30) days after the appointment];

17.1.4. If a court of competent jurisdiction shall enter an order, judgment or decree approving a petition filed against any Venturer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future federal bankruptcy act, or any other present or future applicable federal, state or other statute of law relating to bankruptcy, insolvency or other relief for debts and said Venturer shall acquiesce in the entry for such order, judgment or decree [the term “acquiesce” includes but is not limited to the failure to file a petition or motion to vacate or discharge such order, judgment or decree within ten (10) days after the entry of the order, judgment or decree], or such order, judgment or decree shall remain unvacated and unstayed for an aggregate of ninety (90) days (whether or not consecutive) from the date of entry thereof, or any trustee, receiver, conservator or liquidator of said Venturer, or of all or any substantial part of its property or its interest in the Joint Venture shall be appointed without the consent or acquiescence of said Venturer and such appointment shall remain unvacated and unstayed for an aggregate of sixty (60) days (whether or not consecutive);

17.1.5. Any Venturer shall admit in writing its inability to pay its debts as they mature; or

17.1.6. The appointment of a receiver for all or substantially all of the assets of a Venturer and the failure to have such receiver discharged within thirty (30) days after appointment.

17.2. Effect of Default. Upon the occurrence of an Event of Default by a Venturer, the other Venturers shall have the right to cause the Joint Venture to pay the defaulting Venturer the fair market value of its interest in the Joint Venture, determined pursuant to the provisions of Article 18, based on the Venturer’s Percentage Interest, after deducting all Equity Loans, set out in Section 4.4, all Deficit Loans, set out in Paragraph 17.3.1 hereof, damages sustained by the Joint Venture, and taking into consideration any outstanding indebtedness, liabilities, liens and obligations relating to the Property for the purchase and redemption of its interest in the Joint Venture.

17.2.1. Pursuit of the foregoing remedies shall not preclude pursuit of any other remedies herein provided or any other remedies provided by law, including a suit for damages, nor shall pursuit of any remedy herein provided constitute a forfeiture or waiver of any amount due by a defaulting Venturer hereunder or of any damages accruing by reason of the violation of any of the terms, provisions and covenants herein contained. A defaulting Venturer shall be responsible for the payment of all attorneys’ fees reasonably incurred by the Joint Venture and interest on all amounts by which the defaulting Venturer is indebted to the Joint Venture hereunder at the highest lawful rate.

17.2.2. No waiver of any violation shall be deemed or construed to constitute a waiver of any other violation or breach of any of the terms, provisions and covenants herein contained and forbearance to enforce one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such default.

17.2.3. Each Venturer hereby agrees that in the event it shall default as hereinabove provided, it shall execute and deliver such conveyances, agreements, notes, instruments, or other documents which may be necessary to confirm and render fully effective the transfer of the defaulting Venturer’s interest as herein provided. Notwithstanding anything contained in this Paragraph, any such relinquishment and transfer as herein provided shall not relieve the defaulting Venturer from any obligation or liability under this Agreement which may have accrued prior to the date of such relinquishment and transfer.

17.3. Failure to Make a Capital Contribution. In the event a Venturer fails to make a required Capital Contribution when due, under Section 4.4, and said default is not cured within the time period provided herein, then the nondefaulting Venturer shall have the right, but not the obligation, to pursue any of the remedies provided below, in addition to, and not in lieu of, any remedies provided in Section 17.2.

17.3.1. Deficit Loan. The nondefaulting Venturer, at its option, may pay to the Joint Venture the entire Capital Contribution on behalf of the defaulting Venturer. Any such Capital Contribution made by the nondefaulting Venturer on behalf of the defaulting Venturer shall be deemed to be a “Deficit Loan.” Any Deficit Loan shall bear interest at the lesser of (i) the highest rate allowed by law, or (ii) twenty percent (20%). If the nondefaulting Venturer chooses to make a Deficit Loan, the defaulting Venturer shall not be deemed to be in default for that nonpayment pursuant to Paragraph 17.1.1 or 17.1.2 hereof. Notwithstanding anything to the contrary, a Venturer and its Affiliates shall not earn or be paid any management fees or development fees of any nature during the period the Venturer has an outstanding Deficit Loan payable to the other Venturer.

ARTICLE 18.

PROCEDURE FOR APPRAISEMENT

18.1. Selection of Appraisers. Within fifteen (15) days after an appraisal is required under any provision hereof, or after the Sell Notice is received pursuant to Paragraph 16.1.1 hereof, AVG and Company shall mutually select an appraiser. The appraiser selected shall be MAI certified with experience on same or similar-type properties, if possible. If the parties cannot mutually agree on one appraiser within such 15-day period, then each Venturer shall select a MAI-certified appraiser with experience on same or similar properties, if possible, within fifteen (15) days. If either party fails to name an appraiser within the specified time, the other party may select the second appraiser.

18.2. Determination of Fair Market Value. The appraiser, or two appraisers if necessary, so selected shall proceed to promptly determine the fair market value of the Joint Venture’s interest, including therein a fair market valuation of the interest and equity in the Joint Venture of the

Venturers in question, taking into consideration any outstanding indebtedness, liabilities, liens and obligations within forty-five (45) days after the last of the appraisers is selected. The final determination of the appraiser, or two appraisers if necessary, shall be final and binding upon all the parties; provided, however, if two appraisers are necessary and the two appraisers so selected are unable to agree upon such fair market value, said two appraisers shall select a third appraiser, whose determination as to such fair market value shall be averaged with the appraisals of the other two appraisers, and the average of the three appraisals shall be conclusive evidence as to such fair market value and shall be final and binding upon all parties. The appraiser or appraisers shall deliver a written report of their appraisal to the Venturers, who shall provide copies thereof to all interested parties.

18.3. Fees and Expenses. The fee and expenses of a single appraiser mutually chosen by the parties shall be borne equally by the parties. If two appraisers are necessary, each party shall pay the fee and expense of the appraiser selected by such party, and if a third appraiser is selected, the fee of the third appraiser shall be borne equally by the parties appointing the other two appraisers.

ARTICLE 19.

MISCELLANEOUS

19.1. Arbitration. Any dispute or controversy arising out of or relating to this Agreement or a breach thereof shall be settled by binding arbitration administered in accordance with this Section. An arbitration is commenced by either party delivering to the other written notice (an “Arbitration Notice”) specifying the nature of the dispute, and the amount (if any) involved, which Arbitration Notice shall also be delivered to the office of JAMS/Endispute located in Orange County (City of Orange), California (“JAMS”). The arbitrator shall be selected according to the then-applicable JAMS rules, provided that the arbitrator shall be in all cases a retired judge in the State of California who is a neutral person with no financial or personal interest in the result of the arbitration or any present relationship with the parties or their counsel. The arbitrator appointed shall convene in Orange County, California, within thirty (30) days after the appointment of the arbitrator, and shall render a decision and award as promptly as possible, and in any event, within thirty (30) days after the conclusion of the arbitration hearing. Such decision and award shall be in writing and counterpart copies thereof shall be delivered to each of the parties. In rendering the decision and award, the arbitrator shall not add to, subtract from, or otherwise modify the provisions of this Agreement. The decision and award of the arbitrator shall be final and shall not be subject to appeal and judgment may be entered on the decision and the award so rendered in any court having complete jurisdiction. The parties acknowledge and agree that, except as provided below, arbitration pursuant to this Section is the exclusive means by which the parties will resolve their disputes.

19.1.1. Specific Provisions. The following provisions shall apply to any arbitration instituted pursuant to this Section:

19.1.1.1. Arbitration Rules. The arbitration shall be determined in accordance with the California Arbitration Act, Section 1280 et seq. of the California Code of Civil Procedure and the

rules then in use by JAMS, as supplemented by this Section (or, if it shall not then be in existence, such other organization, if any, as shall then become the successor of said organization, or, if there be no successor, then pursuant to the Commercial Arbitration Rules of the American Arbitration Association if then in existence, and, if not, then pursuant to applicable laws of the State of California.

19.1.1.2. Limited Discovery and Evidence Rules. The arbitrator shall limit requests by the parties for the production of documents and other records to those necessary to the decision on the issue before the arbitrator. Except as modified by this clause, California law, including California evidence law, shall be applied to determine all arbitrated issues, and the discovery law and rules applicable to California Superior Court cases in Orange County shall be applied.

19.1.1.3. Fees and Expenses. Each Party shall bear the costs and expenses of the arbitration and all legal fees and costs incurred by it in connection with the arbitration.

19.1.1.4. Cross-Examination. The arbitration shall not permit the submission of affidavits as evidence without providing for the ability to cross-examine.

19.1.1.5. Injunctive Relief. The application for, or pendency of, any arbitration shall not limit or delay the right of any party to seek temporary injunctive relief (during the pendency of such arbitration) from the appropriate court with regard to the matter being arbitrated.

19.2. Waiver of Trial by Jury. To the maximum extent permitted by law, AVG and Company each hereby knowingly, voluntarily, and intentionally waive the right to a trial by jury in respect of any litigation based hereon, arising out of, under, or in connection with this Agreement, or any course of conduct, course of dealing, statement (whether verbal or written), or action of either party or any exercise by either party of its respective rights under this Agreement or in any way relating to the Club Facilities (including, without limitation, any action to rescind or cancel this Agreement, and any claim or defense asserting that this Agreement was fraudulently induced or is otherwise void or voidable). This waiver is a material inducement for each party to enter this Agreement.

19.3. Exhibits. The Venturers hereby covenant and agree that each Exhibit attached hereto is incorporated herein as if fully set forth herein, and to the extent the Exhibits attached to this Agreement are incomplete on the date hereof; such Exhibits shall be completed and attached to this Agreement as quickly as possible, using all due diligence. To the extent this Agreement may be rendered unenforceable by the lack of completion of any of the Exhibits, such defect in this

Agreement shall be cured as such incomplete Exhibits are made complete in accordance with this Section.

19.4. Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if in writing and (i) delivered personally, (ii) forwarded by prepaid telegram, or (iii) sent by certified mail, return receipt requested, postage prepaid, addressed as shown below, or to such other address as the party concerned may substitute by written notice to the other. All notices personally delivered shall be deemed received on the date of delivery. All notices forwarded by prepaid telegram shall be deemed received two (2) days after the date same are sent. All notices forwarded by mail shall be deemed received on a date seven (7) days (excluding Sundays and legal holidays when the U.S. mail is not delivered) immediately following date of deposit in the U.S. mail; provided, however, the return receipt indicating the date upon which all notices were received shall be prima facie evidence that such notices were received on the date on the return receipt.

If to AVG:	ALISO VIEJO GOLF, LP
c/o Aliso Viejo Golf Corporation
6 Upper Newport Plaza
Newport Beach, California 92660
Attention: Mr. Paul N. Donnelly

With a copy to:
McDermott, Will & Emery
1301 Dove Street, Suite 500
Newport Beach, California 92660
Attention: Ms. Jill Draffin

If to Company:	LEGAV CORPORATION
P.O. Box 819012
Dallas, Texas 75381-9012
Attention: President

LEGAV CORPORATION
P.O. Box 819012
Dallas, Texas 75381-9012
Attention: Mr. Mark Dietz

LEGAV CORPORATION
P.O. Box 819012
Dallas, Texas 75381-9012
Attention: Mr. Terry Taylor, General Counsel

With a copy to:
ADDISON LAW FIRM,
a Professional Corporation
14901 Quorum Drive, Suite 650
Dallas, Texas 75240
Attention: Mr. Randolph D. Addison

The addresses and addressees may be changed by giving notice of such change in the manner provided herein for giving notice. Unless and until such written notice is received, the last address and addressee given shall be deemed to continue in effect for all purposes.

19.5. Independent Corporation. AVG recognizes and acknowledges that Company is an independent corporation, capitalized with One Thousand Dollars ($1,000.00), chartered under the laws of the State of California, and is solely responsible for the obligations and liabilities recited herein, arising hereunder, or in any manner related to the transactions contemplated hereby, and AVG further recognizes and acknowledges that no other entity or entities, including (i) Company’s parent corporation, (ii) any individual, or (iii) any corporation affiliated with Company, is in any manner liable or responsible for the obligations and liabilities of Company, whether recited herein, arising hereunder, or in any manner related to the transactions contemplated hereby.

19.6. Assignment. Except as expressly provided herein, this Agreement and any documents executed in connection herewith shall not be assigned by any Venturer without the prior written consent of the other Venturers.

19.7. Public Announcements. No party hereto shall make any public announcement or press release concerning this Agreement or the transactions contemplated herein except as may be mutually agreed upon by the parties.

19.8. Severability. Should any portion of this Agreement be deemed unenforceable by a court of competent jurisdiction, the remaining portion hereof shall remain unaffected and be interpreted as if such unenforceable portions were initially deleted.

19.9. Approvals. Any consent or approval of either party referred to herein (by whatever words used) shall not be unreasonably withheld or delayed, and neither party shall seek or obtain any payment in connection therewith as a condition therefor. Except as otherwise expressly provided herein, whenever either party has called upon the other to execute and deliver a consent or approval in accordance with the terms of this Agreement, the failure of such party to respond to the demand within fifteen (15) days after written request therefor, or such other period as may be specifically set forth herein, shall be deemed to be a consent or approval. In the event that either party refuses to give its consent or approval to any request by the other, such refusing party shall indicate by notice to the other the reason for such refusal.

19.10. lntegrated Agreement. This Agreement constitutes the entire agreement between the parties hereto and there are no agreements, understandings, warranties or representations between the parties other then those set forth herein.

19.11. Development and Construction of Agreement. This Agreement concerns property situated in the State of California and shall be deemed to be a contract made under the laws of said state.

19.12. Amendment and Waiver. This Agreement may not be amended or modified in any way except by instrument in writing executed by all parties hereto; provided, however, any Venturer may, in writing (1) extend in writing the time for performance of any of the obligations of the other, (ii) waive in writing any inaccuracies and representations by the other contained in this Agreement, (iii) waive in writing compliance by the other with any of the covenants contained in this Agreement, and (iv) waive in writing the satisfaction of any condition that is precedent to the performance by the party so waiving of any of its obligations under this Agreement.

19.13. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, legal representatives and assigns where permitted herein.

19.14. Unavoidable Delay. The provisions of this Section shall be applicable if there shall occur during the term of this Agreement any (i) strike(s), lockout(s) or labor dispute(s), (ii) inability to obtain labor or materials, or reasonable substitutes therefor, (iii) acts of God, governmental restrictions, regulations or controls, enemy or hostile governmental action, civil commotion, fire, or other casualty, or (iv) other conditions similar to those enumerated in this Section beyond the reasonable control of the party obligated to perform. As the result of any of the above-described events, if the parties hereto shall fail punctually to perform any obligation on its part to be performed under this Agreement, then, upon written notice to the other, within ten (10) days of such event, such failure shall be excused and not be a breach of this Agreement by the party claiming an unavoidable delay, but only to the extent occasioned by such event. If any right or option of either party to take any action under or with respect to the term of this Agreement is conditioned upon the same being exercised within any prescribed period of time or at or before a named date, then such prescribed-period of time or such named date shall be deemed to be extended or delayed, as the case may be, upon written notice, as provided above, for a time equal to the period of the unavoidable delay. Notwithstanding anything contained herein to the contrary, the provisions of this Section shall not be applicable to the parties’ obligation to pay any sums, monies, costs, charges or expenses required to be paid pursuant to the terms of this Agreement.

19.15. Documentation. If necessary to carry out the intent of this Agreement, each party agrees to execute and provide to the other party any and all other instruments, documents, conveyances, assignments anal. agreements which may be necessary to effectuate, carry out and perform the terms, provisions and conditions of this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement on the date first written above.

AVG:

ALISO VIEJO GOLF, LP,
a California limited partnership

		By:	Glenwood Golf Corporation,
a California corporation
Attest:			its general partner

/s/ [Illegible]			By:	/s/ Paul Donnelly
Title:	Controller		Titl e:	President

Company:

LEGAV CORPORATION,
Attest:		a California corporation

/s/ [Illegible]		By:	/s/ Mark dietz
Title:	Ass. Secretary	Title:	Vice President

EXHIBITS TO JOINT VENTURE AGREEMENT

BY AND BETWEEN
ALISO VIEJO GOLF, LP
AND
LEGAV CORPORATION

E:\addison1b4927.01\142.009x.wpd

PROJECT LEGAL DESCRIPTION	A
COMMERCIAL PROPERTY DESCRIPTION	B
SITE PLAN	C-1, C-2
EASEMENT PROPERTY	D
DEFINITIONS	E
FORM OF LICENSE AGREEMENT	F

PROJECT LEGAL DESCRIPTION

EXHIBIT A

DESCRIPTION

THE LAND REFERRED TO IN THIS REPORT IS SITUATED IN THE STATE OF CALIFORNIA, COUNTY OF ORANGE, AND IS DESCRIBED AS FOLLOWS:

PARCEL A:

LOT 1 OF TENTATIVE TRACT NO, 13707, BEING A SUBDIVISION OF:

PARCEL 3 OF PARCEL MAP NO. 95-133 AS SHOWN ON A MAP FILED IN BOOK 290, PAGES 14 TO 19 OF PARCEL MAPS, RECORDS OF ORANGE COUNTY, CALIFORNIA.

EXCEPTING THEREFROM ONE-HALF OF ALL GAS, OIL, HYDROCARBONS, MINERALS AND OTHER SUBSTANCES LYING BELOW A DEPTH OF 500 FEET, BUT WITHOUT THE RIGHT TO ENTER UPON THE SURFACE OR SUBSURFACE OF’ THE PROPERTY ABOVE A DEPTH OF 500 FEET FOR ANY PURPOSE WHATSOEVER, AS RESERVED BY FIRST WESTERN BANK AND TRUST COMPANY, A CORPORATION, IN THE DEED RECORDED DECEMBER 4, 1961 IN BOOK 5931, PAGE 586 OF OFFICIAL RECORDS, AND RE-RECORDED DECEMBER 11, 1961 IN BOOK 5939, PAGE 534 OF OFFICIAL RECORDS.

PARCEL B:

THOSE PORTIONS OF THE SOUTHEAST QUARTER OF SECTION 32 AND THE SOUTHEAST QUARTER OF SECTION 33, ALL IN TOWNSHIP 6 SOUTH, RANGE 8 WEST, SAN BERNARDINO MERIDIAN, ACCORDING TO THE OFFICIAL PLAT THEREOF FILED IN THE GENERAL LAND OFFICE ON JANUARY 1, 1874 DESCRIBED AS FOLLOWS:

BEGINNING AT THE CENTERLINE INTERSECTION OF CALLE SONORA OESTE AND CALLE SONORA ESTE, AS SHOWN ON MAP OF TRACT NO. 7935, IN SAID COUNTY, RECORDED IN BOOK 340, PAGES 14 THROUGH 18 INCLUSIVE OF MISCELLANEOUS MAPS, RECORDS OF ORANGE COUNTY; THENCE LEAVING SAID INTERSECTION NORTH 59 DEG. 32’ 22” EAST 601.17 FEET TO THE TRUE POINT OF BEGINNING; THENCE SOUTH 82 DEG. 57’ 15” EAST 89.68 FEET; THENCE SOUTH 54 DEG. 08’ 49” EAST 169.03 FEET; THENCE SOUTH 29 DEG. 36’ 16” EAST 303.64 FEET; THENCE SOUTH 65 DEG. 35’ 32” EAST 540.32 FEET; THENCE NORTH 24 DEG. 24’ 28” EAST 491.98 FEET; THENCE NORTH 21 DEG. 55’ 19” WEST 274.09 FEET; THENCE NORTH 32 DEG. 00’ 20” EAST 113.21 FEET; THENCE SOUTH 68 DEG. 33’ 08” EAST 300.83 FEET; THENCE SOUTH 35 DEG. 45’ 42” EAST 237.84 FEET; THENCE SOUTH 29 DEG. 41’ 38” EAST 139.29 FEET; THENCE SOUTH 29 DEG. 44’ 41” WEST 225.74 FEET; THENCE SOUTH 80 DEG. 47’ 20” WEST 262.38 FEET; THENCE SOUTH 24 DEG. 24’ 28” WEST 366.57 FEET; THENCE SOUTH 6 DEG. 09’ 18” EAST 245.58 FEET; THENCE SOUTH 46 DEG. 41’ 05” WEST 345.00 FEET; THENCE NORTH 48 DEG. 13’ 55” WEST 679.53 FEET; THENCE NORTH 24 DEG. 19 02” WEST 262.27 FEET; THENCE NORTH 37 DEG. 10’ 27” WEST 150.60 FEET; THENCE NORTH 16 DEG. 21’ 54” WEST 262:64; THENCE NORTH 02 DEG; 42’ 02” EAST 212.24’ FEET TO THE TRUE’POINT OF BEGINNING.

ALSO EXCEPTING ONE-HALF OF ALL GAS, OIL, HYDROCARBONS, MINERALS AND OTHER SUBSTANCES LYING BELOW A DEPTH OF 500 FEET, BUT WITHOUT THE RIGHT TO ENTER UPON THE SURFACE OR SUBSURFACE OF THE PROPERTY ABOVE A DEPTH OF 500 FEET FOR ANY PURPOSE WHATSOEVER, AS RESERVED BY FIRST WESTERN BANK AND TRUST COMPANY, A CORPORATION IN THE DEED RECORDED DECEMBER 4, 1961 IN BOOK 5931, PAGE 586 OF OFFICIAL RECORDS, AND RECORDED DECEMBER 13, 1961 IN BOOK 5939, PAGE 534 OF OFFICIAL RECORDS.

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DESCRIPTION

THE LAND REFERRED TO IN THIS REPORT IS SITUATED IN THE STATE OF CALIFORNIA, COUNTY OF ORANGE, AND IS DESCRIBED AS FOLLOWS:

PARCEL A:

LOTS 4 AND 5 OF TRACT NO. 14449, AS SHOWN ON A MAP FILED IN BOOK 693, PAGES 46 TO 50, INCLUSIVE OF MISCELLANEOUS MAPS, RECORDS OF ORANGE COUNTY, CALIFORNIA.

EXCEPTING THEREFROM ONE HUNDRED PERCENT (100%) OF ALL RIGHTS TO OIL, GAS AND OTHER HYDROCARBON AND MINERAL SUBSTANCES LYING UNDER OR THAT MAY BE PRODUCED FROM THE ABOVE DESCRIBED LAND, TOGETHER WITH ONE HUNDRED PERCENT (100%) OF ALL RIGHTS TO THE PROCEEDS THEREFROM AND ONE HUNDRED PERCENT (100%) OF ALL RENTS, BONUSES AND PROFITS ACCRUING THEREFROM; WITHOUT, HOWEVER, ANY RIGHTS INCLUDING RIGHTS OF ENTRY IN OR WITH RESPECT TO ANY PORTION OF THE SURFACE OR SUBSURFACE TO A VERTICAL DEPTH OF 500 FEET FROM THE SURFACE, AS THE SAME MAY FROM TIME TO TIME EXIST, BY DEEDS RECORDED SEPTEMBER 20, 1976 IN BOOK 11908, PAGES 567 AND 568 OF OFFICIAL RECORDS.

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COMMERCIAL PROPERTY DESCRIPTION

PARCEL ONE:

Lots 1, 2 and 3 of Tract No. 14449, Recorded on December 15, 1992, in Book 693 at Pages 46 through 50, inclusive, of Miscellaneous Maps of Orange County, California.

EXCEPTING AND RESERVING UNTO GRANTOR, its successors or assigns, together with the right to grant and transfer all or a portion of the same, as follows:

A. All previously unreserved minerals, oil, gas, petroleum and other hydrocarbon substances in or under or which may be produced from said Property which underlies a plane parallel to and five hundred feet (500’) below the present surface of said Property for the purpose of prospecting for, the exploration, development, production, extraction and taking of said minerals, oil, gas, petroleum and other hydrocarbon substances from said Property but without the right to enter upon the surface or any portion thereof above said plane parallel to and five hundred feet (500’) below the present surface of the said Property for any purpose whatsoever.

B. Easements for access, ingress, egress, maintenance, repair and for other purposes all as described in (i) the Declaration of Covenants, Conditions and Restrictions for Aliso Viejo Community Association, dated April 1, 1982, and recorded on April 6, 1982, as Instrument No. 82-118353, of Official Records of Orange County, California, and (ii) the Notice of Annexation and Supplemental Declaration of Covenants, Conditions and Restrictions for Lots 1, 2 and 3, Tract 14449 (Delegate District No. 25) of Aliso Viejo Community Association to be recorded in the Official Records of Orange County, California (collectively, the “Declaration”).

PARCEL TWO:

Nonexclusive easements for access, ingress, egress, maintenance, repair and for other purposes, all as described in the Declaration.

SAID DESCRIPTION TO BE MODIFIED PURSUANT TO THE LOT LINE ADJUSTMENTS BETWEEN THE HOTEL SITE, COMMERCIAL.PROPERTY, AND REAL PROPERTY SET FORTH ON THE SITE PLAN, ATTACHED AS EXHIBIT C-1 AND EXHIBIT C-2.

EASEMENT PROPERTY

DEPICTION OF EQUESTRIAN EASEMENT HELD BY GOLDEN RAIN FOUNDATION

The Equestrian Easement is shown as “Recreational Equestrian Center” on this description:

[Map]

DEFINITIONS

All capitalized terms referenced or used in the Joint Venture Agreement (the “Agreement”) and not specifically defined therein shall have the meaning set forth below in this Exhibit E, which is attached to and made a part of the Agreement for all purposes. The section, paragraph and exhibit references herein refer to the Sections, Paragraphs and Exhibits in and to the Agreement.

1.1. Act. The term “Act” shall mean the California Uniform Partnership Act, as from time to time amended.

1.2. Affiliate. The term “Affiliate” shall mean (i) if Venturer is a corporation, a corporation which wholly owns the Venturer or an entity wholly owned by either a Venturer or an entity which wholly owns the Venturer; a partnership whose general partners are such entities; or a limited liability company whose members are such entities; or (ii) if the Venturer is a partnership, an entity which has such relationship to Venturers’ general partners.

1.3. Annual Operations Budget. The term “Annual Operations Budget” shall be defined as the annual operations budget of the Joint Venture to be prepared pursuant to Paragraph 7.1.1.

1.4. AVG Investment. The term “AVG Investment” shall mean AVG’s initial costs to date expended in connection with the acquisition and development of the South Tract and the North Tract, including deposits, carrying costs, development advances, property taxes, and similar expenses, but excluding costs paid with proceeds from the Primary Loans. AVG will supply documentation acceptable to Company to justify said costs.

1.5. Budgets. The term “Budgets” shall have the meaning set forth in Section 7.1.

1.6. C.P.I. The term “C.P.I.” shall mean the Consumer Price Index for All Urban Consumers, All Items (1982-84=100), from time to time published by the Bureau of Labor Statistics, United States Department of Labor for Aliso Viejo, Orange County, California, or if none is published for said city, then the metropolitan area closest to the city in which the Property is situated and for which the Bureau of Labor Statistics does publish such information. In the event the Consumer Price Index shall be discontinued, the Bureau of Labor Statistics shall be requested to furnish a new index comparable to the Consumer Price Index, together with information which will make possible the conversion of the new index. If for any reason the Bureau of Labor Statistics does not furnish such index and information, the parties hereto shall thereafter accept and use such other index or comparable statistics regarding the cost of living for Aliso Viejo, Orange County, California, or the closest metropolitan area for which the Bureau of Labor Statistics does publish such information, as the case may be, which shall be computed and published by an agency of the United States or by a responsible financial periodical or recognized authority then to be selected by the parties. Notwithstanding the foregoing, the parties agree that the increase in the C.P.I. shall not. exceed three percent (3%) per year during the term of the Agreement.

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1.7. Capital Contributions. The term “Capital Contributions” shall mean (i) the Initial Capital Contributions, and (ii) the amount a Venturer advances to the Joint Venture as a loan and/or capital contribution pursuant to the provisions of Section 4.4 hereof to fund a Venturer’s Percentage Interest or a lesser portion of any (i) Negative Net Cash Flow, or (ii) Deficit Capital Costs incurred by the Joint Venture.

1.8. Capital Costs. The term “Capital Costs” shall mean the amount of investment required to be expended by the Joint Venture to fund (i) the construction of the Improvements and development of the Club, and (ii) any capital improvements or replacements, if any, to the Improvements, as provided for in the Capital Expenditures Budget

1.9. Capital Expenditures Budget. The term “Capital Expenditures Budget” shall be defined as the budget for capital expenditures of the Club as set forth in Paragraph 7.1.2.

1.10. Capital Reserve. The term “Capital Reserve” shall mean those amounts periodically established by the Management Committee, as defined herein, and allocated to an account for capital replacements and repairs and capital improvements approved by the Management Committee within and to the Club.

1.11. Closing Date. The term “Closing Date” shall have the meaning set forth in Section 3.3.

1.12. Club. The term “Club” shall be defined as the club facilities to be built and known as “Aliso Viejo Golf Club at Aliso Viejo” located on the Real Property.

1.13. Club Consultant. The term “Club Consultant” shall mean GGC Management, Inc., a California corporation, owned by one of the Venturers, which is contemporaneously herewith entering into the Club Consulting Agreement with the Joint Venture.

1.14. Club Consulting Agreement. The term “Club Consulting Agreement” shall mean the Club Consulting Agreement of even date herewith by and between the Joint Venture and the Club Consultant pursuant to which the Club Consultant is retained to manage the Club.

1.15. Club Facilities. The term “Club Facilities” shall be defined as the facilities to be built (including the Golf Course Improvements, clubhouse facility, other clubhouse facilities, clubhouse. grounds, parking lots, and golf course maintenance building), located on the Real Property.

1.16. Club Loans. The term “Club Loans” shall be defined as the approximate amount of TWENTY-THREE MILLION DOLLAR ($23,000,000.00) loans to be made by Textron Financial Corporation and the Mezzanine Lender, or such other lender or lenders mutually acceptable to AVG and Company, to the Joint Venture for the construction and development costs of the Improvements.

1.17. Commercial Property. The term “Commercial Property” shall be defined as those certain tracts of land, described on Exhibit B attached hereto.

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1.18. Construction and Development Plans. The term “Construction and Development Plans” shall mean all plans and specifications for the Golf Facilities, including elevations, plot plans, design, landscaping and other information necessary to adequately convey the design, appearance, configuration and construction of the Golf Facilities.

1.19. Consulting Fee. The term “Consulting Fee” shall have the meaning set forth in Section 6.6.

1.20. Contribution Conditions Precedent. The term “Contribution Conditions Precedent” shall have the meaning set forth in Section 3.3.

1.21. Contribution Date. The term “Contribution Date” shall be defined as the date on which all the Contribution Conditions Precedent have been met, including the funding of the Club Loans.

1.22. Controlling Interest. The term “Controlling Interest” shall have the meaning set forth in Section 16.3.

1.23. Deficit Capital Costs. The term “Deficit Capital Costs” shall mean the amount of a projected or actual deficit in the amount of Positive Net Cash Flow, as determined by the Management Committee, necessary to fund the required Capital Costs of the Joint Venture.

1.24. Deficit Loan. The term “Deficit Loan” shall have the meaning set forth in Paragraph 17.3.1.

1.25. Development Budget. The term “Development Budget” shall mean the budget for the construction and development of the Golf Course Improvements approved by the Management Committee and the lenders of the Club Loans.

1.26. Development and Construction Management Agreement. The term “Development and Construction Management Agreement” shall mean the Development and Construction Management Agreement of even date herewith by and between the Joint Venture and the Development and Construction Manager pursuant to which the Development and Construction Manager is retained to develop and construct the Club Facilities.

1.27. Development and Construction Manager. The term “Development and Construction Manager” shall mean AMH Golf Corp., a California corporation, which is contemporaneously herewith entering into the Development and Construction Management Agreement with the Joint Venture.

1.28. Equity Interest. The term “Equity Interest” shall have the meaning set forth in Section 4.4.

1.29. Expenditures. The term “Expenditures” shall mean the following expenses incurred and accounted for on an accrual basis, utilizing generally accepted accounting principles and any other cash outlays incurred by the Joint Venture, pursuant to the approved Development Budget

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(until the completion of the Project and including expenses incurred subsequent to the execution date of the Agreement) and Annual Operations Budget, in connection with the acquisition, development, management, and additional construction requirements of the Club in connection with the normal course of conducting and operating the business affairs of the Club, including, but not limited to, the following:

1.29.1. Salaries, wages, commissions, employee benefits (including reasonable profit sharing programs) and payroll expenses of all employees employed by the Joint Venture in the direct operation of the Club;

1.29.2. Actual construction and development costs incurred to construct all Improvements or to acquire all Property required for the initial and ongoing development of the Club;

1.29.3. All management fees, incentive fees, out-of-pocket expenses, and other sums paid to (i) the Club Consultant pursuant to the terms and conditions of the Club Consulting Agreement, and (ii) the Development and Construction Manager pursuant to the terms and conditions of the Development and Construction Management Agreement;

1.29.4. Principal, interest, and any profit interest payments and all other amounts due on (i) the Club Loans, (ii) any subsequent refinancing of the Club Loans, or (iii) any additional loans to the Joint Venture with respect to the Club, as approved by the Management Committee and as reported on the statement of cash flows;

1.29.5. Accounting and computer hardware and software fees payable by the Joint Venture for accounting and computer services;

1.29.6. An accrued expense for insurance and property taxes each Fiscal Month in an amount or at a rate that is sufficient to pay such insurance premiums and property taxes when they become due and payable;

1.29.7. Insurance premiums and taxes, to the extent not covered by the accrual established therefor;

1.29.8. Office supplies, postage, printing, and routine operating expenses incurred in the operation of the Club;

1.29.9. A deposit or credit to the Capital Reserve, as permitted herein;

129.10. Maintenance and repairs to the Club and the Improvements, to the extent not paid from the Capital Reserve established therefor. All expenditures resulting in the acquisition or construction of equipment or other property with a useful life of one (1) year or more or which would, under generally accepted

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accounting principles, be classified as a capital expenditure (allowing, however, an exception for materiality of FIVE HUNDRED DOLLARS ($500.00) or less for any given item), shall be paid from and charged against the Capital Reserve and shall not be separately deducted hereunder;

1.29.11. All legal fees incurred in the development and operation of the Club;

1.29.12. Marketing, advertising and promotional costs and expenses;

1.29.13. Principal and interest payments due on any Third-Party Equity Loan or Equity Loan;

1.29.14. Fees, costs, and other charges associated with financing commitments and the Club Loan;

1.29.15. Equipment lease and rental payments paid by the Joint Venture concerning the operation of the Club;

1.29.16. Maintenance of level of Working Capital required for the operation of the Club, as permitted herein;

1.29.17. Reasonable travel expenses of employees of the Club incurred directly in connection with the Club’s business;

1.29.18. Provision for uncollectible accounts receivable previously included within Gross Revenues, to the extent they remain unpaid ninety (90) days after the first billing;

1.29.19. The costs of utilities, including, but not limited to, gas, water, electricity and telephone in connection with the operation of the Club;

1.29.20. Replacement of inventories of maintenance parts and supplies, food stores and bar supplies and other inventories and supplies used in Club operations after due consideration to actual quantities on hand at the end of each fiscal period;

1.29.21. Replacement of broken, lost or damaged silver, chinaware, glassware, cooking utensils, and other similar, items;

1.29.22. The costs of entertainment at any of the restaurant or private club facilities included in the Club, including vocalists and bands;

1.29.23. Auditing, accounting costs, computer fees, and legal fees incurred in respect of the operation of the Club;

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1.29.24. Any financial management and accounting fees paid to ClubCorp Financial Management Company, or other entities for similar services;

1.29.25. All other customary and reasonable expenses incurred in the operation of the Club and the Improvements;

1.29.26. Any Negative Net Cash Flow from any previous Fiscal Month, to the extent such Negative Net Cash Flow has not been previously deducted as an Expenditure.

Expenditures shall not include (i) depreciation, or (ii) any amounts expended from a reserve account. Any provision aforesaid resulting in a double deduction from Expenditures shall be allowed only once.

1.30. Financial Statements. The term “Financial Statements” shall mean a balance sheet of the Joint Venture as of the close of a fiscal period, a statement of income and expense, and a cash flow statement (including Gross Revenues, Expenditures, and Positive or Negative Net Cash Flow) for that portion of the Fiscal Year then ended, prepared in conformity with generally accepted accounting principles, applied on a basis consistent with that of the preceding period, or containing disclosures of either the effect on the financial position or the results to operations from any such change in the application of generally accepted accounting principles during the period, and certified as accurate by an executive officer of the Club Consultant.

1.31. Financing Lender. The term “Financing Lender” shall have the meaning set forth in Paragraph 15.1.4.

1.32. Fiscal Month. The term “Fiscal Month” shall mean a consecutive 28-day period, or a portion thereof, during a Fiscal Year commencing on the first day following the termination of the prior Fiscal Month, provided that the last Fiscal Month in each Fiscal Year shall end on the last day of such Fiscal Year. The first Fiscal Month of each Fiscal Year shall commence on the first day of each Fiscal Year; provided, however, that for purposes hereof, the first Fiscal Month may be a short period commencing on the execution date of the Agreement and ending on that date which would have been the ending date for such Fiscal Month if such Fiscal Month had been part of a Fiscal Year commencing on the Thursday following the last Wednesday in the December immediately preceding the execution date of the Agreement.

1.33. Fiscal Quarter. The term “Fiscal Quarter” shall mean a division of a Fiscal Year, as hereinafter defined. There shall be four (4) Fiscal Quarters in each Fiscal Year, the first three of which shall consist of three (3) Fiscal Months and the last of which shall consist of four (4) Fiscal Months. The first Fiscal Quarter of each Fiscal Year shall commence on the first day of each Fiscal Year and the last Fiscal Quarter shall end on the last day of the Fiscal Year.

1.34. Fiscal Year. The term “Fiscal Year” shall mean a period commencing on the Thursday following the last Wednesday in December during each calendar year and ending on the last Wednesday of the next following December; provided, however, that for purposes hereof, the first

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Fiscal Year shall be a short period commencing on the execution date hereof and ending on the last Wednesday of the following December.

1.35. Golf Course Improvements. The term “Golf Course Improvements” shall mean the 27-hole golf course to be constructed and located on the Real Property, cart paths, practice range, teaching school, putting green, maintenance facility, parking facilities, and any related improvements placed or to be located on the Real Property.

1.36. Gross Receipts. The term “Gross Receipts” shall mean all receipts of the Joint Venture recognized during, on, or after the date hereof from all business conducted at, related to, or from the Real Property by the Joint Venture, and shall include, but not be limited to, all Gross Revenues, as defined in Section 1.37, plus (i) all Capital Contributions, (ii) the net proceeds received by the Joint Venturer from the Club Loans, (iii) all refinancing and additional loans approved by the Management Committee, (iv) net insurance proceeds, and (v) any other proceeds received but previously not included in Gross Revenues.

1.37. Gross Revenues. The term “Gross Revenues” shall mean all revenues of the Joint Venture, computed on an accrual basis, recognized during or after the first Fiscal Month beginning on or after the date hereof from all business conducted upon, related to, or from the Property by the Joint Venture, and shall include, but not be limited to, all proceeds from the sale of any portion of the Real Property, and condemnation proceeds. Gross Revenues shall also include all revenues related to or derived from the operation of the Club, computed on an accrual basis, from cash or credit transactions, recognized during or after the first Fiscal Month beginning on or after the Closing Date, and shall include, but shall not be limited to, guest fees, income derived from the investment of Gross Revenues, the amount of all sales (wholesale or retail) of food, beverages, goods, wares or merchandise on, at, or from the Property, or for services of any nature performed on, at, or from the Property, determined in accordance with generally accepted accounting principles applied on a consistent basis. Gross Revenues shall be reduced by any refunds, rebates, discounts and credits of a similar nature given, paid or returned in the;) course of obtaining such Gross Revenues. Gross Revenues shall not include applicable gross revenues, admission, cabaret, excise, sales and use taxes, or similar governmental charges collected directly from members or their guests or as a part of the sales price of any goods or services.

1.38. Hotel Site. The term “Hotel Site” shall mean the approximately six and one-half (6.50) acres of the Real Property, which includes the clubhouse site, plus easements for the parking area existing or to be developed for the benefit of the Hotel Site and the Club Facility, subject to reciprocal access and parking easements and other arrangements reasonably necessary to assure access and sufficient legal parking for the Hotel Site and the Club Facility to be approved by the Venturers, not to be unreasonably withheld, and as more particularly depicted on the Site Plan.

1.39. Improvements. The term “Improvements” shall be defined as all improvements, Golf Course Improvements structures and fixtures placed, constructed or installed, or to be placed, constructed or installed, on the Real Property for the Club.

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1.40. Initial Capital Contributions. The term “Initial Capital Contributions” shall mean those amounts to be contributed by AVG and Company as set forth in Section 4.1.

1.41. Initial Deposit. The term “Initial Deposit” shall mean the sum of FIVE HUNDRED THOUSAND DOLLARS ($500,000.00) to be advanced by Company on the execution date of the Agreement.

1.42. Institutional Lender. The term “Institutional Lender” shall mean a lender with a net worth of at least FIFTY MILLION DOLLARS ($50,000,000.00), i.e., Textron Financial Corporation, etc.

1.43. Intangible Personal Property. The term “Intangible Personal Property” shall be defined as all intangible personal property of any nature owned by the Joint Venture in connection with the operation of the Club, including, but not limited to, all permits, security deposits, contract rights, water rights, utility permits, logos, service marks, and the use of the name “Aliso Viejo Golf Club at Aliso Viejo” and any derivative thereof.

1.44. Loan Funds. The term “Loan Funds” shall mean the Club Loans funded pursuant to the Textron Commitment and the Mezzanine Loan Term Sheet to fund the cost and expense to design, construct, install and equip the Golf Course Facilities.

1.45. Major Policy Decision. The term “Major Policy Decision” shall mean any proposed action of the Joint Venture which would have a substantial impact on the development of the Property or the business operations of the Joint Venture, including a sale of assets, an amendment of the Agreement, approval of operating or franchise agreements, design contracts, financing agreements, construction budgets, management contract, decisions not to seek financing for operating deficits, approval of contracts in excess of one (1) year in length, approval of capital expenditures in excess of FIFTY THOUSAND DOLLARS ($50,000.00), refinancing of existing debt, in whole or in part, changes in operating concept for the Property, commencement of any legal action if the amount or issue exceeds FIFTY THOUSAND DOLLARS ($50,000.00), decisions on making Capital Contributions and decisions on removing or replacing the Managing Partner.

1.46. Management Committee. The term “Management Committee” shall have the meaning set forth in Section 6.1 hereof.

1.47. Managing Partner(s). The term “Managing Partners)” shall have the meaning set forth in Section 6.4 hereof.

1.48. Managing Partner’s Percentage Fee. The term “Managing Partner’s Percentage Fee” shall have the meaning set forth in Section 6.7.

1.49. Mezzanine Lender. The term “Mezzanine Lender” shall mean the Affiliates of the Venturers, pursuant to Section 4.3, or such other lender as may be mutually agreeable to the Venturers.

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1.50. Mezzanine Loan. The term “Mezzanine Loan” shall mean the loan transactions between the Joint Venture and the Mezzanine Lender, as evidenced by the Mezzanine Loan Documents.

1.51. Mezzanine Loan Documents. The term “Mezzanine Loan Documents” shall mean the loan documentation for the loan transaction between the Joint Venture and Mezzanine Lender approved by the Mezzanine Lender and the Venturers.

1.52. Negative Net Cash Flow. The term “Negative Net Cash Flow” shall mean that amount by which Expenditures exceed Gross Receipts for the period involved.

1.53. Percentage Interest. The term “Percentage Interest” shall have the meaning set forth in Section 5.1.

1.54. Personal Property. The term “Personal Property” shall mean all equipment, machinery, fixtures, furnishings, accessories, and other tangible personal property placed or installed, or to be placed or installed, on or about the Real Property and used as a part of or in connection with the operation of the Improvements and the Club.

1.55. Positive Net Cash Flow. The term “Positive Net Cash Flow” shall mean the amount by which Gross Receipts exceed Expenditures for the period involved.

1.56. Primary Loan or Primary Loans. The term “Primary Loan” or “Primary Loans” shall mean, individually or jointly, the loans to AVG by (i) Mission Viejo Company in the amount of approximately TWO MILLION TWENTY-FIVE THOUSAND DOLLARS ($2,025,000.0), and (ii) by AMH Golf Corp. and LEGAV Corporation, in the amount of ONE MILLION SIX HUNDRED THOUSAND DOLLARS ($1,600,000.00).

1.57. Priority Return. The term “Priority Return” shall mean a sum equal to an” annual rate of ten percent (10%) compounded monthly, cumulative to the extent not distributed, of the average daily positive balance of each Venturer’s capital account.

1.58. Project. The term “Project” shall be defined as the planned development to be located on the certain parcel or parcels of land near Aliso Viejo, California, as more specifically described in Exhibit A.

1.59. Property. The term “Property” shall be defined as (i) the Real Property, (ii) the Improvements, (in) the Golf Course Improvements, (iv) the Personal Property, (v) the lntangible Personal Property, and (vi) any other properties or assets of the Joint Venture, tangible or intangible, real or personal.

1.60. Real Property. The term “Real Property” shall mean those certain tracts of land near Aliso Viejo, California, as more specifically described in Exhibit A.

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